UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a‑12
TELENAV, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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T +1 408.245.3800 F +1 408.245.0238 E IR@telenav.com 4655 Great America Parkway, Suite 300 Santa Clara, CA 95054 www.telenav.com
October 10, 2019
Dear Stockholders:
We are pleased to invite you to attend our 2019 Annual Meeting of Stockholders to be held on November 20, 2019 at 10:00 a.m. Pacific Time, at our headquarters located at 4655 Great America Parkway, Suite 300, Santa Clara, CA 95054 (the “2019 Annual Meeting”). We are making this Notice of 2019 Annual Meeting, Proxy Statement and proxy card or written voting instruction form available to you on or about October 10, 2019.
We are furnishing proxy materials to stockholders primarily over the Internet. We believe that this process expedites stockholders’ receipt of proxy materials, lowers the costs of our 2019 Annual Meeting and conserves natural resources. On or about October 10, 2019, we mailed our stockholders a notice that includes instructions on how to access our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended June 30, 2019 (the “Annual Report”) and how to vote online. We also include in the notice instructions on how you can request a paper copy of the proxy materials, including the Notice of 2019 Annual Meeting, Proxy Statement and proxy card or written voting instruction form.
We describe details regarding admission to the 2019 Annual Meeting and the business to be conducted at the 2019 Annual Meeting in this Notice of 2019 Annual Meeting and Proxy Statement. We include a copy of our Annual Report with the Proxy Statement for those stockholders who are receiving paper copies of the proxy materials.
Please use this opportunity to take part in the affairs of Telenav by voting on the business to come before this meeting. Regardless of whether you plan to attend the meeting, we urge you to vote your proxy as soon as possible. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person, and may save us from incurring additional proxy solicitation costs.
Thank you for your ongoing support of Telenav. We look forward to seeing you at our 2019 Annual Meeting.

TELENAV, INC.

Dr. HP Jin
Chair of the Board of Directors, President and Chief Executive Officer
Santa Clara, California

TELENAV, INC.
4655 Great America Parkway, Suite 300
Santa Clara, CA 95054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Wednesday, November 20, 2019
We will hold the 2019 Annual Meeting of Stockholders of Telenav, Inc. on Wednesday, November 20, 2019, at 10:00 a.m. Pacific Time, at our offices, located at 4655 Great America Parkway, Suite 300, Santa Clara, CA 95054, for the following purposes (as more fully described in the proxy statement accompanying this notice):

1.
The election of two Class I directors named in the accompanying proxy statement to serve for a term of three years until the 2022 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To approve Telenav’s 2019 Equity Incentive Plan and its material terms;

3.	To approve Telenav’s 2019 Employee Stock Purchase Plan and its material terms;

4.	To ratify the appointment of Grant Thornton LLP as Telenav’s independent registered public accounting firm for the fiscal year ending June 30, 2020;

5.	To conduct a nonbinding advisory vote on executive compensation; and

6.	To transact such other business as may properly come before the meeting.
Stockholders of record at the close of business on September 24, 2019 are entitled to vote at the 2019 Annual Meeting and we cordially invite them to attend the meeting. However, to ensure your representation at the meeting, we urge you to vote over the Internet, by telephone or by mailing a proxy card or written voting instruction form. YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE MEETING. A MAJORITY OF OUR OUTSTANDING SHARES MUST BE REPRESENTED IN PERSON OR BY PROXY AT THE MEETING TO CONSTITUTE A QUORUM.

By Order of the Board of Directors,

Dr. HP Jin
Chair of the Board of Directors, President and Chief Executive Officer
Santa Clara, California
October 10, 2019

-i-

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS:

THE NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT AND OUR 2019 ANNUAL REPORT ON FORM 10-K, ARE AVAILABLE AT
HTTP://INVESTOR.TELENAV.COM/ANNUAL-REPORT-AND-PROXY.

-ii-

TELENAV, INC.
2019 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

-ii-

TELENAV, INC.
4655 Great America Parkway, Suite 300
Santa Clara, CA 95054
PROXY STATEMENT
FOR 2019 ANNUAL MEETING OF STOCKHOLDERS
INTERNET AVAILABILITY OF PROXY MATERIALS
We are furnishing proxy materials to our stockholders primarily via the Internet. On or about October 10, 2019, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions how to access our proxy statement, our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 (“Annual Report”), and proxy card or written voting instruction form (collectively, the “proxy materials”). Stockholders will have the ability to access the proxy materials on the Internet, or to request a printed set of the proxy materials by mail by following the instructions in the Notice of Internet Availability of Proxy Materials. By furnishing a Notice of Internet Availability of Proxy Materials and access to our proxy materials by the Internet, we expect to lower our costs and reduce the environmental impact of our 2019 Annual Meeting.
The Notice of Internet Availability of Proxy Materials also provides instructions how you may request that we send future proxy materials to you by electronic mail or by mail in printed form. If you choose to receive future proxy materials by electronic mail, you will receive an electronic mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by electronic mail or in printed form will remain in effect until you terminate it. We encourage you to choose to receive future proxy materials by electronic mail, which will allow us to provide you with the information you need in a more timely manner, save us the cost of printing and mailing documents to you and conserve natural resources.
QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND THE 2019 ANNUAL MEETING

Q:	Why am I receiving these materials?

A:
Our board of directors has made these materials available to you on the Internet or is providing printed proxy materials to you in connection with the solicitation of proxies for use at our annual meeting of stockholders, which will take place on Wednesday, November 20, 2019 at 10:00 a.m. Pacific Time, at our headquarters located at 4655 Great America Parkway, Suite 300, Santa Clara, CA 95054 (the “2019 Annual Meeting”). As a stockholder, you are invited to attend the 2019 Annual Meeting and vote on the items of business we describe in this proxy statement.

Q:	What items of business will be voted on at the 2019 Annual Meeting?

A:	The items of business scheduled to be voted on at the 2019 Annual Meeting are:

•	To elect two Class I directors named in this proxy statement to serve for a term of three years until the 2022 annual meeting of stockholders or until their successors are duly elected and qualified;

•	To approve our 2019 Equity Incentive Plan and its material terms;

•	To approve our 2019 Employee Stock Purchase Plan and its material terms;

•	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2020 (“fiscal 2020”); and

•	To conduct a nonbinding advisory vote on executive compensation.
We will also consider any other business that properly comes before the 2019 Annual Meeting.

Q:	How does the board of directors recommend that I vote?

A:	Our board of directors recommends that you vote your shares:

•	“FOR” the election of each of the Class I nominees to the board of directors;

•	“FOR” the approval of our 2019 Equity Incentive Plan and its material terms;

•	“FOR” the approval of our 2019 Employee Stock Purchase Plan and its material terms;

•	“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2020; and

•	“FOR” the approval, on an advisory and nonbinding basis, of our executive compensation.

Q:	What information is contained in these proxy materials?

A:
The proxy materials relate to the proposals to be voted on at the 2019 Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, corporate governance and information on our board of directors and certain other required information. Our Annual Report also includes information about our business, financial condition and the risks we face.

Q:	What shares can I vote?

A:
Each share of our common stock issued and outstanding as of the close of business on September 24, 2019 (the “Record Date”) is entitled to be voted on all items being voted on at the 2019 Annual Meeting. You may vote all shares you owned as of the Record Date, including (1) shares you hold directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On the Record Date there were 48,566,035 shares of our common stock issued and outstanding.

Q:	How many votes am I entitled to per share?

A:	For all matters we describe in this proxy statement and for which we are soliciting your vote, you are entitled to one vote for each share of common stock held as of the Record Date.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record
If you hold your shares directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and we sent the proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us, to a third party, or to vote in person at the 2019 Annual Meeting. If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also vote on the Internet or by telephone, as we describe in the proxy materials and below under the heading “How can I vote my shares without attending the 2019 Annual Meeting?”.
Beneficial Owner
If you hold your shares in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, you are considered the beneficial owner of shares held in street name, and that organization may have forwarded to you the proxy materials. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and we also invite you to attend the 2019 Annual Meeting.
A beneficial owner is not the stockholder of record. Instead, as a beneficial owner, you have the right to vote your shares in person at the 2019 Annual Meeting only if you obtain from the broker, bank, trustee, or nominee that holds your shares a “legal proxy” giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the 2019 Annual Meeting, you may vote by proxy over the Internet or by telephone, as we describe in the proxy materials and below under the heading “How can I vote my shares without attending the 2019 Annual Meeting?”.

Q:	How can I vote my shares in person at the 2019 Annual Meeting?

A:
You may vote shares you hold in your name as the stockholder of record in person at the 2019 Annual Meeting. You may also vote shares you hold beneficially in street name in person at the 2019 Annual Meeting if you obtain from the broker, bank, trustee, or nominee that holds your shares a legal proxy giving you the right to vote the shares. Even if you plan to attend the 2019 Annual Meeting, we recommend that you also submit your proxy or voting instructions as we describe below so that we will count your vote if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the 2019 Annual Meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2019 Annual Meeting. If you are a stockholder of record, you may vote by proxy over the Internet by following the instructions we provide in the proxy materials or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions we provide on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions we provide in the proxy materials, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction form your broker, bank, trustee, or nominee provided to you.

Q:	Can I change my vote or revoke my proxy?

A:
Subject to any rules your broker, bank, trustee or nominee may have, you may change your vote at any time prior to the taking of the vote at the 2019 Annual Meeting. If you are the stockholder of record, you may change your vote by: (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods we describe above (and until the applicable deadline for each method), (2) providing a written notice of revocation to our Corporate Secretary at Telenav, Inc., 4655 Great America Parkway, Suite 300, Santa Clara, CA 95054, prior to your shares being voted, or (3) attending the 2019 Annual Meeting and voting in person. Attendance at the meeting will not cause us to revoke your previously granted proxy unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the 2019 Annual Meeting and voting in person.

Q:	Is my vote confidential?

A:
We handle proxy instructions, ballots, and voting tabulations that identify individual stockholders in a manner that protects your voting privacy. We will not disclose your vote either among our employees or to third parties, except, as we deem necessary: (1) to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which we may forward to our management.

Q:	How can I attend the 2019 Annual Meeting?

A:
You are entitled to attend the 2019 Annual Meeting only if you were a stockholder as of the Record Date or you hold a valid proxy for the 2019 Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement for the period including the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures we outline above, we will not admit you to the 2019 Annual Meeting. For security reasons, we may search you and your bags prior to your admittance to the meeting.
The meeting will begin promptly at 10:00 a.m. Pacific Time on Wednesday, November 20, 2019.

Q:	How many shares must be present or represented to conduct business at the 2019 Annual Meeting?

A:
A majority of our issued shares of common stock outstanding as of the Record Date must be present in person or represented by proxy in order to hold the meeting and conduct business. This is called a quorum. Even if you wish to abstain from voting on some or all matters introduced at the meeting, we will count your shares for purposes of determining a quorum if you are present and vote in person at the meeting or have properly submitted a proxy card. We will count abstentions and broker nonvotes (described below) as present and entitled to vote and, therefore, included for the purpose of determining whether a quorum is present at the meeting.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” each of the nominees or your vote may be “WITHHELD” with respect to each nominee.
For all other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention will have the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, we will vote your shares as you instruct on such items. If no instructions are indicated, we will vote the shares as recommended by the board of directors.

Q:	What is the voting requirement to approve each of the proposals?

A:	A plurality of the votes cast is required for the election of the directors, which means that the nominees for director receiving the highest number of affirmative votes will be elected as directors.
The affirmative “FOR” vote of a majority of the votes cast on the proposal is required to (i) approve our 2019 Equity Incentive Plan and its material terms, (ii) approve our 2019 Employee Stock Purchase Plan and its material terms, (iii) ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2020, and (iv) approve, on an advisory and nonbinding basis, our executive compensation.
Approval of executive compensation arrangements is an advisory vote. Accordingly, the results will not be binding on us, the board of directors or the compensation committee; however, our compensation committee will consider the outcome of the votes when evaluating our executive compensation principles, design and practices.
If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker nonvotes.” Generally, broker nonvotes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and the beneficial owner does not provide voting instructions. In tabulating the voting result for any particular proposal, we will not consider broker nonvotes to be votes cast on that proposal. Thus, broker nonvotes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. We consider abstentions to be votes cast; accordingly, abstentions have the same effect as votes against the matter.
We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

Q:	Is cumulative voting permitted for the election of directors?

A:	No. You may not cumulate your votes for the election of directors.

Q:	What happens if additional matters are presented at the 2019 Annual Meeting?

A:
Other than the items of business we describe in this proxy statement, we are not aware of any other business to be acted upon at the 2019 Annual Meeting. If you grant a proxy, the persons named as proxy holders, Adeel Manzoor, our Chief Financial Officer, and Steve Debenham, our General Counsel or any of them or their substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as the board of directors may nominate.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be our Vice President, Finance, Stuart Mar. Broadridge Financial Solutions, Inc. will assist the inspector of elections with tabulating the votes.

Q:	Who will bear the cost of soliciting votes for the 2019 Annual Meeting?

A:
We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities.

Q:	Where can I find the voting results of the 2019 Annual Meeting?

A:
We will announce the preliminary voting results at the 2019 Annual Meeting. We will also disclose voting results on a Form 8-K we will file with the Securities and Exchange Commission (the “SEC”) within four business days after the 2019 Annual Meeting, which Form 8-K will also be available on our website.

Q:	How can I contact Telenav’s transfer agent?

A:
You can contact our transfer agent by either writing via U.S. mail to Computershare, P.O. Box 30170, College Station, TX 77842-3170 or via courier service to Computershare, 211 Quality Circle, Suite 210, College Station, TX 77845, or by telephoning (800) 962-4284 or, for foreign holders, (781) 575-3120. Computershare's shareholder website is www.computershare.com/investor.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:
We have adopted an SEC-approved procedure called “householding,” pursuant to which we deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of these stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials or to request that only a single copy of the proxy materials be delivered to an address, you may write, email or call us at the following:

Telenav, Inc.
Attn: Investor Relations
4655 Great America Parkway, Suite 300
Santa Clara, California 95054
Email: IR@telenav.com
Tel: (408) 245-3800
Fax: (408) 245-0238
Stockholders who hold shares through a stockbroker, bank, trustee or other nominee may contact their brokerage firm, bank, broker-dealer, trust or other similar organization to request information about householding.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:
Stockholder Proposals for Inclusion in Our Proxy Statement: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered timely for inclusion in our proxy statement for our 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”), our Corporate Secretary must receive the written proposal at our principal executive offices at the address set forth below no later than June 13, 2020. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Telenav, Inc.
Attn: Corporate Secretary
4655 Great America Parkway, Suite 300
Santa Clara, CA 95054
Email: CorporateSecretary@Telenav.com
Tel: (408) 245-3800
Fax: (408) 245-0238

Advance Notice Procedures for Proposals to be Brought Before Annual Meeting: Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is: (1) specified in the notice of a meeting given by or at the direction of our board of directors, (2) otherwise properly brought before the meeting by or at the direction of our board of directors, or (3) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2020 Annual Meeting, our Corporate Secretary must receive the written notice at our principal executive offices at the address set forth above:

•	no earlier than July 28, 2020, and

•	not later than the close of business on August 27, 2020.
In the event that we hold our 2020 Annual Meeting more than 30 days before or 60 days after the one-year anniversary date of the 2019 Annual Meeting, then our Corporate Secretary must receive notice of a stockholder proposal that is not intended to be included in our proxy statement no earlier than the 120th day prior to such annual meeting, and not later than the close of business on the later of the following two dates:

•	the 90th day before such annual meeting, or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.
If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.
Nomination of Director Candidates: You may propose director candidates for consideration by our board of directors. You should include with any such recommendations the nominee’s name and qualifications for membership on our board of directors, and direct the recommendation to our Corporate Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Corporate Governance—Process for Recommending Candidates for Election to the Board of Directors” on page 15.
To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that our Corporate Secretary receive the notice within the time period set forth above under “Advance Notice Procedures for Proposals to be Brought Before Annual Meeting.”
Copy of Bylaw Provisions: You may obtain a copy of our bylaws by accessing our filings on the SEC’s website at http://www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
Our board of directors has adopted a Code of Business Conduct and Ethics for all employees, officers and directors, as well as a Code of Ethics for Principal Executive and Senior Financial Officers and Section 16 Officers. You may access the full texts of our Code of Business Conduct and Ethics and our Code of Ethics for Principal Executive and Senior Financial Officers and Section 16 Officers on the investor relations portion of our website, http://investor.telenav.com/corporate-governance. We intend to disclose on this website any amendments to, or waivers from, a provision of these Codes that applies to our executive officers and directors. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Hedging Policy
Without the consent of our board of directors, we prohibit members of our board of directors, our executive officers, and our employees and consultants from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to our securities, including any hedging or similar transaction designed to decrease the risks associated with holding our securities.
Director Independence
In October 2019, our board of directors undertook a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise the ability to exercise independent judgment in carrying out his or her responsibilities. In making that determination, our board of directors considered all relevant facts and circumstances.
As a result of this review, our board of directors determined that each of Samuel Chen, Wes Cummins, Karen Francis, Douglas Miller, Randy Ortiz and Ken Xie are “independent directors” as defined under the rules of the Nasdaq Global Market, constituting a majority of directors of our board of directors as required by the rules of the Nasdaq Global Market.
Board Composition
Our board of directors currently comprises seven members. Our bylaws permit our board of directors to establish by resolution the authorized number of directors and the classification of directors.
Each class of directors is elected for a three-year term to succeed the class whose term is then expiring. The terms of the directors expire upon the election and qualification of successor directors at the 2019 Annual Meeting for the Class I directors, 2020 Annual Meeting for the Class II directors, and 2021 annual meeting of stockholders for the Class III directors.
Ms. Francis informed the Company in October 2019 that she would not be seeking re-election to our board at the 2019 Annual Meeting, when her current term as a director expires. She will continue to serve as a member of our board of directors until her current term expires on the date of the 2019 Annual Meeting. Accordingly, our board of directors has reduced the authorized number of its members to six, effective as of the date of the 2019 Annual Meeting.
We and our board of directors acknowledge with gratitude Ms. Francis’ years of service as a director and a colleague and the invaluable support and contributions she has provided to us.

In connection with our August 21, 2019 agreement with Nokomis Capital, L.L.C. and certain related persons, we agreed to appoint Mr. Cummins for election as a Class I director at our 2019 Annual Meeting with a term expiring at our 2022 annual meeting of stockholders. See “Proposal One—Agreement with Stockholders.”
The following table sets forth the classes, names, ages and positions of our directors as of October 10, 2019:

Name	Age	Position
Class I Directors
Samuel Chen (1)	68	Director
Wes Cummins (1)	42	Director
Karen Francis (2) (3) (4)	57	Lead Independent Director

Class II Directors
Douglas Miller (1) (3)	62	Director
Ken Xie (2) (3)	56	Director

Class III Directors
Dr. HP Jin	55	Chair of the Board of Directors, President and Chief Executive Officer
Randy Ortiz (1) (2) (3)	61	Director
____________________

(1)	Member of the audit committee.

(2)	Member of the compensation committee.

(3)	Member of the nominating and governance committee.

(4)	Ms. Francis will not be standing for re-election at the 2019 Annual Meeting.
Board Leadership Structure
Our board of directors believes that our chief executive officer is best situated to serve as its chair because he is the director most familiar with our business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the industry, while our chief executive officer brings company-specific experience and expertise. Our board of directors believes that the combined role of chair of the board and chief executive officer promotes strategy development and execution, and facilitates information flow between management and our board of directors, which are essential to effective governance.
In March 2016, our board created the position of lead independent director to serve as a liaison between our chief executive officer and the independent directors, and to facilitate discussions and deliberation among the independent directors in fulfilling their oversight responsibilities for our company. The lead independent director coordinates the activities of the other independent directors and performs such other duties and responsibilities as the board may determine. Ms. Francis currently serves as our lead independent director.

Board Meetings and Committees
During the fiscal year ended June 30, 2019 (“fiscal 2019”), our board of directors held 13 meetings. Each of the directors attended or participated in at least 75% of the meetings of the board of directors and all committees of the board on which he or she served during fiscal 2019.

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and governance committee.
Audit Committee. The audit committee generally oversees:

•	Our accounting and financial reporting processes as well as the audit and integrity of our financial statements;

•	The qualifications and independence of our independent registered public accounting firm;

•	The performance of our independent registered public accounting firm;

•	Our policies with respect to risk assessment and risk management pertaining to our financial, accounting and tax matters; and

•
Our compliance with our systems of disclosure controls and procedures, internal controls over financial reporting and compliance of our employees, directors and consultants with ethical standards we adopted.

The audit committee also has certain responsibilities, including the following:

•	Selecting and hiring the independent registered public accounting firm;

•	Supervising and evaluating the independent registered public accounting firm;

•	Evaluating the independence of the independent registered public accounting firm;

•	Approving audit and nonaudit services and fees;

•
Reviewing financial statements and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements, the results of the independent audit and quarterly reviews, and reports and certifications regarding internal controls over financial reporting and disclosure controls; and

•	Reviewing reports and communications from the independent registered public accounting firm.

The audit committee currently comprises Messrs. Chen, Cummins, Miller (chair) and Ortiz. Our board of directors has determined that Douglas Miller qualifies as “an audit committee financial expert” under the rules and regulations of the SEC and that each member of the audit committee is able to read and understand fundamental financial statements as required by the Nasdaq Listing Rules. Notwithstanding the fact that entities controlled by Mr. Chen and entities affiliated with Mr. Cummins each currently hold more than 10% of our outstanding common stock, our board of directors has considered the independence and other characteristics of each member of our audit committee and believes that the composition of the audit committee meets the requirements for independence under the applicable requirements of the Nasdaq Global Market and SEC rules and regulations. We believe that the audit committee charter and the functioning of the audit committee comply with the applicable requirements of the Nasdaq Global Market and SEC rules and regulations. Our audit committee also serves as our qualified legal compliance committee.
The audit committee held eight meetings during fiscal 2019. The audit committee has adopted a written charter, which our board approved and which is available upon request in writing to 4655 Great America Parkway, Suite 300, Santa Clara, CA 95054; Attn: Corporate Secretary or on our website at http://investor.telenav.com/corporate-governance. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
We have included the Audit Committee Report in this proxy statement on page 18.
Compensation Committee. The compensation committee oversees our corporate compensation policies, plans and benefits programs and has the responsibilities described in “Executive Compensation—Compensation Discussion and Analysis” below.
The compensation committee currently comprises Ms. Francis (chair) and Messrs. Ortiz and Xie. We believe that each member of the compensation committee meets the requirements for independence under the applicable requirements of the Nasdaq Global Market, is a nonemployee director as defined by Rule 16b-3 promulgated under the Exchange Act and is an outside director as defined pursuant to Section 162(m) of the Internal Revenue Code (“Section 162(m)”).
We believe that the compensation committee charter and the functioning of the compensation committee comply with the applicable requirements of the Nasdaq Global Market and SEC rules and regulations.
The compensation committee held eight meetings during fiscal 2019. The compensation committee has adopted a written charter, which our board of directors approved and which is available upon request in writing to 4655 Great America Parkway, Suite 300, Santa Clara, CA 95054; Attn: Corporate Secretary, or on our website at http://investor.telenav.com/corporate-governance. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
See “Executive Compensation—Compensation Discussion and Analysis” and “Election of Directors—Director Compensation” below for a description of our processes and procedures for the consideration and determination of executive and director compensation.
We have included the Compensation Committee Report in this proxy statement on page 71.

Nominating and Governance Committee. The nominating and governance committee acts on behalf of our board of directors to fulfill the board’s responsibilities in overseeing all aspects of our nominating and corporate governance functions. The responsibilities of the nominating and governance committee include the following:

•	Periodically reviewing and assessing the effectiveness of the corporate governance guidelines and recommending proposed changes to the board;

•	Reviewing stockholder proposals relating to corporate governance and other matters and recommending to the board the company’s response to such proposals;

•
Overseeing the board evaluation process, including facilitating self-evaluations and conducting periodic evaluations of the performance of the board as a whole, each board committee (including the nominating and governance committee itself) and each director;

•	Periodically reviewing the composition and size of the board and recommending to the board the appropriateness of any changes;

•	Evaluating the qualifications and performance of directors eligible for re-election consistent with criteria determined by the board;

•	Establishing procedures for the submission by stockholders of candidates for election to the board and the nominating and governance committee’s review of candidates;

•	Recommending the director nominees for election to the board by the stockholders at the annual meeting of stockholders;

•
Identifying, considering and recommending candidates to fill new positions or vacancies on the board, including candidates properly submitted by stockholders, consistent with criteria determined by the board;

•
Periodically reviewing the composition of each board committee and making recommendations to the board for changes or rotation of directors, the creation of additional board committees, and changes in committee charters, taking into account input of the board committees, as applicable, or the dissolution of board committees;

•	Periodically assessing director access to management and management access to directors; and

•
Undertaking certain responsibilities regarding ethical standards and conflicts of interest until such time as the board’s qualified legal compliance committee becomes a committee independent from the audit committee.

The nominating and governance committee currently comprises Ms. Francis and Messrs. Miller, Ortiz (chair) and Xie. We believe that each member of the nominating and governance committee meets the requirements for independence under the current requirements of the Nasdaq Global Market. We believe that the nominating and governance committee charter and the functioning of the nominating and governance committee comply with the applicable requirements of the Nasdaq Global Market and SEC rules and regulations.

The nominating and governance committee held six meetings during fiscal 2019. The nominating and governance committee has adopted a written charter, which our board of directors approved and which is available upon request in writing to 4655 Great America Parkway, Suite 300, Santa Clara, CA 95054; Attn: Corporate Secretary or on our website at http://investor.telenav.com/corporate-governance. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Compensation Committee Interlocks and Insider Participation
During fiscal 2019, our compensation committee consisted of Ms. Francis (chair) and Messrs. Ortiz and Xie. None of the members of the compensation committee has at any time in the last three fiscal years been one of our officers or employees.  None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee.
Board’s Role in Risk Oversight
Our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our full board of directors, our senior management is responsible for the day-to-day management of the material risks we face. In its oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes our management designed and implemented are adequate and functioning as designed. Our board of directors discusses with senior management our strategies, key challenges, risks and opportunities. This involvement of the board of directors in setting our business strategy is a key part of its oversight of risk management, its assessment of management’s appetite for risk, and its determination of what constitutes an appropriate level of risk for us. Additionally, our senior management and outside advisors regularly provide updates to our board of directors regarding certain risks we face, including various operating risks. Our senior management attends meetings of our board of directors and its committees on a quarterly basis, and as is otherwise needed, and is available to address any questions or concerns our board of directors raises on risk management and any other matters.
Each of our board committees oversees certain aspects of risk management and reports its findings to the full board of directors periodically, or as is otherwise needed. The audit committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of our risk-related internal controls, internal investigations, and enterprise risks, generally. The compensation committee oversees risks related to compensation policies and practices, and is responsible for establishing and maintaining compensation policies and programs designed to create incentives consistent with our business strategy that do not encourage excessive risk-taking.
In connection with its oversight of compensation-related risks, our compensation committee reviews management assessments of our compensation programs and practices for its employees, including its executive and non-executive programs and practices. In its review, the compensation committee evaluates whether our policies and programs encourage unnecessary or excessive risk-taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. The compensation committee also determines whether any risks that may result from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us.
Our board of directors or a committee thereof may conduct or request additional review or reporting on enterprise risks if needed.

Process for Recommending Candidates for Election to the Board of Directors
The nominating and governance committee acts on behalf of the board to fulfill the board’s responsibilities in overseeing all aspects of our nominating functions. The nominating and governance committee will consider director candidates who are suggested by members of the nominating and governance committee, other members of our board, members of management and certain stockholders. The nominating and governance committee may also retain third-party executive search firms to identify independent director candidates from time to time. The policy of our board of directors is to consider recommendations for candidates to the board from stockholders holding at least 1% of our outstanding shares of common stock continuously for at least 12 months prior to the date of the submission of the recommendation. The nominating and governance committee will consider persons our stockholders timely and properly recommend in the same manner as a nominee the members of the nominating and governance committee, individual board members or management recommend.
A stockholder that desires to recommend a candidate for election to the board of directors should send the recommendation in writing to 4655 Great America Parkway, Suite 300, Santa Clara, CA 94054; Attn: Corporate Secretary. We must timely receive this written recommendation and it must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, information regarding any relationships between us and the candidate within the last three years and evidence of the required ownership of our common stock by the recommending stockholder. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on our board of directors, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and personal references.
In accordance with the advance notice provisions in our bylaws, our Corporate Secretary must receive director nominations to be considered at any annual meeting of stockholders not less than 45 days, and not more than 75 days, prior to one-year anniversary of the date on which we first mailed proxy materials, or a notice of availability of proxy materials (whichever is earlier), to stockholders in connection with the previous year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, in order for notice by the stockholder to be timely, our Corporate Secretary must receive such notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by us with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act. We provide information regarding the deadlines for nominations for our 2020 Annual Meeting on page 7.

Where the nominating and governance committee has either identified a prospective nominee or determines that an additional or replacement director is required, the nominating and governance committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the board of directors or management. While we do not have a formal diversity policy for board membership, the nominating and governance committee seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of our board of directors’ deliberations and decisions. In its evaluation of director candidates, including the members of the board of directors eligible for re-election, the nominating and governance committee considers a number of factors, including the following:

•	the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors;

•	issues of character, judgment, independence, diversity, age, expertise, diversity of experience, length of service, other commitments and potential conflicts of interest; and

•	other factors as the board of directors may consider appropriate.
The nominating and governance committee has also specified the following qualifications of any nominee for a position on the board of directors:

•	independence;

•	high integrity;

•	qualifications that will increase the overall effectiveness of the board of directors; and

•	other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.
After completing the evaluation and review, the nominating and governance committee makes a recommendation to the board of directors as to the persons who should be nominated to the board of directors, and the board of directors determines and approves the nominees after considering the recommendation of the nominating and governance committee.
Attendance at Annual Meetings of Stockholders by the Board of Directors
Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting of stockholders, we encourage, but do not require, directors to attend. Five directors attended our 2018 annual meeting of stockholders.

Contacting the Board of Directors
In cases where stockholders wish to communicate with the board of directors or any individual member of the board of directors, messages can be sent to our General Counsel at Telenav, Inc., 4655 Great America Parkway, Suite 300, Santa Clara, CA 94054, Attn: General Counsel, or via email to CorporateSecretary@Telenav.com. Our General Counsel monitors these communications and will provide to the board of directors at each regularly scheduled meeting a summary of all messages we receive. Where the nature of a communication warrants, our General Counsel may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board of directors, a non-management director, independent advisor or management, as our General Counsel considers appropriate. Our General Counsel may decide in the exercise of his or her judgment whether a response to any stockholder communication is necessary.

AUDIT COMMITTEE REPORT
The audit committee assists the board of directors in fulfilling its responsibilities for oversight of the integrity of our financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements and the qualifications, independence and performance of our independent registered public accounting firm.
Our management is responsible for establishing and maintaining internal controls and for preparing our consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the audit committee to oversee these activities.
The audit committee has:

•	Reviewed and discussed the audited financial statements with our management and with Grant Thornton LLP, our independent registered public accounting firm;

•	Discussed with Grant Thornton LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees issued by the Public Company Accounting Oversight Board; and

•
Received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the audit committee concerning independence and has discussed with Grant Thornton LLP its independence.

Based upon these discussions and review, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the Board of Directors

Douglas Miller (Chair)
Samuel Chen
Wes Cummins
Randy Ortiz

PROPOSAL ONE
ELECTION OF DIRECTORS
General
Our Class I directors’ terms expire at the 2019 Annual Meeting.
Information Regarding Nominees
At the 2019 Annual Meeting, two directors will be elected to our board of directors for a term of three years until the 2022 annual meeting of stockholders, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Upon the recommendation of the nominating and governance committee, our board of directors has selected Samuel Chen and Wes Cummins as nominees for election as Class I directors at the 2019 Annual Meeting. Biographical information about each of our directors and nominees is contained in the following section. We also include in each of the director and nominee biographies a discussion of the qualifications, attributes and skills of each director and nominee that led our board of directors to the conclusion that he or she should serve or continue to serve as a director.
Each of Messrs. Chen and Cummins have agreed to serve if elected, and we have no reason to believe that Messrs. Chen or Cummins will be unavailable to serve. In the event Messrs. Chen or Cummins is unable or declines to serve as a director at the time of the 2019 Annual Meeting, the proxies will be voted for any nominee the then-present board of directors may designate to fill the vacancy.
The following table sets forth the name, age and positions of our director nominees as of October 10, 2019:

Name of Class I Nominees	Age	Position
Samuel Chen (1)	68	Director
Wes Cummins (1)	42	Director
____________________

(1)	Member of the audit committee
Samuel Chen has served as a member of our board of directors since January 2002. Mr. Chen has served as chair of the board of directors of Rayson Technology Co., Ltd., a privately held wireless communications company, since 1993. Since 1994, Mr. Chen has also served as chairman of the board of directors of Sonix Technology Co., Ltd., an integrated circuit development company publicly traded on the Taiwan Stock Exchange. In addition, since 2000, Mr. Chen has served as chairman of the board of directors of GlobalSat Technology Corp., an electronic communications company publicly traded on the Taiwan Stock Exchange. Mr. Chen holds a B.S. in Chemistry from National Tsing Hua University in Taiwan. Mr. Chen brings with him considerable business experience as the current chair of the board of directors of Sonix Technology Co. Ltd., GlobalSat Technology Co., Ltd., and Rayson Technology Co. Ltd. Mr. Chen also serves on the board of directors of various privately held companies. With his experience, Mr. Chen has a substantial amount of knowledge of the complex issues facing global companies and an understanding of what makes businesses work effectively and efficiently. We believe Mr. Chen’s experience as a board member of public and private companies gives him insight and perspective into how other boards function and enables him to be an effective member of our board of directors.

Wes Cummins has served as a member of our board of directors since August 2016. Mr. Cummins joined our board of directors in connection with our agreement with Nokomis Capital, L.L.C. and its affiliates, as we further describe under “—Agreement with Stockholders” below. Mr. Cummins joined Nokomis Capital, L.L.C., an investment advisory firm, in October 2012 as an analyst. From March 2011 to September 2012, Mr. Cummins was an analyst for Harvey Partners, a hedge fund. From February 2002 to March 2011, Mr. Cummins held multiple positions including senior research analyst covering technology hardware companies, director of research, head of capital markets and, finally, president of B. Riley & Co., an investment banking firm. From 2000 to 2002, Mr. Cummins was an associate analyst at Needham & Company, an investment banking firm. Since 2007, Mr. Cummins has served as a member of the board of directors of Applied Science Products, Inc., formerly known as Flight Safety Technologies, Inc., a publicly traded company engaged in developing technologies for aviation safety and efficiency. Mr. Cummins holds a B.S.B.A. from Washington University in St. Louis, Missouri. Mr. Cummins has extensive experience in the investment research process, public and private capital raising, mergers and acquisitions, corporate restructuring and shareholder activism. We believe Mr. Cummins’ expertise in investment research and analysis brings valuable experience and perspective to our board of directors.
Information Regarding Continuing Directors
The following table sets forth the names, ages and positions of our continuing directors as of October 10, 2019:

Name	Age	Position
Class II Directors
Douglas Miller (1) (3)	62	Director
Ken Xie (2) (3)	56	Director

Class III Directors
Dr. HP Jin	55	Chair of the Board of Directors, President and Chief Executive Officer
Randy Ortiz (1) (2) (3)	61	Director
____________________

(1)	Member of the audit committee.

(2)	Member of the compensation committee.

(3)	Member of the nominating and governance committee.

Douglas Miller has served as a member of our board of directors since July 2015. Mr. Miller served as a member of the board of directors and chair of the audit committee of CareDx, a publicly traded diagnostics company, from July 2016 to May 2017. Mr. Miller served as a member of the board of directors and as chair of the audit committee of Procera Networks, a publicly traded policy enforcement solutions company, from May 2013 to June 2015. Previously, Mr. Miller served as our chief financial officer from May 2006 to June 2012. From July 2005 to May 2006, Mr. Miller served as vice president and chief financial officer of Longboard, Inc., a privately held provider of telecommunications software. From October 1998 to July 2005, Mr. Miller held various management positions at Synplicity, Inc., a publicly traded electronic design automation company, including senior vice president of finance and chief financial officer. Synplicity was acquired by Synopsys, Inc. in May 2008. Mr. Miller also served as chief financial officer of 3DLabs, Inc., a publicly held graphics semiconductor company, and as a partner at Ernst & Young LLP, a professional services organization. Mr. Miller is a certified public accountant (inactive). He holds a B.S.C. in Accounting from Santa Clara University. As our former chief financial officer, Mr. Miller has a unique understanding of our operations. We believe Mr. Miller’s experience as a chief financial officer and board member of public companies gives him insight and perspective into how other boards function and enables him to be an effective board member.
Ken Xie has served as a member of our board of directors since July 2012. Since October 2000, Mr. Xie has served as the president and chief executive officer of Fortinet, Inc., a publicly traded network security solutions company, which he co-founded. Prior to co-founding Fortinet, Mr. Xie was the founder, president and chief executive officer of NetScreen Technologies, Inc., a publicly traded provider of network security products, which was acquired by Juniper Networks, Inc., an IP network solutions company, in April 2004. Mr. Xie received a B.S. and an M.S. in Electrical Engineering from Tsinghua University in China and an M.S. in Electrical Engineering from Stanford University, and he is a member of the National Academy of Engineering. We believe Mr. Xie’s experience as a chief executive officer of two publicly traded technology companies provides particular value to us as a director due to his deep understanding of the business, operations and strategies of technology companies.
Dr. HP Jin is a cofounder of our company and has served as our president and a member of our board of directors since October 1999. Dr. Jin has also served as our chief executive officer and chair of our board of directors from October 1999 to May 2001 and since December 2001. Prior to Telenav, Dr. Jin served as a senior strategy consultant at the McKenna Group, a strategy consulting firm, and as a business strategy and management consultant at McKinsey & Company, a management consulting firm. Dr. Jin was also previously a technical director at Loral Integrated Navigation Communication Satellite Systems, or LINCSS, a division of Loral Space & Communications, Inc., a publicly traded GPS service and engineering company. Dr. Jin holds a B.S. and M.S. in Mechanical Engineering from Harbin Institute of Technology in China and a Ph.D. in Guidance, Navigation and Control, with a Ph.D. minor in Electrical Engineering, from Stanford University. With over 15 years of experience as our president and chief executive officer, Dr. Jin has deep knowledge and understanding of our business. We believe Dr. Jin’s experience as chief executive officer, demonstrated leadership and business acumen, and experience with strategic and operational issues in the location-based services industry gives him insight to the issues facing this industry and brings valuable expertise to our board of directors.

Randy Ortiz has served as a member of our board of directors since October 2017. Mr. Ortiz served as president and chief executive officer and a director of the LoJack Corporation, a provider of after-market vehicle security and protection products and services, from November 2011 until LoJack was acquired by CalAmp Corp. in March 2016. Previously, Mr. Ortiz served as chief executive officer of Carmoza LLC, an auto transport services company, from November 2010 to October 2011 and as director of Carmoza LLC from April 2010 to October 2011. From 2002 until his retirement in 2010, Mr. Ortiz held a variety of senior executive positions at Ford Motor Company, including general manager at Ford and Lincoln-Mercury Sales Operations from 2007 until March 2010, general manager of sales for Ford’s Customer Service Division during 2006, and executive director and general manager of Ford’s Worldwide Export Operations from 2002 to 2005. Previously, Mr. Ortiz held various other management positions at Ford from 1982 through 2002. We believe Mr. Ortiz’s more-than-30-years of experience in the automotive industry, together with his executive leadership experience, enables him to provide our board of directors with unique insight into our markets and detailed knowledge of our technology, operations, challenges and opportunities.
Agreement with Stockholders

On August 21, 2019, we entered into a letter agreement (the “Nokomis Agreement”) with Nokomis Capital, L.L.C. and certain related persons (collectively, the “Nokomis Group”), pursuant to which we agreed that we would nominate Mr. Cummins for re-election as a Class I director at the 2019 Annual Meeting.

The Nokomis Group has agreed that, until 11:59 p.m., Pacific time, on the day of our 2020 Annual Meeting (the “Restricted Period”), it will vote all of shares of our common stock that it holds in a manner consistent with the recommendation of our board of directors at any annual or special meeting of our stockholders. In addition, the Nokomis Group has agreed to observe, during the Restricted Period, customary standstill provisions that provide, among other things, that the Nokomis Group will not (a) engage in or in any way participate in a solicitation of proxies with respect to our company; (b) initiate any stockholder proposals; (c) seek representation on our board of directors; or (d) seek to control the management, our board of directors, or the policies of our company. If at any time the Nokomis Group ceases to hold more than five percent of our outstanding stock, Mr. Cummins will offer to resign as a director, and if Mr. Cummins resigns for any reason prior to the expiration of the Restricted Period, all of his granted but unvested equity-based compensation will automatically vest on his date of resignation.
Director Compensation
We have designed our nonemployee director compensation program to align with evolving governance and compensation practices, as well as to attract and retain qualified independent directors.
We believe our current nonemployee director compensation program provides our nonemployee directors with reasonable and appropriate compensation that is commensurate with the services they provide and competitive with compensation paid by our peers to their nonemployee directors. The compensation committee continues to periodically review the type and form of compensation paid to our nonemployee directors.
In October 2018, our compensation committee increased the annual retainer paid in cash to the individual serving as lead independent director from $10,000 to $15,000. At the same time, the compensation committee eliminated the annual equity retainer previously granted to the lead independent director on the date of each annual meeting of stockholders, which equity retainer consisted of a grant of an option to purchase shares of our common stock with a value of $5,000 estimated using the Black-Scholes option pricing model. Both changes were effective as of the date of our 2018 annual meeting of stockholders. There were no other changes to the compensation paid to our non-employee directors during fiscal 2019.
In fiscal 2019, our nonemployee directors were eligible to receive the following cash compensation:

Annual retainer	$40,000
Additional retainer, lead independent director	15,000
Additional retainer, audit committee chair	20,000
Additional retainer, audit committee member	10,000
Additional retainer, compensation committee chair	12,000
Additional retainer, compensation committee member	6,000
Additional retainer, nominating and governance committee chair	8,000
Additional retainer, nominating and governance committee member	4,000

We pay nonemployee directors quarterly, in arrears. We pro-rate cash retainers for nonemployee directors serving on the board, as committee chairs and/or as committee members, as the case may be, for less than a full year.
Our 2009 Equity Incentive Plan, which was the plan under which we granted our nonemployee directors equity awards during fiscal 2019, provides for the automatic grant of equity awards to our nonemployee directors as follows:
Initial Award. Each individual who first joins our board of directors as a nonemployee director will receive, at the time of such initial election or appointment, restricted stock units (“RSUs”) covering 40,000 shares of our common stock. One-third of the shares vest on each of the one, two and three-year anniversaries following the date of grant, contingent on the director’s continued service; provided that upon the closing of a change in control of our company, the unvested portion of the director’s RSUs will fully vest.
Annual Award. On the date of each annual meeting of stockholders, we will grant each individual who continues to serve as a nonemployee director RSUs covering the number of shares of our common stock determined as the quotient of $100,000 divided by the trailing 30 trading-day average of the closing sale price of a share of our common stock ending as of the day prior to the date of grant, rounded down to the nearest whole share (the “Regular Annual Award”). In the event that a nonemployee director is appointed to the board other than at an annual meeting of stockholders, such nonemployee director is automatically granted such number of shares as determined for the Regular Annual Award multiplied by a fraction equal to the number of days from the date of such person’s appointment until the anniversary of the most recent annual meeting of stockholders divided by 365 (the “Prorated Annual Award” and collectively, with the Regular Annual Award, the “Annual Award”).
The Annual Award is scheduled to vest in full on November 10th of the year following the date the Annual Award is granted, contingent on the director’s continued service; provided that upon the closing of a change in control of our company, the unvested portion of the Annual Award will fully vest.
We do not have a formal policy of reimbursing directors, but we customarily reimburse them for travel, lodging and other reasonable expenses incurred in connection with their attendance at board of directors or committee meetings.

We do not generally compensate employee directors for their service as directors. However, directors who are also our employees were eligible to receive options, RSUs and shares of common stock under our 2009 Equity Incentive Plan and we expect them to be eligible under our 2019 Equity Incentive Plan at the discretion of the compensation committee or our board of directors.
The following table sets forth information concerning compensation we paid or accrued for services members of our board of directors rendered to us in fiscal 2019. The table excludes Dr. Jin, who is a named executive officer and did not receive any compensation separately from us in his role as a director in fiscal 2019.
Fiscal 2019 Director Compensation

Name	Fees Earned	RSU Awards(1)(2)	All Other Compensation	Total
Samuel Chen	$51,326	$101,383	$—	$152,709
Wes Cummins	52,652	101,383	—	154,035
Karen Francis	69,125	101,383	—	170,508
Douglas Miller	64,000	101,383	—	165,383
Randy Ortiz	61,370	101,383	—	162,753
Ken Xie	50,000	101,383	—	151,383
____________________

(1)
Amounts reflect the aggregate grant date fair value of awards during the fiscal year we computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. We measured the fair value of each RSU award based on $4.63, which was the closing price of our common stock on the date of grant. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of these awards, refer to Note 9 to the consolidated financial statements contained in our Annual Report.

(2)
At June 30, 2019, each nonemployee director serving in that capacity as of that date held the following unvested RSUs and stock options, including vested and unvested options, to purchase the following aggregate number of shares of our common stock:

Name	Aggregate Shares Subject to Unvested RSUs	Aggregate Shares Subject to Outstanding Options
Samuel Chen	21,897	37,466
Wes Cummins	31,897	15,000
Karen Francis	35,230	16,696
Douglas Miller	23,297	23,300
Randy Ortiz	48,563	—
Ken Xie	23,147	15,000

Stock Ownership Guidelines for Nonemployee Directors
Our board of directors has established stock ownership guidelines requiring that our nonemployee directors and executive officers be meaningfully invested in our stock and therefore be personally invested in our performance to ensure strong alignment with stockholder interests. Pursuant to these guidelines, we require our nonemployee directors to own our equity securities equal in value to at least five times the amount of the nonemployee directors’ annual base cash retainer for service on our board. Each nonemployee director has until the later of October 2022 or five years from his or her first election to our board to comply with these guidelines, in each case absent unforeseen hardship. Under these guidelines, we credit shares held outright by each nonemployee director or such nonemployee director’s immediate family members, shares held in trust for the benefit of each nonemployee director or such nonemployee director’s immediate family, and other shares in which each nonemployee director holds a beneficial interest. We do not count shares subject to unexercised stock options, whether vested, and unvested RSUs when we determine ownership under the guidelines. For these purposes, we value shares based upon the fair market value of the shares owned on the filing date of the proxy statement of our then-current fiscal year, or if higher, the value on the date of acquisition.
Each of our nonemployee directors is in compliance with our stock ownership guidelines. We show below the value of our nonemployee directors’ holdings and their guidelines as of September 24, 2019:

Nonemployee Directors	Value of Stock Holdings (2)	Stock Ownership Guidelines
Samuel Chen (1)	$35,879,852	$200,000
Wes Cummins	227,996	200,000
Karen Francis	223,923	200,000
Douglas Miller	139,986	200,000
Randy Ortiz	146,500	200,000
Ken Xie	450,569	200,000
____________________

(1)	Mr. Chen’s holdings include shares held by Digital Mobile Venture Ltd., over which Mr. Chen and his wife share voting and dispositive power.

(2)	On September 24, 2019, the closing price of a share of our Common Stock on The Nasdaq Stock Market was $4.89 per share.
Required Vote
The two nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, the proxies we receive will be voted “FOR” each of the nominees named in this proxy statement.
Board Recommendation
Our board of directors recommends a vote “FOR” the election to the board of directors of each of Samuel Chen and Wes Cummins.

PROPOSAL TWO
APPROVAL OF THE 2019 EQUITY INCENTIVE PLAN
The board is seeking stockholder approval of the 2019 Equity Incentive Plan and its material terms (the “2019 Plan”) so that we may continue to achieve our goals of attracting, motivating and retaining our service providers through grants of equity awards, which the board believes to be in the best interests of the Company and its stockholders. Our 2009 Equity Incentive Plan (the “2009 Plan”) expires in October 2019, and we terminated effective October 8, 2019 our Amended and Restated 2011 Stock Option and Grant Plan (the “2011 Plan”), which had allowed us to grant equity awards only to persons who were not employed by us or any of our subsidiaries prior to October 10, 2012. Accordingly, if the stockholders do not approve the 2019 Plan, we may not be able to effectively continue our equity incentive program, which could prevent us from successfully attracting and retaining highly skilled executive officers and other employees.
The 2019 Plan’s share reserve which the stockholders are being asked to approve is the sum of 5,700,000 shares of our Common Stock, plus any shares of our Common Stock subject to stock options or similar awards granted and outstanding under the 2009 Plan as of the date of the 2019 Annual Meeting (the date the 2019 Plan becomes effective subject to approval by the Company’s stockholders) and that expire or otherwise terminate on or after the date of the 2019 Annual Meeting without having been exercised in full, and shares issued pursuant to awards granted under the 2009 Plan outstanding as of the date of the 2019 Annual Meeting that are forfeited to or repurchased by the Company due to failure to vest on or after the date of the 2019 Annual Meeting, with the maximum number of such shares to be added to the 2019 Plan that were subject to awards outstanding under the 2009 Plan as of the date of the 2019 Annual Meeting equal to 5,800,000 shares.
The board and its compensation committee believe that equity awards are an important factor in attracting, motivating, and retaining qualified personnel who are essential to the success of the Company. The 2019 Plan provides a significant incentive by allowing employees and other service providers to receive or purchase shares of our Common Stock pursuant to equity awards granted under it.
Background of the Share Reserve Under the 2019 Plan
In determining the number of shares to be reserved under the 2019 Plan, the board and its compensation committee considered a number of factors, including the following:

•
Shares Available for Grant. As of September 24, 2019, 2,915,888 shares remained available for grant under the 2009 Plan, and 359,408 shares remained available for grant under the 2011 Plan. As of the same date, no awards have been granted under the 2019 Plan and no benefits or amounts relating to the additional 5,700,000 shares to be reserved under the 2019 Plan have been received by, or allocated to, any individuals. The 2009 Plan will expire in October 2019, after which no awards may be granted thereunder, regardless of the number of shares that remain available for issuance under the 2009 Plan at the time that the 2009 Plan expires. In addition, our board terminated the 2011 Plan, effective October 8, 2019, after which no awards may be granted thereunder, regardless of the number of shares which remain available for issuance under the 2011 Plan as of the termination date.

•
Awards Outstanding. As of September 24, 2019, with respect to each of the 1999 Stock Option Plan (the “1999 Plan”), 2002 Executive Stock Option Plan (the “2002 Plan”), the 2009 Plan, and the 2011 Plan (collectively, the “Equity Plans”) and all of the Equity Plans as a group, the following table lists the number of shares subject to outstanding options granted under the Equity

Plan(s) and outstanding as of September 24, 2019, the weighted average exercise price of such options, the weighted average remaining term of such options, and the number of shares subject to outstanding restricted stock units granted under the Equity Plan(s):

Equity Plan(s)	Number of Shares Subject to Outstanding Options	Weighted Average Exercise Price	Weighted Average Remaining Term	Number of Shares Subject to Outstanding Restricted Stock Units
1999 Plan	34,984	$11.9243	0.35	—
2002 Plan	—	—	—	—
2009 Plan	2,014,992	6.5451	5.11	3,768,201	(1)
2011 Plan	8,834	7.5496	3.27	—
All Equity Plans	2,058,810	6.6408	5.00	3,768,201
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(1) The restricted stock units outstanding under the 2009 Plan include awards of performance-based restricted stock units covering a maximum of 800,000 shares.

•
Overhang. As of September 24, 2019, our overhang is 12.0%. For this purpose we calculated overhang as (x) the sum of (i) 2,058,810 shares subject to outstanding options under the Equity Plans, plus (ii) 3,768,201 shares subject to outstanding restricted stock units under the Equity Plans, divided by (y) 48,566,035, which is the total outstanding shares of our Common Stock as of September 24, 2019. Our 1999 Plan, 2002 Plan and 2011 Plan previously have terminated and, therefore, no additional equity awards have been granted under such plans since their termination or will be granted under such plans in the future. The 2009 Plan will terminate prior to the 2019 Annual Meeting and, upon such termination, no additional equity awards will be granted under the 2009 Plan.

•
Burn Rate. Burn rate measures our usage of shares for the Equity Plans as a percentage of the total outstanding shares of our Common Stock. For fiscal 2019, 2018 and 2017, our burn rates were 3.26%, 4.27% and 6.73%, respectively. The rates were calculated by dividing the number of options and restricted stock units, including performance-based restricted stock units, vested (assuming the maximum level of achievement of the applicable performance goals) that were granted during the year by the weighted average number of shares outstanding during the year.

•
Forecasted Grants. The board and its compensation committee anticipate that the shares reserved under the 2019 Plan, based on currently projected share use, will be sufficient for the granting of equity awards under the 2019 Plan for approximately the next four years. The forecast is based on the expectations that through November 2023, (i) the Company would grant options and restricted stock units covering approximately 8,700,000 shares; and (ii) approximately 3,000,000 shares would be cancelled or forfeited under outstanding options and restricted stock units. The net grants (that is, grants less cancellations and forfeitures) during this period would be approximately 5,700,000 shares. As a result, we anticipate that we will be requesting additional shares under the 2019 Plan at the Company’s 2023 annual meeting of stockholders. Despite the projected share use described above, future circumstances and business needs, such as higher than expected headcount increases, including officers and other key employees to support growth in development or commercial activities or merger and acquisition activity, may result in a significant increase in projected options or restricted stock unit grants.

The board has approved the 2019 Plan, subject to the approval of our stockholders at the 2019 Annual Meeting. The affirmative vote of the holders of a majority of the shares of stock present in person or represented by proxy and entitled to vote at the 2019 Annual Meeting will be required to approve this proposal.
Summary of the 2019 Equity Incentive Plan
The following is a summary of the principal features of the 2019 Plan and its operation, as approved by the board in October 2019, subject to stockholder approval. This summary does not contain all of the terms and conditions of the 2019 Plan and is qualified in its entirety by reference to the 2019 Plan as set forth in Appendix A.
General
The purposes of the 2019 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and any parent or subsidiary of the Company and members of the board, and to promote the success of the Company’s business. These incentives are provided through the grant of stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, performance shares and performance units.
Authorized Shares
Upon stockholder approval of the 2019 Plan, and subject to adjustment upon certain changes in our capitalization as described in the 2019 Plan, the maximum aggregate number of shares of our Common Stock that will be available for issuance under the 2019 Plan will be 5,700,000 shares, plus any shares subject to awards granted under the 2009 Plan which expire or otherwise terminate on or after the date of the 2019 Annual Meeting (the date the 2019 Plan becomes effective subject to approval by the Company’s stockholders) without having been exercised in full and shares issued pursuant to awards granted under the 2009 Plan that are forfeited to or repurchased by the Company due to failure to vest on or after the date of the 2019 Annual Meeting, with the maximum number of such shares to be added to the 2019 Plan that were subject to awards outstanding under the 2009 Plan as of the date of the 2019 Annual Meeting equal to 5,800,000 shares. Subject to adjustment upon certain changes in our capitalization as described in the 2019 Plan, the maximum number of shares that may be issued upon the exercise of incentive stock options granted under the 2019 Plan will be the foregoing sum, plus any additional shares that are returned to the 2019 Plan as described below to the extent permitted by Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Shares under the 2019 Plan may be authorized, but unissued, or reacquired Common Stock of the Company. However, shares previously authorized under the 2009 Plan, but which are not subject to any awards granted under the 2009 Plan and are outstanding that remain as of the date of the 2019 Annual Meeting available for issuance, will not roll forward and be added to the shares available under the 2019 Plan.
If an award expires or becomes unexercisable without having been exercised in full, or, with respect to any “Full Value Award,” which includes any restricted stock, restricted stock units, performance shares and performance units granted under the 2019 Plan is forfeited to or repurchased by the Company due to failure to vest, the unpurchased shares (or for awards other than options and SARs, forfeited or repurchased shares) subject to such award will become available for future grant or sale under the 2019 Plan (unless the 2019 Plan has terminated). However, upon exercise of a SAR, the gross number of shares covered by the award so-exercised will cease to be available under the 2019 Plan. If shares issued pursuant to Full Value Awards are repurchased by the Company or forfeited to the Company due to failure to vest, such shares will become available for future grant under the 2019 Plan. Shares subject to options or stock appreciation rights granted under the 2019 Plan that we withhold and use to pay the exercise price of such an Award or to satisfy tax withholding obligations related to such an Award will not become available for future grant or sale under the 2019 Plan. Shares we withhold and use to satisfy tax withholding obligations related to a Full Value Award will not be deemed issued and will remain available for issuance under the 2019 Plan. Payment of cash rather than shares pursuant to an award granted under the 2019 Plan will not result in reducing the number of shares available for issuance under the 2019 Plan.
Adjustments to Shares Subject to the 2019 Plan
In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares or other securities of the Company, or other change in our corporate structure affecting our Common Stock (other than any ordinary dividends or other ordinary distributions), the Administrator (as defined below), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2019 Plan, will adjust the number and class of shares that may be delivered under the 2019 Plan, the number, class and price of shares covered by outstanding awards under the 2019 Plan, the numerical share limits under the 2019 Plan and the number and class of shares issuable pursuant to automatic grant of awards under the 2019 Plan described in the “Automatic Nonemployee Director Grants” section below.
Administration
The 2019 Plan will be administered by the board, a duly authorized committee of the board (including the compensation committee (the “Committee”) of the board), or a committee of individuals satisfying applicable laws appointed by the board or a duly authorized committee of the board (the “Administrator”). To the extent desirable to exempt transactions under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, transactions relating to awards granted under the 2019 Plan will be structured to satisfy the requirements for exemption under such rule.
Subject to the terms of the 2019 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive awards, to determine the terms and conditions of awards, to determine fair market value of shares of Company common stock, to modify or amend each award (subject to the restrictions of the 2019 Plan), including to accelerate vesting or waive forfeiture restrictions (except as otherwise prohibited by the terms of the 2019 Plan), and to interpret the provisions of the 2019 Plan and outstanding awards. Under the 2019 Plan, the Administrator cannot institute a program under which (i) outstanding options or SARs are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) participants would have the opportunity to transfer any outstanding awards granted under the 2019 Plan to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding options or SARs is reduced.
The Administrator may suspend temporarily the exercisability of an award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The Administrator may make rules and regulations relating to the 2019 Plan, as well as establish sub-plans under the 2019 Plan for the purpose of satisfying applicable non‑U.S. laws or qualifying for favorable tax treatment under applicable non‑U.S. laws, and may make all other determinations deemed necessary or advisable for administering the 2019 Plan. The Administrator will determine the methods by which participants may satisfy tax withholding obligations relating to awards granted under the 2019 Plan which includes without limitation, cash, electing to have the Company withhold otherwise deliverable cash or shares having a fair market value equal to the statutory amount required to be withheld (or such greater amount as the Administrator may determine if the Administrator determines such amount would not have adverse accounting consequences), delivering to the Company already owned shares of our common stock having a fair market value equal to the minimum statutory amount required to be withheld (or such greater amount as the Administrator may determine if the Administrator determines such delivery would not have adverse accounting consequences), selling a sufficient number of shares otherwise deliverable to the participant through means that the Administrator may determine equal to the amount required to be withheld, or any combination of these methods. The amount of withholding will include any amount the Administrator approves for withholding at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the participant with respect to the award on the date the tax to be withheld is determined, or such greater amount if the Administrator determines such amount would not have adverse accounting consequences. The Administrator’s decisions, determinations and interpretations will be final and binding on all participants and other award holders and will be given the maximum deference permitted by applicable laws.
Eligibility
Awards may be granted to employees and consultants of the Company and any parent or subsidiary of the Company and members of the board. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of September 24, 2019, approximately 785 individuals would have been eligible to participate in the 2019 Plan, consisting of approximately 780 employees (including five executive officers), no consultants and six nonemployee directors.
Award Limitations
In any fiscal year of ours, no participant may receive options and stock appreciation rights covering an aggregate of more than 2,000,000 shares, provided that the participant may receive options and stock appreciation rights covering up to 4,000,000 shares in the first fiscal year in which the participant begins service. In any fiscal year, no participant may receive restricted stock, performance shares, and restricted stock units covering an aggregate of more than 1,500,000 shares, provided that the participant may receive restricted stock, performance shares and restricted stock units covering up to 3,000,000 shares for the first fiscal year in which the participant begins service. In any fiscal year, no participant may receive performance units with an aggregate initial value exceeding $2,000,000, provided that the participant may receive performance units with an aggregate initial value of up to $4,000,000 in the first fiscal year in which the participant begins service.
Awards granted under the 2019 Plan initially to a service provider in conjunction with their commencement of employment, service as a director or commencement of other service relationship will vest no earlier than the one year anniversary of the award’s date of grant (other than as permitted with respect to automatic awards to nonemployee directors described in the “Automatic Nonemployee Director Grants” section below, in connection with a participant’s death or disability, as described in the “Vesting Upon Termination due to Death or Disability” section below, or in connection with our merger or change in control as described in the “Change in Control” section below (the “Excepted Awards”)). However, awards granted subsequently to such service providers in conjunction with their continued employment or service relationship will not be subject to such initial one-year vesting requirement. In addition, awards that otherwise would be subject to the foregoing vesting restriction may be granted during a fiscal year, and such awards granted during such fiscal year subsequently may be modified, without regard to such one-year, minimum vesting requirement, to the extent that the aggregate number of shares subject to awards during such fiscal year that vest before the one-year anniversary of each award’s date of grant does not exceed 5% of the total number of shares that are subject to awards granted under the 2019 Plan during that fiscal year. For purposes of clarity, Excepted Awards will not count against the 5% exception described in the immediately prior sentence.
No nonemployee director may be granted, in any fiscal year, awards under the 2019 Plan (the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles) and any other compensation (including without limitation any cash retainers or fees) paid or payable with respect to such fiscal year, that, in the aggregate, exceed $750,000. Any awards or other compensation provided to an individual for his or her services as an employee of the Company or any of its parents or subsidiaries, or for his or her services as a consultant of the Company or any of its parents or subsidiaries (other than as a nonemployee director of the Company), will be excluded from this aggregate amount for purposes of this limitation.
Stock Options
Each option granted under the 2019 Plan will be evidenced by a written or electronic agreement between the Company and a participant, specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2019 Plan. The exercise price per share of each option may not be less than the fair market value of a share of our Common Stock on the date of grant, except in limited circumstances specified in Code Section 424(a). Any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share of our Common Stock on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options that first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of a share of our Common Stock is its closing sales price (or closing bid, if no sales were reported) as quoted on The Nasdaq Stock Market on the day of determination.
On September 24, 2019, the closing price of a share of our Common Stock on The Nasdaq Stock Market was $4.89 per share.
The 2019 Plan provides that the option exercise price may be paid, as determined by the Administrator, in cash, check, promissory note (to the extent permitted by applicable laws), other shares of our Common Stock having a fair market value equal to the aggregate exercise price of the exercised shares, consideration received under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) that the Company implements in connection with the 2019 Plan, net exercise, such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws, or by any combination of the foregoing methods. With respect to any specific option, the methods of payment of the option exercise price will be authorized by the Administrator and set forth in the applicable option agreement. An option will be deemed exercised when the Company receives the notice of exercise and full payment for the shares, together with applicable tax withholdings. Options will be exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option will be specified in the award agreement, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years and an incentive stock option granted to any other employee must have a term not exceeding 10 years. Until shares are issued upon exercise of an option (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent of the Company), no right to vote or any other rights as a stockholder will exist with respect to such shares.

The Administrator will determine and specify in each award agreement, and solely in its discretion, the period of exercisability following cessation of service applicable to each option. In the absence of such a determination by the Administrator, the participant generally will be able to exercise his or her option (to the extent vested) for (i) three months following his or her cessation of service for reasons other than death or disability, and (ii) 12 months following his or her cessation of service due to disability or following his or her death while holding the option. An award agreement also may provide that if exercising an option following cessation of a participant’s service (other than upon death or disability) would result in liability under Section 16(b) of Exchange Act (“Section 16(b)”) then the option will terminate 10 days after the last date on which exercise would result in liability under Section 16(b), but no later than the option’s maximum term. An award agreement also may provide that if exercising an option following cessation of a participant’s service (other than upon death or disability) would be prohibited solely due to a violation of registration requirements under the Securities Act of 1933, as amended, then the option will terminate three months after cessation of the participant’s service during which exercising the option would not violate such registration requirements, but no later than the option’s maximum term.
Stock Appreciation Rights
A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our Common Stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the 2019 Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the 2019 Plan. At the Administrator’s discretion, the payment upon exercise of SARs may be in cash, shares of our Common Stock of equivalent value, or a combination of both. The exercise price per share of each stock appreciation right may not be less than the fair market value of a share of our Common Stock on the date of grant, except in limited circumstances specified in Code Section 424(a). Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price by (ii) the number of exercised shares. The term of a stock appreciation right will be no more than 10 years from the date of grant. The terms and conditions relating to the maximum term, the period of exercisability following cessation of service, and rights as a stockholder with respect to options described above also apply to SARs.
Restricted Stock Awards
Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion (subject to the restrictions described in the “Award Limitations” section above). Each restricted stock award granted will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2019 Plan. Restricted stock awards may be subject to vesting conditions as the Administrator specifies (subject to the restrictions described in the “Award Limitations” section above), and the shares acquired may not be transferred by the participant until vested.
Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed as specified in the restricted stock award agreement. Unless the Administrator provides otherwise, participants holding restricted stock will have the right to vote the shares. The Administrator, in its sole discretion, generally may reduce or waive any restrictions and may accelerate the time at which any restrictions will lapse or be removed, subject to the restrictions described in the “Award Limitations” section above.

Restricted Stock Units
The Administrator may grant restricted stock units, which represent a right to receive shares of our Common Stock at a future date as set forth in the participant’s award agreement. Each restricted stock unit granted under the 2019 Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the 2019 Plan.
Restricted stock units will result in a payment to a participant if the vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Earned restricted stock units will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination of both. The Administrator may establish vesting criteria in its discretion (subject to the restrictions described in the “Award Limitations” section above), which may be based on Company-wide, divisional, business unit or individual goals (including without limitation continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator. After the grant of a restricted stock unit award, the Administrator, in its sole discretion, generally may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any vesting criteria will be met, subject to the restrictions described in the “Award Limitations” section above. A participant will forfeit any unearned restricted stock units as of the date set forth in the restricted stock unit award agreement.
Performance Units and Performance Shares
Performance units and performance shares also may be granted under the 2019 Plan. Each award of performance shares or units granted under the 2019 Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying any performance period and other terms and conditions of the award, consistent with the requirements of the 2019 Plan. Performance units and performance shares will result in a payment to a participant if any performance goals, market-based goals, or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares (which will have an aggregate fair market value equal to the earned performance units or shares at the close of the applicable performance period), or in a combination of both.
The Administrator may establish performance objectives in its discretion (subject to the restrictions described in the “Award Limitations” section above), which may be based on Company-wide, divisional, business unit or individual goals (including without limitation continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator. After the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting criteria for such performance units or shares and accelerate the time at which any performance objectives or other vesting criteria will be met, subject to the restrictions described in the “Award Limitations” section above.
Performance units will have an initial value established by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share of our Common Stock on the award’s grant date. A participant will forfeit any performance shares or units that are unearned as of the date set forth in the award agreement.
Dividends and Other Equivalent Rights
Other than with respect to the adjustments referenced under “Adjustments to Shares Subject to the 2019 Plan” above, no dividends or other right for which the record date is (i) before the date the shares subject to an award of options or SARs granted under the 2019 Plan are issued will be paid or payable, accrue or cause any adjustment to the award, or (ii) before the shares subject to an award of restricted stock units, performance shares and performance units granted under the 2019 Plan vest will be paid or payable, accrue or cause any adjustment to the award. In addition, unless the Administrator determines otherwise, dividends and other rights for which the record date is before any shares of our Common Stock are issued under any vested restricted stock units, performance shares or performance units (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) will not be paid or payable, accrue or cause any adjustment to such award.
Participants holding unvested shares of restricted stock will be entitled to receive all dividends and other distributions paid with respect to such shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid.
Automatic Nonemployee Director Grants
Our 2009 Plan provides for the automatic grant of awards to our nonemployee directors described below, subject to the limitations described in the “Award Limitations” section above.
Each person who first becomes a nonemployee director on or after the date of stockholder approval of the 2019 Plan automatically will be granted, as of the date such person first becomes a nonemployee director (the “New Director Date”), an award of restricted stock units (an “Initial Award”) covering that number of shares determined as the quotient of (i) $100,000, divided by (ii) the average of the closing sale prices of a share on each of the 30 trailing, trading days ending as of the trading day immediately before the date of grant of the applicable award (such average, the “Average Stock Price”), with any fractional share resulting from such quotient rounded down to the nearest whole share (the “Full Shares”), subject to the terms and conditions of the 2019 Plan. If the New Director Date occurs after the date of an annual meeting of our stockholders but before the date of the immediately following annual meeting, then the number of shares subject to the Initial Award will be reduced by a number of shares (the “Reduced Shares”) equal to the product of (i) one-third, multiplied by (ii) the quotient equal to (x) the number of days that have lapsed between the date of the annual meeting that occurred immediately prior to the New Director Date, divided by (y) 365 days, with any fractional share resulting from such product rounded down to the nearest whole share. An employee director who ceases to be an employee director, but who remains a director, will not receive an Initial Award. An Initial Award granted to a nonemployee director whose New Director Date occurs on the date of an annual meeting of stockholders of the Company (and upon vesting, be settled pursuant to the issuance of shares) will be scheduled to vest as to (A) 1/3rd of the shares subject to the Initial Award on each of one-, two-, and three-year anniversaries of the date such Initial Award is granted, or (B) all of the unvested and outstanding portion of the shares subject to the Initial Award as of the date immediately prior to the effectiveness of a change in control, provided in each case that the nonemployee director continues service through the applicable vesting date. An Initial Award granted to a nonemployee director whose New Director Date occurs other than on the date of an annual meeting (and upon vesting, be settled pursuant to the issuance of shares) will be scheduled to vest as to (i) the difference between 1/3rd of the Full Shares less the Reduced Shares on the one-year anniversary of the date of grant of the Initial Award, or (iii) all of the unvested and outstanding portion of the shares subject to the Initial Award as of the date immediately prior to the effectiveness of a change in control, provided in each case that the nonemployee director continues service through the applicable vesting date.
In addition, on each date of an annual meeting of the stockholders of the Company beginning with the 2019 Annual Meeting, each nonemployee director automatically will be granted an award of restricted stock units covering that number of shares determined as the quotient of (i) $100,000, divided by (ii) the Average Stock Price, with such quotient rounded down to the nearest whole share (“Annual Award”), subject to the terms and conditions of the 2019 Plan. Each Annual Award will be scheduled to vest (and upon vesting, be settled pursuant to the issuance of shares) as to 100% of the shares subject thereto on the earliest to occur of (i) the one-year anniversary of the Annual Award’s grant date, or (ii) the date immediately preceding the annual meeting of the stockholders of the Company following such Annual Award’s grant date or (iii) the date immediately prior to the effectiveness of a change in control, provided that the nonemployee director continues service through the applicable vesting date.
The Administrator in its discretion may change and otherwise revise the terms of Initial Awards and Annual Awards granted on or after the date the Administrator determines to make such change or revision.
Leaves of Absence
Unless the Administrator provides otherwise, vesting of awards granted under the 2019 Plan will continue during any approved leave of absence of an employee of the Company or any parent or subsidiary of the Company or a member of the board, consistent with and approved under the Company’s formal leave of absence policy then in effect. Such continued vesting will not exceed 90 days in the aggregate during any 12-month period or 180 days in the aggregate during any 36-month period following the commencement of the unpaid leave of absence. Thereafter, the vesting of such award will be suspended for the remaining duration of such leave. Vesting will recommence upon such participant’s return to active service as a service provider.
Except as described above and unless the Administrator provides otherwise, vesting of awards granted under the 2019 Plan will be suspended during any unpaid leave of absence.
Vesting Upon Termination due to Death or Disability
Unless the Administrator determines otherwise in its sole discretion, if an eligible participant ceases to be a service provider as a result of the participant’s death or disability, then with respect to awards that the eligible participant holds as of immediately prior to the cessation of the eligible participant’s status as a service provider, but excluding any awards that, as of the date of cessation of the eligible participant’s status as a service provider, are or remain subject to the achievement of any performance-based vesting criteria (provided that vesting subject solely to continued status as an employee, director and/or consultant will not constitute a performance-based vesting criteria), the participant will be deemed to fully vest in and have the right to exercise options and/or SARs as to all of the shares underlying such awards, including those shares that otherwise would not be vested or exercisable, all restrictions on awards other than options and SARs will lapse (the “Additional Vesting”). Unless the Administrator determines otherwise in its sole discretion for purposes of this Additional Vesting, “eligible participant” will be limited to mean a participant who at the time of such death or disability is an employee of the Company or any parent or subsidiary of the Company or a member of the board (and not a consultant), and who has provided services to the Company (or any parent or subsidiary of the Company) in good standing in such capacity (and, in the case of an employee, on a regular, full-time basis) for more than a continuous, one‑year period.
Transferability of Awards
Awards granted under the 2019 Plan generally are not transferable other than by will or by the laws of descent or distribution and may be exercised during a participant’s lifetime only by the participant, unless the Administrator determines otherwise.

Dissolution or Liquidation
In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant as soon as practicable before the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.
Change in Control
The 2019 Plan provides that, in the event of our merger with or into another corporation or other entity or our “change in control” (as defined in the 2019 Plan), the Administrator will have authority to determine the treatment of outstanding awards (without participants’ consent), including, without limitation, that:

•	awards will be assumed or substantially equivalent awards will be substituted by the acquiring or successor corporation or its parent or subsidiary;

•	awards will terminate upon or immediately prior to consummation of such transaction, upon providing written notice to the participant;

•
outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, as to the whole award or a portion of the award, prior to or upon such transaction and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of the transaction;

•
an award will terminate in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon exercise of the award or realization of the participant’s rights as of the date of the transaction, or an award will be replaced with other rights or property selected by the Administrator in its sole discretion; or

•	any combination of the foregoing.
If the successor corporation does not assume or substitute a participant’s outstanding awards (or portions thereof), then with respect to those awards (or portions thereof) of the participant not assumed or substituted, options and SARs will become fully vested and exercisable, all restrictions on restricted stock and restricted stock units will lapse, and with respect to performance shares, performance units and any other awards with performance-based vesting (or portions thereof), all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company or any of its parents or subsidiaries, as applicable. The Administrator will not be required to treat all awards, all awards held by a participant, all portions of an award, or all awards of the same type similarly in the transaction. In addition, if an option or stock appreciation right (or portion thereof) is not assumed or substituted for in the event of a merger or change in control, the Administrator will notify the participant in writing or electronically that the option or SARs (or its applicable portion) will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or SARs (or its applicable portion) will terminate upon the expiration of such period.
With respect to awards granted to a nonemployee director that are assumed or substituted for in our merger or change in control, if on the date of or after the assumption or substitution, the participant’s status as a member of the board or a director of the successor corporation or its ultimate parent entity, as applicable, is terminated other than due to his or her voluntary resignation (unless resignation is at the request of the acquirer), then the participant’s options and SARs will become fully vested and exercisable, all restrictions on restricted stock and restricted stock units will lapse, and with respect to performance shares, performance units and any other awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company or any of its parents or subsidiaries, as applicable.
Termination or Amendment
The 2019 Plan will become effective upon approval by the stockholders of the Company at the 2019 Annual Meeting, and automatically will terminate 10 years from the date of its adoption by the board, unless terminated at an earlier time by the Administrator. The Administrator may terminate, alter, suspend or amend the 2019 Plan at any time, provided that the Company will obtain stockholder approval of any amendment to the 2019 Plan to the extent necessary or desirable to comply with any applicable laws. No termination, alteration, suspension or amendment of the 2019 Plan may materially impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.
Forfeiture Events — “Clawback” Policy
The 2019 Plan includes a clawback provision that (i) permits the Administrator to specify in an award agreement that the participant's rights, payments, and benefits with respect to an award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award, (ii) provides that an award will be subject to our clawback policy as may be established and/or amended from time to time to comply with applicable laws (the “Clawback Policy”), and (iii) permits the Administrator to require a participant to forfeit, return or reimburse the Company all or a portion of the award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with applicable laws. Unless the clawback provision specifically is referenced and waived in an award agreement or other document, no recovery of compensation under a Clawback Policy or otherwise in accordance with the clawback provision will constitute an event that triggers participant’s resignation (or contributes to any right of a participant to resign) for “good reason” or due to a “constructive termination” (or other similar terms) under any plan, program, agreement or other arrangement with the Company or any of its parents or subsidiaries.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2019 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. jurisdiction to which the participant may be subject. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options
No taxable income is reportable when an incentive stock option is granted or exercised, although the exercise may subject the participant to the alternative minimum tax or may affect the determination of the participant’s alternative minimum tax (unless the shares are sold or otherwise disposed of in the same year). If the participant exercises the option and then later sells or otherwise disposes of the shares acquired more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one‑year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for alternative minimum tax purposes.
Nonstatutory Stock Options
No taxable income is reportable when a nonstatutory stock option with a per share exercise price equal to at least the fair market value of a share of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the exercised shares subject to the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss to the participant.
Stock Appreciation Rights
No taxable income is reportable when a stock appreciation right with a per share exercise price equal to at least the fair market value of a share of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any taxable income recognized in connection with the exercise of a stock appreciation right by an employee of the Company is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss to the participant.
Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares
A participant generally will not have taxable income at the time an award of restricted stock, restricted stock units, performance units or performance shares, are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. If the participant is an employee, such ordinary income generally is subject to tax withholding by us. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.
Medicare Surtax
A participant’s annual “net investment income,” as defined in Section 1411 of the Code may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the 2019 Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Section 409A
Section 409A of the Code provides certain requirements for nonqualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2019 Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). For certain individuals who are officers, subject to certain exceptions, Section 409A requires that distributions in connection with the officer’s separation from service commence no earlier than six months after such officer’s separation from service.
If an award granted under the 2019 Plan is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states, such as California, have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on nonqualified deferred compensation arrangements. The Company also will have withholding and reporting requirements with respect to such amounts. In no event will the Company or any of its parents or subsidiaries have any responsibility, obligation, or liability under the terms of the 2019 Plan to reimburse, indemnify, or hold harmless a participant or any other person in respect of awards for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A.
Tax Effect for the Company
We generally will be entitled to a tax deduction in connection with an award under the 2019 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” within the meaning of Code Section 162(m). Under Code Section 162(m), the annual compensation paid to any of these specified employees will be deductible only to the extent that it does not exceed $1,000,000.
Plan Benefits
Our executive officers and nonemployee directors have an interest in this proposal because they are eligible to receive awards under the 2019 Plan, including that nonemployee directors are eligible to receive certain automatic awards as described in the “Automatic Nonemployee Director Grants” section above.
If the Company’s stockholders approve the 2019 Plan at the 2019 Annual Meeting, then as of the date of the 2019 Annual Meeting, each individual continuing as a nonemployee director as of such date will receive an Annual Award. The following table sets forth the dollar value of restricted stock units of any Annual Awards to be granted on the date of the 2019 Annual Meeting (subject to the approval at the 2019 Annual Meeting by the Company’s stockholders). The number of shares that will be subject to such Annual Awards will not be known until the Average Stock Price used to determine such number can be determined, which will occur at earliest on the last trading day immediately before the date of grant of the Annual Award. The number of shares that will be subject to each Annual Award will be determined as the quotient of (a) $100,000, divided by (b) the average of the closing sale prices of a share of Company common stock on each of the 30 trailing, trading days ending as of the trading day immediately before the date of grant of the applicable award, with such quotient rounded down to the nearest whole share

Name of Individual or Group	Value of Restricted Stock Units to Be Granted ($)	Number of Shares Subject to Restricted Stock Units to Be Granted (#)(1)
Samuel Chen	$100,000	—
Wes Cummins	100,000	—
Douglas Miller	100,000	—
Randy Ortiz	100,000	—
Ken Xie	100,000	—
All current directors who are not executive officers, as a group	500,000	—
____________________
(1) The number of shares is not yet determinable, as described above.
Number of Awards Granted to Employees and Directors
The number of awards that an employee, director or consultant may receive under the 2019 Plan is in the discretion of the Administrator (other than the automatic awards as described in the “Automatic Nonemployee Director Grants” section above) and therefore cannot be determined in advance. The following table sets forth, as of October 7, 2019: (1) the grant date fair value and aggregate number of shares subject to options granted under the 2009 Plan during fiscal 2019 to each of our named executive officers; current executive officers, as a group; current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group; and (2) the grant date fair value and aggregate number of restricted stock units (including any performance-based restricted stock units) granted under the 2009 Plan during fiscal 2019 to each of our named executive officers; current executive officers, as a group; current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

Name of Individual or Group	Grant Date Fair Value of Stock Options ($)	Number of Shares Subject to Stock Options (#)	Grant Date Fair Value of Restricted Stock Units ($)	Number of Shares Subject to Restricted Stock Units (#)
Dr. HP Jin Chairman of the Board of Directors, President and Chief Executive Officer	$—	—	$304,200	240,000(1)
Fuad Ahmad Former Chief Financial Officer	—	—	—	—
Michael Strambi Former Chief Financial Officer and Treasurer	—	—	—	—
Salman Dhanani Co-President, Automotive Business Unit	162,400	70,000	153,000	30,000
Philipp Kandal Former Senior Vice President, Engineering	69,600	30,000	102,000	20,000
Hassan Wahla Co-President, Automotive Business Unit	139,200	60,000	102,000	20,000
All current executive officers, as a group	301,600	130,000	559,200	290,000
All current directors who are not executive officers, as a group	—	—	608,298	131,382
All current employees who are not executive officers, as a group	92,800	40,000	3,749,091	793,897
____________________
(1) Amount represents the target, which also is the maximum, number of shares subject to a performance-based award. No shares have been earned or delivered.

Required Vote
Approval of the 2019 Plan requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy entitled to vote at the 2019 Annual Meeting.
Board Recommendation
We believe that the approval of the 2019 Plan is essential to our continued success. Our employees are one of our most valuable assets. Stock options, restricted stock units and other awards provided under the 2019 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve the Company’s goals. For the reasons we state above, we are asking the stockholders to approve the 2019 Plan and its material terms.
Our board of directors recommends a vote “FOR” the approval of the 2019 Equity Incentive Plan and its material terms.

PROPOSAL THREE
APPROVAL OF THE 2019 EMPLOYEE STOCK PURCHASE PLAN
The board is seeking stockholder approval of the 2019 Employee Stock Purchase Plan and its material terms (the “ESPP”). The ESPP will provide eligible employees an opportunity to purchase our Common Stock at a discount through accumulated contributions of their earned compensation. Our board and its compensation committee have determined that offering an employee stock purchase plan is important to our ability to compete for talent. The ESPP will become a significant part of our overall equity compensation strategy (especially with respect to our nonexecutive employees) if it is approved by our stockholders. If our stockholders do not approve the ESPP, we may not be able to offer competitive compensation to existing employees and qualified candidates, which could prevent us from successfully attracting and retaining highly skilled employees.
The ESPP’s share reserve which we are asking the stockholders to approve is 2,500,000 shares of our Common Stock. We have not sponsored an employee stock purchase plan at any time since our initial public offering in May 2010. As of October 10, 2019, no awards have been granted under the ESPP and no benefits or amounts relating to any shares to be reserved under the ESPP have been received by, or allocated to, any individuals.
The board and its compensation committee believe that an employee stock purchase plan will be an important factor in attracting, motivating, and retaining qualified personnel who are essential to our success. The ESPP provides a significant incentive by allowing employees to purchase shares of our Common Stock at a discount. The board has approved the ESPP, subject to the approval of our stockholders at the 2019 Annual Meeting.
Summary of the 2019 Employee Stock Purchase Plan
The following is a summary of the principal features of the ESPP and its operation, as approved by the board in October 2019, subject to stockholder approval. This summary does not contain all of the terms and conditions of the ESPP and is qualified in its entirety by reference to the ESPP as set forth in Appendix B.
Purpose
The purpose of the ESPP is to provide our employees, and employees of any subsidiary or affiliate of ours that the administrator of the ESPP (referred to in this proposal as the “Administrator”) designates as eligible to participate in the ESPP (a “designated company”), with an opportunity to purchase shares of our Common Stock at a discount through payroll deductions or other contributions as permitted under the ESPP.
General
The ESPP permits the Administrator to grant purchase rights that are intended to qualify for special tax treatment under Code Section 423 (the “Section 423 Component”). In addition, the ESPP authorizes the grant of purchase rights that are not intended to qualify under Code Section 423 (the “Non-Section 423 Component”), which will provide for substantially the same benefits as purchase rights that are intended to qualify under Code Section 423 (“Section 423”) except that they may include features necessary to comply with applicable non-U.S. laws, pursuant to rules, procedures or sub-plans adopted by the Administrator.

Eligibility to Participate
Our employees and employees of our designated companies who are customarily employed for at least 20 hours per week and more than five months in a calendar year (or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator, if required under applicable laws, for purposes of any separate offering or in the Non-Section 423 Component) are eligible to participate in the ESPP. However, an employee is not eligible if immediately after the grant of a purchase right under the ESPP, he or she would own, and/or hold outstanding options to purchase, five percent or more of the total combined voting power or value of all our classes of stock or of any parent or subsidiary of ours. Also, the Administrator generally has the discretion pursuant to the terms of the ESPP, on a uniform and nondiscretionary basis or as otherwise permitted by applicable law with respect to an offering under the Section 423 Component, to determine that the following types of employees will be eligible or ineligible to participate in an offering: employees normally scheduled to work less than or equal to 20 hours per week or five months per calendar year (or lesser number of hours or period), employees who have continuously worked for us or a designated company for less than two years (or lesser period), and employees who are officers or other highly compensated employees. The Administrator also may exclude from participation in the ESPP employees who are citizens or residents of a non-U.S. jurisdiction if participation is prohibited by local law or if complying with local law would cause a violation of Section 423. Additionally, in the case of the Non-Section 423 Component, an employee may be excluded from participation in the ESPP or an offering if the Administrator has determined that participation of such employee is not advisable or practicable.
As of September 24, 2019, the individuals who would have been eligible to participate in the ESPP if it were to be approved by our stockholders consisted of approximately 780 employees, including five executive officers.
Number of Shares of Common Stock Available under the ESPP
If our stockholders approve the ESPP, and subject to adjustment upon certain changes in our capitalization as described in the ESPP, the maximum number of shares of our Common Stock that will be available for issuance under the ESPP will be 2,500,000 shares. The shares may be authorized, but unissued, or reacquired Common Stock.
On September 24, 2019, the closing price of a share of our Common Stock on The Nasdaq Stock Market was $4.89 per share.
The number of shares of Common Stock reserved for issuance under the ESPP will be reduced by any shares of Common Stock issued and delivered under the ESPP (including cash repurchases (as discussed below)), but will not be reduced by the number of shares of Common Stock referenced for purposes of determining the amount of any cash settlement (as discussed below). If stockholders do not approve the ESPP, then the ESPP will not become effective and no shares of our Common Stock will be available for issuance thereunder. We currently are unable to determine how long this share reserve may last because the number of shares that will be issued in any year or offering period depends on a variety of factors that cannot be predicted with certainty, including, for example, the number of employees who elect to participate in the ESPP, the level of contributions made by participants and the future price of our shares of Common Stock.
Administration
The ESPP will be administered by the board or a committee appointed by the board that is constituted to comply with applicable laws (including the compensation committee). We expect the compensation committee to be the Administrator of the ESPP. Subject to the terms of the ESPP, the Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, to delegate ministerial duties to any of our employees, to designate separate offerings under the ESPP, to designate subsidiaries and affiliates as participating in the Section 423 Component and the Non-Section 423 Component, to determine eligibility, to adjudicate all disputed claims filed under the ESPP and to establish such procedures that it deems necessary or advisable for the administration of the ESPP. The Administrator is authorized to adopt rules and procedures in order to: determine eligibility to participate, determine the definition of compensation for the purposes of contributions to the ESPP, handle contributions to the ESPP, coordinate the making of contributions to the ESPP, establish bank or trust accounts to hold contributions to the ESPP, effect the payment of interest, effect the conversion of local currency, satisfy obligations to pay payroll tax, determine beneficiary designation requirements, implement and determine withholding procedures and determine procedures for the handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by applicable law, the terms of a purchase right granted under the ESPP or an offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the ESPP or the same offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.
Enrollment and Contributions
The ESPP provides for eligible employees to have the opportunity to elect voluntarily whether to enroll in the ESPP by completing the enrollment procedure in a form and manner and by the deadline date (that occurs before the start of an applicable offering period), that is set by the Administrator. Each employee who joins the ESPP will be granted an option to purchase shares of our Common Stock on each enrollment date while participating in the ESPP and will be re-enrolled automatically for additional rolling 12-month offering periods; provided, however, an employee may cancel his or her enrollment at any time (subject to ESPP rules). Eligible employees who participate in the ESPP are referred to in this proposal as “participants.”
Participants will contribute to the ESPP in the form of payroll deductions or otherwise, as permitted by the Administrator and subject to the terms of the ESPP. Participants generally may contribute up to 20% of their eligible compensation (in whole percentages). However, prior to the enrollment date of an offering period, the Administrator may set the contribution limit below this amount with respect to all options granted as of the enrollment date of such period. Compensation eligible to be contributed under the ESPP includes a participant’s base straight time gross earnings, commissions (to the extent the commissions are an integral, recurring part of compensation), payments for overtime and shift premium, but exclusive of payments for incentive compensation, bonuses, equity compensation income, and other similar compensation. From time to time, the Administrator may, on a uniform and nondiscriminatory basis, change the definition of eligible compensation.
A participant may increase or decrease his or her contribution percentage by following procedures established by the Administrator, except that, unless and until determined otherwise by the Administrator, a participant may not increase his or her contribution rate during an offering period for such offering period, and may decrease his or her contribution rate during a purchase period for such purchase period only one time, and such decrease must be to 0%. A decrease to 0% will apply only to the then-ongoing purchase period, and the participant’s contribution rate will resume at the rate in effect prior to such decrease unless the participant’s participation in the ESPP has terminated or the participant has made adjustments applicable to future purchase periods or offering periods in accordance with the ESPP. The Administrator may also limit or amend the nature and number of contribution rate changes that may be made by participants during an offering period or purchase period.

Purchase of Shares
If approved by our stockholders, shares of our Common Stock will be offered under the ESPP through a series of consecutive, overlapping offering periods approximately 12 months in duration that are scheduled to start on the first trading day on or after June 1 and December 1 of each year and end on the first trading day on or after June 1 and December 1 approximately 12 months later. However, the first offering period under the ESPP will commence with the first trading day on or after December 1, 2019, and will end on the first trading day on or after December 1, 2020. The Administrator may change the duration and timing of offering periods in accordance with the ESPP (but in no event may such periods exceed twenty-seven months).
Each offering period will contain two purchase periods approximately six months in length that are scheduled to start on the first trading day on or after June 1 and December 1 of each offering period and end on the first trading day on or after June 1 and December 1 approximately six months later. The last day of each purchase period is referred to here as the “exercise date.” The first exercise date under the ESPP will be the first trading day on or after June 1, 2020.
On each exercise date, we will use each participant’s payroll deductions or contributions to purchase shares of our Common Stock for the participant. The price (the “purchase price”) of the shares of our Common Stock purchased will be 85% of the lower of (1) the closing sales price per share of our Common Stock on the Nasdaq Stock Market on the first trading day of the offering period, or (2) the closing sales price per share of our Common Stock on the Nasdaq Stock Market on the exercise date, provided that the Administrator may establish in advance a different formula for the purchase price for offering periods under the ESPP or as permitted by the ESPP. Notwithstanding the foregoing, under the terms of the ESPP, in our discretion with respect to participants in the Non-Section 423 Component in the People’s Republic of China, we will be permitted to either (i) in lieu of exercising the option to purchase shares of Common Stock, settle the option in cash in an amount equal to the number of shares of Common Stock the participant otherwise would have been able to purchase on such exercise date multiplied by the fair market value of a share of Common Stock on such exercise date, less the purchase price that otherwise would have been required to be paid to purchase the shares of Common Stock (a “cash settlement”), (ii) following the exercise of the option, repurchase the shares of Common Stock purchased pursuant to the exercise of the option for cash on such exercise date at a per share purchase price equal to the fair market value of a share of Common Stock on such exercise date (a “cash repurchase”), or (iii) following the exercise of the option, deliver shares of Common Stock pursuant to such procedures as required by applicable law.
No fractional shares of Common Stock will be purchased. No participant may purchase shares of Common Stock under the ESPP at a rate of more than $25,000 worth of our Common Stock (based on the fair market value of the stock at the beginning of the applicable offering period) for each calendar year during which the participant’s right to purchase shares of our Common Stock under the ESPP is outstanding at any time. The Administrator also has discretion to set a limit on the number of shares of Common Stock that may be purchased during any purchase period (which currently is established at 5,000 shares of our Common Stock, subject to adjustment upon certain changes in our capitalization as we describe in the ESPP). Further, under certain circumstances whereby the number of shares of our Common Stock to be purchased on an exercise date exceeds the number of shares of our Common Stock that were available for purchase on the first day of the applicable offering period or on that exercise date, the Administrator may make adjustments that result in the purchase of a lesser number of shares of Common Stock under the offering period as well as terminate offering periods then in effect. The Administrator also may reduce a participant’s contributions to zero percent during an offering period or purchase period to the extent necessary to comply with Section 423. Until the shares of our Common Stock have been purchased and delivered to a participant (as evidenced by the appropriate entry in our books or a duly authorized transfer agent of ours), the participant will have no voting, dividend or other stockholder rights with respect to the shares. At least annually, statements of account will be provided to each participant setting forth certain information regarding his or her participation in the ESPP, including the amounts of contributions, purchase price, number of shares of Common Stock purchased and any remaining cash balance.
To the extent permitted by applicable law, if the fair market value of a share of our Common Stock on any exercise date in an offering period is lower than the fair market value of a share of our Common Stock on the first day of such offering period, then all participants in such offering period will be withdrawn automatically from such offering period immediately after the exercise of their option on such exercise date and re-enrolled automatically in the immediately following offering period at the applicable contribution rate in effect for the participant.
Termination of Participation
Participation in the ESPP generally will terminate when a participating employee’s employment with us or a designated company ceases for any reason, the employee withdraws from the ESPP or we terminate or amend the ESPP such that the employee no longer is eligible to participate. An employee may withdraw his or her participation in the ESPP at any time in accordance with procedures, and prior to any applicable deadline, specified by the Administrator. Upon withdrawal from the ESPP, in general the employee will receive all amounts credited to his or her account without interest (unless otherwise required under applicable law) and his or her payroll withholdings or contributions under the ESPP will cease.
Non-transferability
Neither contributions credited to a participant’s account nor rights to purchase shares of Common Stock and any other rights and interests under the ESPP may be assigned, transferred, pledged or otherwise disposed of (other than by will, the laws of descent and distribution or beneficiary designation in the event of death). Any attempt at such prohibited disposition will be without effect, except that we may treat such act as an election to withdraw participation.
Certain Transactions
In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares of Common Stock or our other securities, or other change in our corporate structure affecting the Common Stock occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, will adjust the number and class of Common Stock that may be delivered under the ESPP, the purchase price per share, the class and the number of shares of Common Stock covered by each purchase right under the ESPP that has not yet been exercised, and the numerical limits of the ESPP.
In the event of our proposed dissolution or liquidation, any ongoing offering periods will be shortened and will terminate immediately before completion of the proposed dissolution or liquidation following the purchase of shares of Common Stock under the shortened offering periods, unless provided otherwise by the Administrator. Prior to the new exercise date, the Administrator will notify participants regarding the new exercise date and the exercise to occur on such date.

In the event of our merger or “change in control” (as defined in the ESPP), each outstanding option under the ESPP will be assumed or substituted for by the successor corporation or its parent or subsidiary. In the event that options are not assumed or substituted for, the offering period will be shortened by setting a new exercise date on which the offering period will end, which will occur prior to the closing of the merger or change in control. Prior to the new exercise date, the Administrator will notify participants regarding the new exercise date and the exercise to occur on such date.
Under the ESPP, a “change in control” generally means the acquisition by any person of more than 50% of the total voting power of the Company’s stock, a change in the effective control of the Company that occurs due to a majority of the members of the Board being replaced during a 12-month period by directors whose appointment or election is not endorsed by a majority of the directors before such appointment or election, or a change in ownership of the Company’s assets that have a value of at least 50% of the value of all of the Company’s assets immediately before such acquisition.
Amendment and Termination
The Administrator or the Board may amend, suspend or terminate the ESPP or any part of the ESPP at any time and for any reason. The ESPP will continue in effect for a term of 10 years from the date adopted by the Board, unless terminated earlier by the Administrator in accordance with its terms. If the Administrator determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the Administrator may modify, amend or terminate the ESPP to reduce or eliminate such accounting consequence. If the ESPP is terminated, the Administrator in its discretion may terminate all outstanding offering periods either immediately or after completion of the purchase of shares of Common Stock under the ESPP (which may be adjusted to occur sooner than originally scheduled), or in accordance with their terms. If options are terminated prior to their expiration, then all amounts credited to participants that have not been used to purchase shares of Common Stock will be returned, without interest (unless otherwise required under applicable law), as soon as administratively practicable.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the ESPP. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. jurisdiction to which the participant may be subject. As a result, tax consequences for any particular participant may vary based on individual circumstances.
The ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423. Under an employee stock purchase plan that so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares of Common Stock acquired under the ESPP or in the event of the participant’s death while still owning the purchased shares of Common Stock.
If the participant sells or otherwise disposes of the purchased shares of Common Stock within two years after the start date of the offering period in which the shares of Common Stock were acquired or within one year after the actual purchase date of those shares of Common Stock, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares of Common Stock on the purchase date exceeded the purchase price paid for those shares of Common Stock, and we will be entitled to an income tax deduction equal in amount to such excess, for the taxable year in which such disposition occurs. The amount of this ordinary income will be added to the participant’s basis in the shares of Common Stock, and any resulting gain or loss recognized upon the sale or disposition will be a capital gain or loss. If the shares of Common Stock have been held for more than one year since the date of purchase, the gain or loss will be long-term.
If the participant sells or disposes of the purchased shares of Common Stock more than two years after the start date of the offering period in which the shares of Common Stock were acquired and more than one year after the actual purchase date of those shares of Common Stock, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the shares of Common Stock on the sale or disposition date exceeded the purchase price paid for those shares of Common Stock, or (b) 15% of the fair market value of the shares of Common Stock on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. Alternatively, if the fair market value of the shares of Common Stock on the date of the sale or disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. We will not be entitled to an income tax deduction with respect to such disposition.
In addition, a participant’s annual “net investment income,” as defined in Section 1411 of the Code, may be subject to a 3.8% U.S. Federal surtax. Net investment income may include capital gain and/or loss arising from the disposition of shares of Common Stock purchased under the ESPP. Whether a participant’s net investment income will be subject to this surtax will depend on the participant’s level of annual income and other factors.
If the participant still owns the purchased shares of Common Stock at the time of death, the lesser of (i) the amount by which the fair market value of the shares of Common Stock on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares of Common Stock on the start date of the offering period in which those shares of Common Stock were acquired will constitute ordinary income in the year of death.
Plan Benefits
Participation in the ESPP is voluntary and dependent on each eligible employee’s election to participate, the amount of his or her eligible compensation, and his or her determination as to the portion of his or her eligible compensation to contribute to the ESPP. Further, the number of shares of Common Stock that may be purchased under the ESPP is determined, in part, by the price of our shares of Common Stock on the first day of each offering period and applicable exercise date of each purchase period. Accordingly, the actual number of shares of Common Stock that would be purchased by any individual under the ESPP in the future is not determinable. We have not sponsored an employee stock purchase plan since our initial public offering in May 2010, and therefore the number of shares of our Common Stock which would have been received by or allocated to our named executive officers, all current executive officers as a group, and all other current employees who may participate in the ESPP as a group are not determinable. Our executive officers have an interest in the approval of the ESPP by our stockholders because they are eligible to participate in the ESPP. Nonemployee members of the Board are not eligible to participate in the ESPP.
Required Vote
Approval of the ESPP and its material terms requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy entitled to vote at the 2019 Annual Meeting.

Board Recommendation
We believe that the approval of the ESPP is important for our ability to remain competitive in continuing to attract and retain highly skilled employees. Our employees are one of our most valuable assets. The ESPP enables us to provide important incentives to our employees to achieve the Company’s goals and drive our continued success. For the reasons we state above, we are asking the stockholders to approve the ESPP and its material terms.

Our board of directors recommends a vote “FOR” the approval of the 2019 Employee Stock Purchase Plan and its material terms.

PROPOSAL FOUR
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the board of directors has appointed Grant Thornton LLP as the independent registered public accounting firm to audit our consolidated financial statements for fiscal 2020. Grant Thornton LLP has served as our independent registered public accounting firm since September 10, 2014.
Notwithstanding Grant Thornton LLP’s selection, and even in the event our stockholders ratify their appointment, the audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of us and our stockholders. If our stockholders do not ratify the appointment, the audit committee may reconsider whether it should appoint another independent registered public accounting firm. We expect representatives of Grant Thornton LLP to attend the 2019 Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Pre-Approval of Audit and Nonaudit Services
Pursuant to its audit committee charter, the audit committee pre-approves all audit and permissible non-audit services the independent registered public accounting firm provides to us. These services may include audit services, audit-related services, tax services and other services.
Principal Accounting Fees and Services
The following table presents fees billed for professional services rendered to us by Grant Thornton LLP for fiscal 2019 and fiscal 2018. The audit committee approved all of the services we describe in the following table were approved in conformity with the audit committee’s pre-approval process.

	Fiscal 2019	Fiscal 2018
Audit fees (1)	$2,164,970	$1,409,360
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$2,164,970	$1,409,360
____________________

(1)
Audit fees consist of fees billed for professional services rendered for: (i) the audit of our annual consolidated financial statements and reviews of applicable SEC filings including our Annual Report; (ii) audit of our internal control over financial reporting; (iii) the reviews of our quarterly financial statements and of applicable SEC filings including Form 10-Q; and (iv) services rendered in connection with our Form S-8 filings and other items related to SEC matters. Fees for fiscal 2019 and fiscal 2018 also include fees billed for professional services rendered in connection with the adoption of ASC 606.

Required Vote
Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2020 requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies we receive will be voted “FOR” ratification of the appointment of Grant Thornton LLP.

Board Recommendation
Our board of directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2020.

PROPOSAL FIVE

NONBINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, (the “Dodd-Frank Act”), enables our stockholders to vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers as we disclose in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement beginning on page 56. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. We do not intend this vote to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices we describe in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on us, our compensation committee or our board of directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will communicate directly with stockholders to better understand the concerns that influenced the vote and the compensation committee will consider whether any actions are necessary to address those concerns.

Following is a summary of some of the key points of our fiscal 2019 executive compensation program. See the “Executive Compensation” section beginning on page 56 for more information.

The compensation committee oversees the development and administration of our executive compensation program. In order to create long-term value for our stockholders, we intend the executive compensation program to achieve the following objectives:

•	Market Competitive: Provide a market-competitive level of total available compensation to attract, retain, and motivate talented executive officers who have the ability to impact business performance;

•	Performance-based: Establish an explicit link between compensation and the achievement of both overall business objectives and individual performance;

•	Long-term Focused: Promote a long-term focus for our named executive officers through incentive compensation;

•	Aligned with Stockholders: Align the interests and objective of our named executive officers and employees with furthering our growth and creating long-term stockholder value; and

•	Equity Stake: Share the enterprise value created by our named executive officers and employees through distribution of equity to key employees or executive officers.

We believe that the information we provide above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and that it is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.
Required Vote

Approval, on a nonbinding advisory basis, of our executive compensation requires the affirmative “FOR” vote of a majority of the votes cast on the proposal at the 2019 Annual Meeting. As this is an advisory vote, the result will not be binding on us, the board of directors or the compensation committee, although our compensation committee will consider the outcome of the vote when evaluating our executive compensation principles, design and practices.
Board Recommendation

Our board of directors recommends a vote “FOR” the following resolution at the 2019 Annual Meeting:
“RESOLVED, that the Telenav stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Telenav’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

EXECUTIVE OFFICERS OF THE REGISTRANT
Our board of directors appoints our executive officers, who serve at the board’s discretion. There are no family relationships among any of our directors, nominees or executive officers. In the following table, we set forth the names, ages (as of October 10, 2019) and positions of our executive officers:

Name	Age	Position
Dr. HP Jin	55	Chair of the Board of Directors, President and Chief Executive Officer
Adeel Manzoor	44	Chief Financial Officer and Treasurer
Steve Debenham	57	Vice President, General Counsel and Secretary
Salman Dhanani	46	Co-President, Automotive Business Unit
Hassan Wahla	47	Co-President, Automotive Business Unit
Dr. HP Jin's biography can be found under “Proposal One—Election of Directors—Information Regarding Continuing Directors” on page 21.
Adeel Manzoor has served as our chief financial officer and treasurer since July 2019. From November 2016 to June 2019, Mr. Manzoor served as vice president and controller of the Storage, Big Data and Value Compute business unit at Hewlett Packard Enterprise (“HPE”). He also served as vice president and controller of the Converged Infrastructure business unit at HPE from August 2015 to November 2016. Previously, Mr. Manzoor served as director of strategy and planning at Hewlett Packard (“HP”) from June 2014 to August 2015 and director of investor relations at HP from September 2012 to June 2014. Prior to joining HP, Mr. Manzoor was an auditor at Ernst and Young LLP. Mr. Manzoor holds a degree in Business/Commerce from the University of the Punjab, an MBA from the Asian Institute of Technology and an MS, Accounting and Finance from New Mexico State University.
Steve Debenham has served as our vice president, general counsel and secretary since August 2019. Prior to joining Telenav, Mr. Debenham served as vice president, general counsel and corporate secretary of Aerohive Networks, Inc. from January 2013 to August 2019. Previously, Mr. Debenham served in senior leadership roles at various other technology companies, including: vice president corporate development, general counsel and secretary of Silicor Materials Inc. from August 2010 to January 2013; senior vice president, general counsel and secretary of Asyst Technologies, Inc. from September 2003 to September 2009; and senior vice president, general counsel and secretary of Harris myCFO Inc. from May 2000 to June 2003. Mr. Debenham began his legal career with the law firm of Jackson Tufts Cole & Black, LLP, where he was a partner practicing intellectual property litigation. Mr. Debenham holds an A.B. in History from Stanford University and a J.D. from the University of California, Hastings College of the Law.
Salman Dhanani is a cofounder of our company and has served as co-president of our automotive business unit since January 2014. Mr. Dhanani served as our vice president, growth strategy and partnerships from July 2012 to January 2014, as our vice president, products from August 2010 to July 2012 and as our vice president, products and marketing from August 2009 to August 2010. Mr. Dhanani served as our executive director of marketing from March 2009 to July 2009 and as our senior director of marketing from November 1999 to February 2009. From January 1999 to November 1999, Mr. Dhanani served as a consultant at the McKenna Group, a strategy consulting firm. From July 1996 to December 1998, Mr. Dhanani served as an application engineer at Schlumberger Ltd., a technology consulting services company. Mr. Dhanani holds a B.S. in Electrical Engineering from the University of Washington.

Hassan Wahla has served as co-president of our automotive business unit since January 2014. Mr. Wahla served as our vice president, business development and carrier sales from August 2009 to January 2014 and served as our executive director of business development from May 2005 to August 2009. From April 2003 to May 2005, Mr. Wahla served as a senior product manager at Nextel Communications, a wireless communications company that merged with Sprint Corporation. From February 2002 to April 2003, Mr. Wahla served as vice president of business development of Wireless Multimedia Solutions, a privately held wireless software platform company. From September 1999 to February 2002, Mr. Wahla served as director of business development at MicroStrategy, Inc., a business intelligence software company. Prior to that time, Mr. Wahla served as a senior consultant at Maritime Power, a maritime equipment company. Mr. Wahla holds a B.S. in Industrial Engineering from the Virginia Tech University, an M.S. in Management from Stevens Institute of Technology and a Masters of International Affairs from Columbia University.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
You should read the following discussion and analysis of compensation arrangements of our named executive officers for fiscal 2019, consisting of those individuals who are set forth in the Fiscal 2019 Summary Compensation Table further below, together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.
Overview. The compensation committee of our board of directors is responsible for establishing, implementing and monitoring adherence with our compensation philosophy for our executives. Our board of directors has delegated to the compensation committee the authority and responsibility for establishing and overseeing executive officer salaries, administering the incentive compensation program for executive officers, establishing and overseeing other forms of compensation for our executive officers and for overseeing and administering our equity incentive plans for all employees. The compensation committee seeks to ensure that the total compensation we pay to our executive officers is fair and reasonable. Currently, we have five executive officers. You may find details of our fiscal 2019 compensation for our named executive officers, who are our chief executive officer (“CEO”), each individual serving as chief financial officer (“CFO”) during fiscal 2019, and three other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2019, in the section entitled “Executive Compensation—Fiscal 2019 Summary Compensation Table.” We provide compensation and benefits to our named executive officers similar in type to those we provide to our other executive officers and senior managers.
We describe in this section our compensation program for our named executive officers with respect to our fiscal 2019. Michael Strambi served as our CFO during our fiscal 2019, from July 1, 2019 through the date of termination of his employment with us on January 2, 2019. Fuad Ahmad served as our interim CFO effective January 2, 2019 through the end of our fiscal 2019, when we appointed Adeel Manzoor as our CFO effective July 1, 2019. Mr. Ahmad provided services on a temporary basis, while we completed our search for a new CFO, for a fixed hourly fee through FLG Partners, LLC (“FLG Partners”), a consulting firm of which Mr. Ahmad is a partner. Other than these fees, we did not provide compensation to Mr. Ahmad for his services as interim CFO, or for serving as our principal financial officer and principal accounting officer. Given the temporary nature of the engagement with Mr. Ahmad and the fee-based arrangement entered into with FLG Partners, much of the discussion in this section relating to our various executive compensation programs generally does not apply to Mr. Ahmad, except as we may specifically note. Philipp Kandal served as our senior vice president, engineering for all of our fiscal 2019. On August 5, 2019, Mr. Kandal resigned from Telenav, effective October 4, 2019.
We focus the discussion on our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. We address why we believe our compensation program is appropriate for us and our stockholders and explain how executive compensation is determined.
We held an advisory vote on executive compensation at our 2018 Annual Meeting of Stockholders, where our stockholders approved the proposal with over 97% of stockholder votes cast in favor of our executive compensation program. In addition, at our 2017 Annual Meeting, our stockholders approved holding future such advisory votes annually. Accordingly, we are seeking another stockholder advisory vote on executive compensation at our 2019 Annual Meeting. See “Proposal Five—Nonbinding Advisory Vote on Executive Compensation.”

Although we do not directly attribute any of the compensation committee’s subsequent actions or decisions with respect to the compensation of our executive officers to the results of the vote, the compensation committee took the vote outcome into consideration in the course of its deliberations and expects to continue to do so with respect to future advisory votes concerning executive compensation.
Compensation Philosophy and Objectives. Our executive compensation program seeks to attract talented, qualified executives to manage and lead our company and to motivate them to pursue and achieve our corporate objectives. We have created a compensation program that includes short-term and long-term components, cash and equity elements, and performance-contingent payments in proportions that we believe will provide appropriate incentives to reward and retain our executives.
Our philosophy towards executive compensation reflects the following principles:

•
Total compensation opportunities should be competitive. We believe that our total compensation programs should be competitive so that we can attract, retain and motivate talented executive officers who will help us to perform better than our competitors.

•
Total compensation should be related to our performance. We believe that a significant portion of our executive officers’ total compensation should be linked to achieving specified financial and business objectives that we believe will create stockholder value and provide incentives to our executive officers to work as a team.

•
Total compensation should be related to individual performance. We believe that executive officers’ total compensation should reward individual performance achievements and encourage individual contributions to achieve exceptional performance.

•
Equity awards help executive officers think like stockholders. We believe that each of our executive officer’s total compensation should have a significant equity component because stock based equity awards help reinforce the executive officer’s long-term interest in our overall performance and thereby align the interests of the executive officer with the interests of our stockholders.

Based on this philosophy, we seek to reward our executive officers as and when we achieve our goals and objectives by giving significant weight to performance-based compensation. While ensuring that our executive officers implement appropriate risk management measures, a significant portion of the compensation for our executive officers is at risk based on the achievement of established goals, which we believe more closely aligns their interests with the interests of our stockholders.
Role of the Compensation Committee and Executive Officers in Setting Executive Compensation. The compensation committee has overall responsibility for determining the compensation of our executive officers, including our chief executive officer. Our board of directors appoints members of the compensation committee. During fiscal 2019, the members of our compensation committee were Ms. Francis (chair) and Messrs. Ortiz and Xie. Our board of directors determined that each member of our compensation committee is an outside director for purposes of Section 162(m), a nonemployee director for purposes of Rule 16b-3 under the Exchange Act and an independent director as that term is defined under the Nasdaq Global Market rules.
The compensation committee operates under a written charter the board of directors adopted, which establishes the duties and authority of the compensation committee. Copies of our compensation committee charter are available on our website at http://investor.telenav.com/corporate-governance.

The fundamental responsibilities of our compensation committee are:

•
to provide oversight of our compensation policies, plans and benefit programs, including reviewing and making recommendations to our board of directors regarding compensation plans, as well as general compensation goals and guidelines for our executive officers and the board of directors;

•
to review and determine all compensation arrangements for our executive officers (including our chief executive officer) and to allocate total compensation among the various components of executive pay;

•	to review and approve all equity compensation awards for all employees; and

•	to oversee and direct our equity compensation plans, including the 2009 Plan and the 2011 Plan (and, if approved, our 2019 Plan and ESPP).
The compensation committee has the authority to engage the services of outside consultants, and it retained Compensia, an independent compensation consulting firm with substantial experience in the technology sector, as its compensation consultant to advise the compensation committee in matters related to executive and director compensation for fiscal 2019. The compensation committee provided Compensia with instructions regarding the goals of our executive compensation program and the parameters of the competitive review of executive officer compensation packages that it was to conduct. In particular, the compensation committee instructed Compensia to analyze whether the compensation packages of our executive officers were consistent with our compensation philosophy and competitive relative to market comparables. The compensation committee further instructed Compensia to evaluate the following components to assist it in establishing fiscal 2019 compensation: base salary; target and actual annual incentive compensation; target and actual total cash compensation (base salary and annual incentive compensation); long-term incentive compensation (equity awards); target and actual total direct compensation (base salary, annual incentive compensation and long-term incentive compensation); and beneficial ownership of our common stock. Based on the consideration of the various factors as set forth in the rules of the SEC and Nasdaq Global Market, the compensation committee does not believe that its relationship with Compensia and the work of Compensia on behalf of the compensation committee has raised any conflict of interest.
In determining each executive officer’s compensation, our compensation committee reviews our corporate financial performance and financial condition. Our compensation committee evaluates individual performance in the case of our chief executive officer, and by our chief executive officer in the case of other executives’ compensation. Our chief executive officer meets with the compensation committee to discuss executive compensation matters and to make recommendations to the compensation committee with respect to other executives. The compensation committee may modify individual compensation components for executives other than our chief executive officer after reviewing his recommendations. The compensation committee is not bound to and does not always accept our chief executive officer’s recommendations. The compensation committee also reviews the chief executive officer’s performance and confers with the full board of directors (excluding our chief executive officer). The compensation committee then makes all final compensation decisions for executive officers and approves any equity incentive awards for all of our executive officers. In addition, it is the compensation committee’s practice to consult with the independent members of the board of directors prior to making material changes to our compensation policies.

Compensation discussions and decisions are designed to promote our fundamental business objectives and strategy. Evaluation of management performance and rewards are performed annually or more often as needed, or as the compensation committee deems appropriate. The compensation committee generally has the discretion to (i) increase, reduce or eliminate an executive officer’s bonus award and/or (ii) increase an executive officer’s base salary in connection with a promotion or increased responsibilities during the year in the event that it determines that circumstances warrant. With regard to our annual cash bonus plan, the compensation committee may in its sole discretion determine the amount of any reduction on the basis of such factors as it deems relevant. In addition, pursuant to the compensation committee charter, the compensation committee is authorized to take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance. There are no limits on the amounts of such modification.
Third-Party Analysis of Compensation. Our compensation committee engaged Compensia to evaluate our current levels and types of compensation for executive officers and to recommend appropriate changes. Among other activities, Compensia:

•	assisted us in identifying a group of peer companies for purposes of comparing the levels of compensation for our CEO and other executive officers;

•	gathered and analyzed compensation data from those peer companies as well as from other available compensation surveys from similarly sized companies in relevant industries; and

•	assisted us in structuring awards as part of the equity incentive element of our compensation program, including assisting us in establishing appropriate amounts for equity incentive awards.
Compensia’s review at the end of fiscal 2018 for purposes of determining fiscal 2019 executive compensation concluded, and our compensation committee concurred, that:

•
our base salary levels placed our CEO at approximately the 20th percentile, and the average of our other executive officers at approximately the 40th percentile of our peer and market survey companies;

•
our target total cash compensation placed our CEO at approximately the 25th percentile, and the average of our other executive officers at approximately the 45th percentile of our peer and market survey companies;

•	our equity mix was 100% weighted towards RSUs (including performance-based awards) compared to peer company practice, which typically included a mix of time-based options and RSUs;

•
we did not grant an equity incentive award to our CEO in fiscal 2018; thus, our target total direct compensation placed our CEO at approximately the 10th percentile (he previously received no annual equity grant), and the average of our other executives at approximately the 60th percentile (with variation by individual executive officer), of our peer and market survey companies; and

•	our overall compensation levels consider not only the peer and market survey company compensation levels but also reflect the unique job scope performed by many of the executives.

In identifying and recommending our peer group companies, Compensia has generally targeted U.S. publicly traded companies providing telecommunication or other software-related services and companies from other industry groups providing hardware and communication equipment and services. Of these companies, Compensia principally considered companies with a market capitalization and revenue over the prior 12 months in a range which approximated Telenav’s performance. To determine the peer group companies for our fiscal 2019, Compensia used our previous peer group companies approved for our fiscal 2018 and recommended to the compensation committee revisions to better match our size, organization complexity and growth. In reviewing the peer group companies Compensia proposed for our fiscal 2019, the compensation committee considered company type, business focus, revenue and growth, market capitalization and location amongst the primary factors. Changes to the peer group companies for our fiscal 2018 included the removal of companies that had been acquired, and the addition of certain software and software-as-a-service companies that generally match our size, complexity and growth.
For purposes of our fiscal 2019 compensation decisions, Compensia reviewed and recommended, and our compensation committee approved, the following peer group companies:

• A10 Networks	• Glu Mobile
• Aerohive Networks	• KVH Industries
• Agilysys	• Leaf Group
• American Software	• Limelight Networks
• Apptio	• LivePerson
• Brightcove	• MobileIron
• Carbonite	• QAD
• ChannelAdvisor	• QuinStreet
• Digi International	• RealNetworks
• Digital Turbine	• Tintri
The compensation committee intends to continue to evaluate the compensation levels of similarly situated executives at our peer group companies to determine whether our executive compensation program is market competitive. In addition, the compensation committee also will continue to review, with assistance from Compensia, the list of peer group companies to ensure they each are appropriate for executive compensation comparisons.
Components of Executive Compensation. Our executive compensation program consists of the following principal components: base salary; an annual cash bonus plan; and long-term equity-based incentive awards. We believe that each of these individual components is useful in achieving one or more of the objectives of our program. Together, we believe these components have been effective in achieving our overall compensation objectives, which include:

•	base salary: to retain employees, reflect differences in job scope and compensate for significant differences in responsibilities;

•
cash bonuses: to encourage executives to deliver on short term corporate financial and operating goals and individual objectives, and to ensure that a meaningful portion of compensation is based upon short-term performance in accordance with our performance-based pay philosophy; and

•	equity awards: to balance executives’ short-term thinking with a longer-term perspective, reward for innovation, promote alignment with stockholder interests and attract and retain key talent.
Each executive officer’s total compensation may vary from year to year based on our financial results and individual performance.

Weighting of Compensation Components. We do not use predefined ratios in determining the allocation of compensation between base salary, bonus and equity components. Rather, we set each executive’s total compensation based on market conditions, geographic considerations, competitive market data and other factors that our compensation committee, in its sole discretion, determines are appropriate. Our executive compensation policies apply equally to all of our executive officers, including our named executive officers. Differences in compensation levels among our executives generally reflect differing skills, experience, responsibilities and relative contributions.
The specifics of each compensation element are as follows:
Base Salary. We pay an annual base salary to each of our executives in order to provide them with a fixed rate of cash compensation during the year.
The compensation committee approved the following base salaries of our named executive officers for fiscal 2019, effective September 1, 2018:

Named Executive Officer	Fiscal 2019 Base Salary
Dr. HP Jin	$380,000
Fuad Ahmad (1)	—
Michael Strambi	315,000
Salman Dhanani	300,000
Philipp Kandal (2)	306,583
Hassan Wahla	280,000
____________________

(1)
We engaged Mr. Ahmad to serve as our interim CFO during a portion of fiscal 2019. In connection with such services, we paid FLG Partners, a consulting firm of which Mr. Ahmad is a partner, a fixed fee of $425 per hour of Mr. Ahmad’s services.

(2)
Mr. Kandal, who was employed during the period by Telenav GmbH, had a base salary of €268,791. We calculate translation of salary into U.S. dollars using the average quarterly exchange rate of the U.S. dollar against the euro. Due to variations in the exchange rates of the U.S. dollar against the euro, the U.S. dollar value we include in this table may not reflect the actual amount for Mr. Kandal.

Bonus Plan. We strive to tie a substantial part of each executive officer’s compensation to our performance. To this end, we established a formal bonus plan (the “Bonus Plan”) that provides for performance-based cash bonus targets for our employees, including each of our executive officers.
Our compensation committee approves the target bonus award for our executive officers with input from our chief executive officer (except with respect to his own target bonus award, which our compensation committee determines, in its sole discretion). Our compensation committee based the target bonus awards on a review of relevant peer group and market survey data and internal equity considerations for each executive officer and designed our Bonus Plan to place a portion of total compensation at risk for each executive officer, consistent with our goal of improving strategic execution. Our compensation committee set the amount of each individual named executive officer’s target bonus as a percentage of his/her annual salary and that percentage is set forth in the following table:

Named Executive Officer	Fiscal 2019 Target Bonus (% of Base Salary) (1)	Fiscal 2019 Target Bonus Amount (2)
Dr. HP Jin	100%	$380,000
Fuad Ahmad (3)	—	—
Michael Strambi (4)	—	—
Salman Dhanani	60	178,000
Philipp Kandal	60	183,950(5)
Hassan Wahla	60	168,000

____________________

(1)	The fiscal 2019 target bonus percentage for each participating named executive officer is unchanged from fiscal 2018.

(2)	We calculate the fiscal 2019 target bonus amount by multiplying the target bonus percentage times the blended salary amount to be received for the twelve months of fiscal 2019.

(3)	Mr. Ahmad did not participate in the Bonus Plan.

(4)
On September 12, 2018, Mr. Strambi notified us that he intended to resign effective January 2, 2019. Accordingly, our compensation committee did not establish a fiscal 2019 target bonus for Mr. Strambi.

(5)
Mr. Kandal, who was employed during the period by Telenav GmbH, had a base salary of €268,791 and a target bonus of €161,275. We calculate translation of target bonus into U.S. dollars using the average quarterly exchange rate of the U.S. dollar against the euro. Due to variations in the exchange rates of the U.S. dollar against the euro, the U.S. dollar value we include in this table may not reflect the actual amount for Mr. Kandal.

Our compensation committee has authority to approve earned bonus awards under the Bonus Plan for executive officers. In addition, the compensation committee has discretion to reduce or eliminate the earned bonus awards under the Bonus Plan regardless of performance. The compensation committee may also approve payments of bonuses outside the Bonus Plan whether performance targets have been achieved. Our compensation committee did not approve any discretionary payments of bonuses outside the Bonus Plan to executives in fiscal 2019.
Performance targets under the Bonus Plan are subject to thresholds and maximums, and bonuses earned may be subject to predetermined accelerators and decelerators (but in any case the total bonus earned may be no greater than 150% of the target amount). Our chief executive officer also has the discretion to recommend to the compensation committee an increase or decrease, of up to 15%, in the bonus earned by an executive officer (other than himself), which is subject to approval by the compensation committee.
The actual bonuses earned under the Bonus Plan, if any, are based on our achievement of certain target Key Performance Indicator (“KPI”) levels. We based actual bonuses earned on the computation of point values achieved on KPIs and may exceed the target bonus awards depending on achievement of these KPIs.
We derived the fiscal 2019 KPIs from our operating plan covering fiscal 2019 and the compensation committee approved the fiscal 2019 KPIs based on recommendations from management’s evaluation of, among other things, growth opportunities, customer feedback and demand projections, historical revenue and trends, industry trends and the economic environment. The KPIs provided for opportunities to overperform our underlying fiscal 2019 operating plan, which the compensation committee and management viewed as challenging but not unattainable. Our fiscal 2019 operating plan is an internal, nonpublic financial plan our board of directors approved in fiscal 2019, and our board of directors reviews with management at regular meetings our actual performance and performance relative to the operating plan.
In September 2018, the compensation committee reviewed and approved the following elements as the basis for the fiscal 2019 Corporate and Automotive KPI measures for purposes of the Bonus Plan:
Corporate

•
“Total Billings,” which we define as revenue recognized plus the change in deferred revenue from the beginning to the end of the applicable period, and which we calculate consistently with the billings metric presented in our Annual Report;

•
“Total Adjusted Cash Flow from Operations,” which we define as Adjusted EBITDA plus the effect of changes in deferred revenue and deferred costs. Adjusted EBITDA is defined as net loss excluding the impact of stock-based compensation expense, depreciation and amortization, other income (expense), net, provision (benefit) for income taxes, and other applicable items such as goodwill impairment, legal settlements and contingencies, and other applicable items, and is calculated consistently with the adjusted cash flow from operations metric presented in our Annual Report;

•
“Total Operating Expenses,” which we define to include research and development, sales and marketing, general and administrative and legal settlements and contingencies expenses, and we exclude goodwill impairment; and

•	“Stock Price Performance,” which we define as the 30 trading-day trailing average closing stock price as of June 30, 2019.
Automotive

•
“Automotive Adjusted Cash Flow from Operations,” which we define as Total Adjusted Cash Flow from Operations as calculated above, less advertising revenue and expenses and adjusted for the effect of changes in advertising deferred revenue and deferred costs;

•
“Net Automotive Billings,” which we define as automotive and mobile navigation revenue recognized plus the change in automotive and mobile navigation deferred revenue from the beginning to the end of the applicable period, and which we calculate consistently with the automotive billings and mobile navigation billings metrics presented in our Annual Report; and

•
“Total Automotive Operating Expenses,” which we define to include automotive and mobile navigation-related research and development, sales and marketing, general and administrative, and legal settlements and contingencies expenses, and we exclude goodwill impairment.

Our compensation committee approved these performance measures because it believed that they were appropriate drivers for our business, as they provided a balance between generating revenue, managing our expenses, and growing our business, each of which are designed to enhance shareholder value.
In September 2018, our compensation committee reviewed and approved the following Corporate weightings and target KPI levels for purposes of measuring the fiscal 2019 bonus payout for Dr. Jin:

Fiscal 2019 KPIs — Corporate	Weighting	Target KPI Level (in millions, except stock price)
Total Billings	40%	$320.1
Total Adjusted Cash Flow from Operations	40	12.1
Total Operating Expenses	10	136.0
Stock Price Performance	10	8.80
In September 2018, the compensation committee also reviewed and approved the following Automotive Business Unit weightings and target KPI levels for purposes of measuring the fiscal 2019 bonus payouts for Messrs. Dhanani, Kandal and Wahla:

Fiscal 2019 KPIs — Automotive Business Unit	Weighting	Target KPI Level (in millions, except stock price)
Automotive Adjusted Cash Flow from Operations	50%	$11.8
Net Automotive Billings	20	284.1
Total Automotive Operating Expenses	10	94.2
Total Adjusted Cash Flow from Operations	10	12.1
Stock Price Performance	10	8.80

In August 2019, our compensation committee initially determined the amounts to be paid under the Bonus Plan based on our actual performance in fiscal 2019 with respect to each target KPI, and the associated weighted performance score, before taking into account the effects of an amended agreement we entered in the fourth quarter of fiscal 2019 with a tier-one supplier to Toyota Motor Corporation. The resulting initial weighted performance scores, as shown below, were 35% for Corporate and 68% for the Automotive Business Unit. However, the fiscal 2019 amendment to the agreement with the tier-one supplier changed the terms of certain payments that we would be entitled to receive. The amendment removed a contractual minimum unit commitment that otherwise would have resulted in a payment to us in fiscal 2027 and, instead, provided that we would receive a one-time $17.0 million pre-payment in the first quarter of fiscal 2020. Our compensation committee accepted recalculated initial weighted performance scores for Total Billings, Total Adjusted Cash Flow from Operations, Automotive Adjusted Cash Flow from Operations and Net Automotive Billings to recognize the executives’ efforts to attain this early payment, which benefited stockholders and improved the Company’s near-term cash positions. After adjustment to reflect the effects on performance of the $17.0 million payment, the adjusted weighted performance scores, as shown below, were 90% for Corporate and 114% for the Automotive Business Unit. Our chief executive officer recommended, and our compensation committee agreed to further adjust the Automotive Business Unit adjusted weighted performance score downward by 14% to 100%.
We set forth in the following tables the foregoing achievement targets and weighted performance scores under the Bonus Plan, as approved by our compensation committee:

Fiscal 2019 KPIs — Corporate	Target KPI Level	Initial KPI Level	Initial Achievement to Plan	Initial Weighted Performance Score	Final Actual KPI Level	Final Achievement to Plan	Final Weighted Performance Score
	(dollars in millions, except stock price)
Total Billings	$320.1	$264.5	91%	11%	$281.5	97%	20%
Total Adjusted Cash Flow from Operations	12.1	7.9	75	14	21.3	203	60
Total Operating Expenses	136.0	124.3	109	10	127.8	106	10
Stock Price Performance	8.8	8.0	—	—	8.00	—	—
				35%
Total bonus payout							90%

Fiscal 2019 KPIs — Automotive Business Unit	Target KPI Level	Initial KPI Level	Initial Achievement to Plan	Initial Weighted Performance Score	Final Actual KPI Level	Final Achievement to Plan	Final Weighted Performance Score
	(dollars in millions, except stock price)
Automotive Adjusted Cash Flow from Operations	$11.8	$11.2	109%	45%	$24.8	241%	75%
Net Automotive Billings	284.1	240.3	93	10	257.3	100	14
Total Automotive Operating Expenses	94.2	84.1	112	10	86.9	108	10
Total Adjusted Cash Flow from Operations	12.1	7.9	75	3	21.3	203	15
Stock Price Performance	8.80	8.00	—	—	8.00	—	—
Subtotal bonus payout				68%			114%
CEO-recommended discretionary adjustment							(14)
Total bonus payout							100%

The weighted adjusted performance scores for Corporate and the Automotive Business Unit resulted in payouts against the respective target amounts of 90% to Dr. Jin and 100% to Messrs. Dhanani, Kandal and Wahla, respectively. The final step was to calculate the actual cash bonus payments to be made to the named executive officers for fiscal 2019 by multiplying the adjusted total weighted performance score by each named executive officer’s fiscal 2019 target annual cash bonus opportunity as shown in the following table:

Named Executive Officer	Fiscal 2019 Target Annual Cash Bonus	Final Total Weighted Performance Score	Fiscal 2019 Actual Annual Bonus Payment
HP Jin	$380,000	90%	$342,000
Fuad Ahmad(1)	—	—	—
Michael Strambi(2)	—	—	—
Sal Dhanani	178,000	100	178,000
Philipp Kandal(3)	183,950	100	183,458
Hassan Wahla	168,000	100	168,000
____________________

(1)	Mr. Ahmad did not participate in the Bonus Plan.

(2)
On September 12, 2018, Mr. Strambi notified us that he intended to resign effective January 2, 2019. Accordingly, our compensation committee did not establish a fiscal 2019 target bonus for Mr. Strambi.

(3)
Mr. Kandal, who was employed during the period by Telenav GmbH, had a base salary of €268,791 and a target bonus of €161,275. We calculate translation of target bonus into U.S. dollars using the average quarterly exchange rate of the U.S. dollar against the euro. Due to variations in the exchange rates of the U.S. dollar against the euro, the U.S. dollar value we include in this table may not reflect the actual amount for Mr. Kandal.

Long Term Incentives. We grant equity-based incentives to employees, including our executive officers, in order to align more closely employee interests with stockholder interests. Our fiscal 2019 long term equity compensation program consists of stock options and/or RSUs issued under our 2009 Plan. Our compensation committee grants equity incentives to our executive officers to enable them to participate in any long-term appreciation in our stockholder value. Additionally, these equity incentives provide us with a means of retaining our executive officers since the options typically vest monthly over a period of four years and the RSUs typically vest annually over a period of four years subject to continued service with us.
Generally, we have granted initial equity awards following an executive officer’s start date. We principally base the initial equity award to each executive officer on the prevailing range of our other executives with consideration given to the nature of the job and the individual’s experience, as well as the current market conditions relating to equity ownership of officers in similar positions at our peer group companies. We believe our executive officers’ equity positions as a percentage of total common shares outstanding are at or above median compared to both public and private companies of our size. Furthermore, Dr. Jin and Mr. Dhanani, our co-founders, hold significant equity positions as a percentage of total common stock outstanding.
Each year our compensation committee reviews various factors, including the value of unvested awards, and determines the value, terms and type of awards to be granted to our executive officers. In fiscal 2019, the compensation committee determined that the best manner in which to achieve its objectives was to provide a mix of both RSUs and stock options to executive officers for fiscal 2019. For our executive officers other than our CEO, our compensation committee will continue to evaluate the effectiveness of both RSUs and stock options as long-term incentives when granting equity awards to executives in the future.

Our compensation committee does not have any specific policy regarding the timing of equity awards; however, our compensation committee has generally granted equity awards to our executive officers on an annual basis following the determination of our fiscal year-end financial results, and from time to time thereafter as our compensation committee determined. Our chief executive officer and our head of human resources propose an aggregate pool of shares to be allocated among participating officers and employees worldwide and to be approved, with respect to each individual equity award grant, by the compensation committee. In recommending the size of the proposed aggregate equity award pool to our compensation committee, our chief executive officer takes into consideration the impact of the size of the pool on share dilution, employee motivation, employee retention, expected hiring and accounting charges. The proposals generally include a division of the award pool based on a grant matrix determined by employee level. The compensation committee reviews and discusses the award pool and approves the final grants, if any, for each individual executive officer. If the compensation committee intends to approve a grant to an individual that differs materially from that proposed in the grant matrix, our chief executive officer provides the compensation committee with an explanation or justification for the original proposal, but the final decision is made by the compensation committee. The compensation committee, without Dr. Jin participating, also determines the size of the equity awards, if any, to grant to Dr. Jin, our chief executive officer.
It has been our practice to grant additional equity awards to employees, including our executive officers, when the compensation committee believes additional unvested equity incentives are appropriate as a retention incentive. In making its determination concerning additional equity awards to our executive officers, the compensation committee has also considered, among other factors, individual performance, the size and terms of the individual’s outstanding equity grants and third party compensation analysis from Compensia. For fiscal 2019, other than the annual equity awards to Messrs. Dhanani, Kandal and Wahla that were approved in September 2018 and the grant of performance-based RSUs to Dr. Jin in October 2018, as discussed below, we did not grant any additional equity awards to our named executive officers.
In October 2018, the compensation committee approved the grant of performance-based RSUs (the “PSU Award”) covering a target of 240,000 shares of our common stock to Dr. Jin, effective as of that date. The PSU Award was granted under the terms and conditions of our 2009 Plan and a performance-based restricted stock unit award agreement thereunder.
The PSU Award is subject to four performance milestones, each requiring achievement of a specified trailing average closing share price on the Nasdaq Global Market for a 50 trading day period (“Stock Price”) on or before the three-year anniversary of the PSU Award’s grant date (such period, the “Performance Period”). Achieving each individual Stock Price performance milestone will result in one quarter of the shares subject to the PSU Award becoming eligible to vest. If a Stock Price performance milestone is achieved, then one half of the shares that became eligible to vest under the PSU Award upon achievement of that Stock Price performance milestone will vest on the later of November 1, 2019, or the date that the compensation committee certifies achievement of the milestone, and the remaining one half of the shares that became eligible to vest will vest on the one-year anniversary of the date the performance milestone was achieved, in each case subject to Dr. Jin’s continued service to us through the applicable vesting date.
The maximum number of shares subject to the PSU Award that may vest is one hundred percent (100%) of the PSU Award’s target shares.
In determining equity incentive awards for our named executive officers in fiscal 2019, the compensation committee reviewed Compensia’s analysis of equity compensation practices within the initial comparable companies (as described above under the caption “Executive Compensation—Compensation Discussion and Analysis—Third-Party Analysis of Compensation”), the current unvested equity position of each of our named executive officers, and the current value of outstanding equity awards held by our named executive officers.

In determining the equity awards to be granted to Messrs. Dhanani, Kandal and Wahla, the compensation committee consulted with our chief executive officer to obtain his input and suggestions concerning proposed compensation adjustments for such named executive officers. The compensation committee also discussed with our chief executive officer proposals relating to his equity compensation, but our chief executive officer did not participate in any deliberations or decisions concerning his equity compensation.
In September 2018, our compensation committee approved the following annual grants of equity awards to our named executive officers on the terms set forth in the following table:

Named Executive Officer	Option Awards(1)	RSU Awards(2)	Performance-based RSU Awards(3)
HP Jin	—	—	240,000
Fuad Ahmad	—	—	—
Michael Strambi	—	—	—
Salman Dhanani	70,000	30,000	—
Philipp Kandal	30,000	20,000	—
Hassan Wahla	60,000	20,000	—
____________________

(1)	1/48th of the shares underlying each grant of options vest each month beginning one month from the vesting commencement date, subject to the recipient’s continuous status as a service provider to us.

(2)	1/4th of the shares underlying each grant of RSUs vests annually on each anniversary of the vesting commencement date, subject to the recipient’s continuous status as a service provider to us.

(3)	We also include in this table the PSU Award granted to Dr. Jin in October 2018, which we discuss above.
Clawback. We maintain a clawback policy, pursuant to which our board of directors has the discretion under specified circumstances to require an executive officer who is involved in wrongful conduct that causes or partially causes a restatement of our financial statements to repay to our company up to the full amount of any incentive compensation (including cash incentive amounts and equity awards) erroneously paid or granted to the executive officer based on the financial statements that were subsequently restated.

Benefits. Our U.S.-based executive officers participate in our standard benefit plans, which are offered to all full time U.S.-based employees and include our 401(k) plan. We maintain a 401(k) retirement plan which we intend to be a tax qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our U.S.-based employees are eligible to participate in the 401(k) plan as of the first day of the first full calendar month following the start of their employment. The 401(k) plan provides a salary deferral program pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $19,000 in 2019 and contribute the withheld amount to the 401(k) plan. Participants over age 50 may elect to make additional elective deferral contributions, or catch-up contributions, in the statutorily prescribed limit equal to $6,000 in 2019. We may, in our sole discretion, make discretionary profit sharing and/or matching contributions to the 401(k) plan on behalf of our employees who are eligible to participate in the 401(k) plan. To date, we have not made any profit sharing contributions but we generally provide matching employee contributions to the 401(k) plan with up to 4% of an employee’s salary (and capped at $8,000 for each employee), subject to certain vesting conditions.
Our U.S.-based executive officers have the opportunity to participate in our health and welfare benefit programs which include a medical program, a dental program, a vision program, life insurance, disability insurance, and flexible spending accounts for our U.S.-based employees. These benefits are the same as those offered to all other full time U.S.-based employees. Through our benefit programs, each of our named U.S.-based executive officers received group term life insurance equivalent to 100% of his annual base salary.

Until October 2019, Mr. Kandal was an employee of our German subsidiary, Telenav GmbH. We provided Mr. Kandal with a $60,000 annual housing allowance when in California, certain air travel class accommodations, certain tax advisory and housing-related services, and reimbursement of certain automobile expenses. See the “All Other Compensation” column of the summary compensation table in this section.
Pledging or Hedging of Company Stock. Unless our board of directors may determine otherwise, members of our board of directors, our executive officers and certain other employees may not pledge our stock as collateral for loans or hold our securities in margin accounts. In addition, we prohibit members of our board of directors, our executive officers, and our employees and consultants from engaging in transactions in publicly traded options and other derivative securities with respect to our securities, including any hedging or similar transaction designed to decrease the risks associated with holding our securities.
Stock Ownership Guidelines for Executive Officers. Our board of directors has adopted stock ownership guidelines requiring that our nonemployee directors and executive officers be meaningfully invested in our stock, and therefore be personally invested in our performance to ensure strong alignment with stockholder interests. Pursuant to these guidelines, we require our chief executive officer to own our equity securities equal in value to at least six times the amount of his annual base salary and each of the other executive officers to own our equity securities equal in value to at least 1.5 times the amount of his or her annual base salary. Each new executive officer will have three years from his or her first designation as one of our executive officers to comply with these guidelines and each current executive officer will have three years from the date we adopted such guidelines to comply with these guidelines. Under these guidelines we credit shares each executive officer or such executive officer’s immediate family members, holds outright or shares held in trust for the benefit of each executive officer or such executive officer’s immediate family, and other shares in which each executive officer holds a beneficial interest. Shares subject to unexercised stock options, whether vested, and unvested RSUs are not counted when determining ownership under the guidelines. For these purposes, shares are valued based upon the fair market value of the shares owned on the filing date of the proxy statement of our then-current fiscal year, or if higher, the value on the date of acquisition.
Each of our named executive officers, other than Messrs. Ahmad, Kandal and Strambi (who are no longer with Telenav), is in compliance with our stock ownership guidelines. On September 24, 2019, the value of our continuing named executive officers’ holdings and their guidelines are shown in the following table:

Named Executive Officer	Value of Stock Holdings(1)	Stock Ownership Guidelines
Dr. HP Jin	$10,875,003	$2,280,000
Salman Dhanani	1,007,482	450,000
Hassan Wahla	380,168	420,000
____________________

(1)	On September 24, 2019, the closing price of a share of our Common Stock on The Nasdaq Stock Market was $4.89 per share.

Accounting and Tax Considerations. Prior to 2018, Section 162(m) generally limited to $1,000,000 per person the amount of compensation we paid to our chief executive officer and to each of our three other most highly compensated officers, other than the chief financial officer, that we may deduct for federal income tax purposes in any fiscal year, unless we met certain exemption requirements. Under the pre-2018 rules under Section 162(m), certain performance-based compensation was not subject to the $1,000,000 deduction limit if our stockholders approved and if we otherwise met various other requirements under Section 162(m). However, our ability to rely on the performance-based compensation exception under Section 162(m) was eliminated in 2017 and the $1,000,000 limitation on deductibility generally was expanded to include any individuals serving as our chief executive officer or chief financial officer during the tax year, the next three most highly compensated executive officers during the tax year and any other individual who was considered a covered employee for any prior tax year beginning after 2016. Thus, we generally would not be able to take a deduction for federal income tax purposes in excess of $1,000,000 except if the compensation qualifies for the transition relief applicable to certain arrangements that were in place on November 2, 2017. We cannot guarantee that any compensation paid to our named executive officers qualify for any such transition relief or that any compensation to our named executive officers will be deductible. While our compensation committee has not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers, our compensation committee intends to consider tax deductibility as a factor in compensation decisions.
Employment Agreements. From time to time, our board of directors may consider the possibility of an acquisition of us by other companies or other change in control transactions. We recognize that such consideration can be a distraction to our executive officers and could cause them to consider alternative employment opportunities. Our compensation committee believes that providing severance and change in control benefits to our executive officers is imperative to ensure their continued dedication and objectivity, notwithstanding the possibility of a change in control, to provide them with an incentive to continue employment and motivate them to maximize stockholder value in the event of a change in control, and to provide them with enhanced financial security. Under the agreements approved by our compensation committee, each of our executive officers will be entitled to receive certain severance benefits upon certain qualifying employment termination events, including enhanced severance benefits if the employment termination occurs in connection with a change in control.
Transition and Consulting Agreements. In September 2018, we announced that Mr. Strambi would be resigning from his role as our CFO, effective January 2, 2019. In connection with his transition, we entered into a transition agreement and release and a consulting agreement with him in fiscal 2019. The transition agreement provided Mr. Strambi with continued salary and benefits, other than certain bonuses as we describe below, during the transition period. Mr. Strambi was not eligible to receive any bonuses under our bonus plan or plans for fiscal 2019 but did receive a one-time bonus of $100,000 that became payable on January 3, 2019. The transition agreement included a release of claims by Mr. Strambi in favor of us. Upon termination of employment, Mr. Strambi’s then‑unvested options and restricted stock units terminated, and his vested options continued to be outstanding and available for exercise. The post-termination exercise period of such vested options did not begin until his service with us (including his consulting services) ceased on June 30, 2019. Pursuant to Mr. Strambi’s consulting agreement, Mr. Strambi provided consulting services to us from the termination of his employment through June 30, 2019 and received a consulting fee of $10,000 per month. Mr. Strambi did not receive any company-sponsored benefits from us during his consulting period.
In September 2019, we entered into a termination agreement with Mr. Kandal, confirming his termination of employment effective as of October 4, 2019. Pursuant to this agreement, we agreed to pay Mr. Kandal €188,153.70, of which €161,275 represented the amount Mr. Kandal would have received under our Annual Bonus Plan for our fiscal 2019. Mr. Kandal had 90 days following his termination to exercise any shares subject to stock option awards which had vested to him as of his termination date. However, all vesting under any such awards otherwise ceased as of his termination date. We also agreed to reimburse Mr. Kandal for certain future tax preparation services in conjunction with his 2019 tax filings, consistent with the employment agreement we had in effect with Mr. Kandal prior to entering the termination agreement.

See the sections entitled “Executive Compensation—Employment Agreements” and “Executive Compensation—Potential Payments Upon Termination or Change in Control” for a further description of agreements with and the tables setting forth the potential payments to be made to each named executive officer and definitions of key terms under these agreements.

Compensation Committee Report
The compensation committee oversees our compensation policies, plans and benefit programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.
Respectfully submitted by the members of the Compensation Committee of the Board of Directors

Karen Francis (Chair)
Randy Ortiz
Ken Xie

Fiscal 2019 Summary Compensation Table
The following table provides information regarding the compensation of our principal executive officer, each of the individuals who served as our principal financial officer during our fiscal 2019, and each of our three other most highly compensated persons serving as executive officers as of June 30, 2019. We refer to these executive officers as our “named executive officers.”

Name and Principal Position	Fiscal Year	Salary		RSU Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation(2)		All Other Compensation		Total
HP Jin Chair of the Board of Directors, President and Chief Executive Officer	2019 2018 2017	$380,000 380,000 351,500	(3)	$304,200 — —	$— — 297,612	$342,000 432,060 355,015		$9,382 9,242 9,115	(4) (4) (4)	$1,035,582 821,302 1,013,242
Fuad Ahmad Former Chief Financial Officer	2019	—		—	—	—		784,888	(5)	784,888
Michael Strambi Former Chief Financial Officer and Treasurer	2019 2018 2017	182,923 312,500 300,000		— 596,250 —	— — 198,408	— 213,188 181,800		166,196 10,322 10,193	(6) (4) (4)	349,119 1,132,260 690,401
Salman Dhanani Co-President, Automotive Business Unit	2019 2018 2017	296,667 277,500 245,125	(3)	153,000 662,500 —	162,400 — 198,408	178,000 189,311 148,546		22,489 9,503 8,803	(7) (4) (4)	812,556 1,138,814 600,882
Philipp Kandal (8) Former Senior Vice President, Engineering	2019 2018 2017	306,583 321,003 275,994		102,000 265,000 1,260,000	69,600 — 149,823	183,458 217,297 274,879	(9)	79,252 82,023 99,130	(10) (10) (10)	740,893 885,323 2,059,826
Hassan Wahla Co-President, Automotive Business Unit	2019 2018 2017	280,000 277,500 265,000		102,000 530,000 —	139,200 — 181,874	168,000 189,311 160,590		6,830 15,182 15,297	(4) (11) (11)	696,030 1,011,993 622,760
____________________

(1)
Amounts reflect the aggregate grant date fair value of performance-based RSUs, time-based RSUs and options awarded during the fiscal year computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures), and are not necessarily an indication of which named executive officers received the most gains from previously granted equity awards. We estimate the fair value of each performance-based RSU using the Monte Carlo valuation method. We measure the fair value of each RSU award based on the closing price of our common stock on the date of grant. We estimate the fair value of each option grant using the Black-Scholes option pricing model. For a more detailed discussion on the valuation model and assumptions we used to calculate the fair value of these awards, refer to Note 9 to the consolidated financial statements contained in our Annual Report.

(2)	The amounts in this column represent total performance-based bonuses earned pursuant to (i) our fiscal 2017 Bonus Plan, (ii) our fiscal 2018 Bonus Plan, and (iii) our fiscal 2019 Bonus Plan.

(3)
Amounts reflect a 10% voluntary pay reduction from base salary taken by Dr. Jin and Mr. Dhanani, effective beginning in fiscal 2015. The compensation committee approved the reinstatement of the full base salary effective April 1, 2017.

(4)	Amounts represent 401(k) matching contributions and life insurance premiums paid by us.

(5)
Amount represents consulting fees paid to FLG Partners in exchange for the services Mr. Ahmad provided during fiscal 2019. Mr. Ahmad did not serve as an executive officer during fiscal 2018 or fiscal 2017.

(6)
Amount represents a $100,000 bonus paid to Mr. Strambi pursuant to the terms of his transition agreement and release, $60,000 in consulting fees paid to Mr. Strambi pursuant to the terms of his consulting agreement, and 401(k) matching contributions and life insurance premiums paid by us.

(7)	Amount represents $15,259 in relocation expenses relating to Mr. Dhanani’s relocation to California and 401(k) matching contributions and life insurance premiums paid by us.

(8)
Mr. Kandal was employed by Telenav GmbH during all of our fiscal 2019. In August 2019, he resigned, effective October 4, 2019. All amounts reported in the table are in U.S. dollars. For payment in total or in part in currencies other than the U.S. dollar, we calculate translation of compensation into U.S. dollars using the average quarterly exchange rate of the U.S. dollar against the euro (in the case of amounts set forth in the salary, non-equity incentive compensation and all other compensation columns) and the Romanian leu (in the case of certain of the amount set forth in the all other compensation column). Due to variations in the exchange rates of the U.S. dollar against the euro and the Romanian leu, the U.S. dollar values we include in this table may not reflect actual amounts Mr. Kandal received or we paid on his behalf.

(9)
We entered into a termination agreement with Mr. Kandal pursuant to which Mr. Kandal’s employment terminated on October 4, 2019 (the “Separation Date”). In connection with the termination of his employment, Mr. Kandal received a cash retention bonus in the amount of €188,154 payable on the Separation Date, which includes a €161,275 payout that Mr. Kandal already was entitled to receive under the fiscal 2019 Bonus Plan. The $183,458 amount reported in this column for Mr. Kandal for fiscal 2019 represents the €161,275 payout under the fiscal 2019 Bonus Plan that Mr. Kandal would have been entitled to receive had we not entered into the termination agreement, translated into U.S. dollars in accordance with the method described in note (8) above.

(10)
Amount for fiscal 2019 represents an allowance of $60,000 for housing when Mr. Kandal is in California, air travel class accommodations of $6,945, automobile reimbursement of $6,259, and tax consulting and other housing-related services totaling $6,048. Amount for fiscal 2018 represents an allowance of $60,000 for housing when Mr. Kandal is in California, tax consulting and other housing-related services totaling $12,542, air travel class accommodations of $5,577 and automobile reimbursement of $3,904. Amount for fiscal 2017 represents an allowance of $60,000 for housing, air travel class accommodations of $32,923, and tax consulting and other housing-related services totaling $6,207.

(11)	Amount represents 401(k) matching contributions and life insurance premiums we paid, as well as an automobile leased for Mr. Wahla’s use.

Grants of Plan-Based Awards for Fiscal 2019
The following table provides information regarding bonus and equity grant awards we made to each of our named executive officers during fiscal 2019.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(5)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Option Awards: Number of Securities Underlying Options(2)	All Other Equity Awards RSUs(3)	Grant Date Fair Value of Stock and Option Awards(4)
Dr. HP Jin(5)	—	—	$342,000	$513,000	—	—	—	—	—	$—
	10/29/2018	—	—	—	—	240,000	240,000	—	—	304,200
Fuad Ahmad	—	—	—	—	—	—	—	—	—	—
Michael Strambi	—	—	—	—	—	—	—	—	—	—
Salman Dhanani	—	—	178,000	267,000	—	—	—	—	—	—
	9/25/2018	—	—	—	—	—	—	—	30,000	153,000
	9/25/2018	—	—	—	—	—	—	70,000	—	162,400
Philipp Kandal(6)	—	—	183,458	275,187	—	—	—	—	—	—
	9/25/2018	—	—	—	—	—	—	—	20,000	102,000
	9/25/2018	—	—	—	—	—	—	30,000	—	69,600
Hassan Wahla	—	—	168,000	252,000	—	—	—	—	—	—
	9/25/2018	—	—	—	—	—	—	—	20,000	102,000
	9/25/2018	—	—	—	—	—	—	60,000	—	139,200
____________________

(1)
Except for the amount reported for Mr. Kandal, the amounts in this column represent total performance-based bonuses earned pursuant to our 2019 Bonus Plan as we further describe in the section titled “Executive Compensation—Compensation Discussion and Analysis.” We calculate the target award as a specified percentage of the base salary. The maximum bonus earned may be no greater than 150% of the target amount. The amount we report in this column for Mr. Kandal for fiscal 2019 represents the payout under the fiscal 2019 Bonus Plan that Mr. Kandal would have been entitled to receive had we not entered into his termination agreement. For more information regarding the amounts paid to our executive officers under our 2019 Bonus Plan, see the section titled “Executive Compensation—Fiscal 2019 Summary Compensation Table.”

(2)	Represents stock options granted under our 2009 Plan on the date set forth in this table.

(3)	Represents RSUs (excluding performance-based RSUs for Dr. Jin) granted under our 2009 Plan on the dates set forth in this table.

(4)
Amounts reflect the aggregate grant date fair value of performance-based RSUs, time-based RSUs and options awarded during the fiscal year computed in accordance with FASB ASC Topic 718. We determined the fair value of Dr. Jin’s performance-based RSU using the Monte Carlo valuation method. We measured the fair value of each time-based RSU award based on the closing price of our common stock on the date of grant. We estimated the fair value of each option grant using the Black-Scholes option pricing model. For a more detailed discussion on the valuation model and assumptions we used to calculate the fair value of these awards, refer to Note 9 to the consolidated financial statements contained in our Annual Report.

(5)
The shares of stock subject to this performance-based RSU are subject to four performance milestones, each requiring achievement of a specified trailing average closing share price on the Nasdaq Global Market for a 50 trading day period on or before the three-year anniversary of the PSU Award’s grant date. Achieving each individual Stock Price performance milestone will result in one quarter of the shares subject to the PSU Award becoming eligible to vest. If a Stock Price performance milestone is achieved, then one half of the shares that became eligible to vest under the PSU Award upon achievement of that Stock Price performance milestone will vest on the later of November 1, 2019, or the date that the compensation committee certifies achievement of the milestone, and the remaining one half of the shares that became eligible to vest will vest on the one-year anniversary of the date the performance milestone was achieved, in each case subject to Dr. Jin’s continued provision of service to us through the applicable vesting date.

(6)
Target amount for non-equity incentive plan earnings represents the U.S. dollar equivalent of €161,275. For payment in total or in part in currencies other than the U.S. dollar, we calculate translation of compensation into U.S. dollars using the average quarterly exchange rate of the U.S. dollar against the euro.

Outstanding Equity Awards at June 30, 2019
The following table presents certain information concerning outstanding equity awards each of our named executive officers held at June 30, 2019.

	Option Awards(1)				RSU Awards(1)(2)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested	Market Value of Shares or Units That Have Not Vested
Dr. HP Jin	5,417	2,708(3)	$6.86	8/4/2025	—	$—
	7,500	60,000(4)	5.14	9/15/2026	—	—
	—	—	—	—	17,500(5)	140,000
	—	—	—	—	240,000(6)	1,920,000
Fuad Ahmad	—	—	—	—	—	—
Michael Strambi	150,000	—(7)	6.89	5/1/2022	—	—
	59,792	—(3)(8)	6.86	8/4/2025	—	—
Salman Dhanani	100,000	—(9)	6.55	11/2/2020	—	—
	30,000	—(10)	7.43	1/31/2022	—	—
	60,000	—(11)	4.92	8/5/2024	—	—
	117,500	2,500(3)	6.86	8/4/2025	—	—
	80,000	40,000(4)	5.14	9/15/2026	—	—
	13,125	56,875(12)	5.10	9/25/2028	—	—
	—	—	—	—	15,000(13)	120,000
	—	—	—	—	75,000(14)	600,000
	—	—	—	—	30,000(15)	240,000
Philipp Kandal	91,667	8,333(16)	7.67	10/1/2025	—	—
	58,125	31,875(17)	4.80	11/4/2026	—	—
	5,625	24,375(12)	5.10	9/25/2028	—	—
	—	—	—	—	25,000(18)	200,000
	—	—	—	—	70,000(19)	560,000
	—	—	—	—	30,000(14)	240,000
	—	—	—	—	20,000(15)	160,000
Hassan Wahla	30,000	—(10)	7.43	1/31/2022	—	—
	50,000	—(11)	4.92	8/5/2024	—	—
	68,542	1,458(3)	6.86	8/4/2025	—	—
	73,333	36,667(4)	5.14	9/15/2026	—	—
	11,250	48,750(12)	5.10	9/25/2028	—	—
	—	—	—	—	7,500(13)	60,000
	—	—	—	—	60,000(14)	480,000
	—	—	—	—	20,000(15)	160,000

__________________

(1)
Unless otherwise noted, we granted all stock options and RSUs listed in this Outstanding Equity Awards table under our 2009 Plan, and vesting of stock options and RSUs is subject to continued service through the applicable vesting date.

(2)
We calculated the market value of unvested RSUs by multiplying the number of unvested RSUs by the closing price of our common stock on June 29, 2019 (the last trading day in fiscal 2019), which was $8.00.

(3)	1/48th of the shares subject to this stock option began vesting in equal monthly installments on July 31, 2015.

(4)	1/48th of the shares subject to this stock option began vesting in equal monthly installments on October 10, 2016.

(5)	1/4th of these RSUs began vesting in equal monthly installments on August 10, 2015.

(6)
The shares of stock subject to this performance-based RSU are subject to four performance milestones, each requiring achievement of a specified trailing average closing share price on the Nasdaq Global Market for a 50 trading day period on or before the three-year anniversary of the PSU Award’s grant date. Achieving each individual Stock Price performance milestone will result in one quarter of the shares subject to the PSU Award becoming eligible to vest. If a Stock Price performance milestone is achieved, then one half of the shares that became eligible to vest under the PSU Award upon achievement of that Stock Price performance milestone will vest on the later of November 1, 2019, or the date that the compensation committee certifies achievement of the milestone, and the remaining one half of the shares that became eligible to vest will vest on the one-year anniversary of the date the performance milestone was achieved, in each case subject to Dr. Jin’s continued provision of service to us through the applicable vesting date.

(7)	The shares subject to this stock option were fully vested as of June 16, 2016.

(8)	The remaining unvested shares were canceled upon the termination of Mr. Strambi’s consulting agreement on June 30, 2019.

(9)	All shares subject to this stock option were fully vested as of November 2, 2014.

(10)	All shares subject to this stock option were fully vested as of January 31, 2016.

(11)	All shares subject to this stock option were fully vested as of August 5, 2018.

(12)	1/48th of the shares subject to this stock option began vesting in equal monthly installments on September 25, 2018.

(13)	1/4th of the shares subject to this RSU grant began vesting in equal monthly installments on August 10, 2015.

(14)	1/4th of the shares subject to this RSU grant began vesting in equal monthly installments on August 8, 2017.

(15)	1/4th of the shares subject to this RSU grant began vesting in equal monthly installments on October 10, 2018.

(16)	1/48th of the shares subject to this stock option began vesting in equal monthly installments on October 1, 2015.

(17)	1/48th of the shares subject to this stock option began vesting in equal monthly installments on November 4, 2016.
(18) 1/4th of the shares subject to this RSU grant began vesting in equal monthly installments on October 1, 2015.
(19) 1/4th of the shares subject to this RSU grant began vesting in equal monthly installments on January 10, 2017.
Options Exercised and Stock Vested During Fiscal 2019
We present in the following table certain information for our named executive officers regarding the exercise of stock options and the vesting of RSUs in fiscal 2019. We calculate the value realized on the exercise of option awards as follows (i) if the exercise involves a sale of some or all of the exercised shares, the difference between the actual price at which the exercised shares were sold and the exercise price of the options, or (ii) in all other cases, the difference between the market price on the date of exercise and the exercise price of the options. We calculated the value realized from vested RSUs by multiplying the number of shares vested by the market price of our common stock on the date the shares were released.

Name	Number of Shares Acquired on Exercise	RSUs Vested	Value Realized on Exercise or Vesting
HP Jin	—	17,500	$103,250
	684,375	—	215,550
Fuad Ahmad	—	—	—
Michael Strambi	—	42,500	250,750
	113,907	—	156,929
Salman Dhanani	—	47,500	280,250
	100,000	—	106,118
Philipp Kandal	—	70,000	340,300
Hassan Wahla	—	35,000	206,500
	153,818	—	218,125

Pension Benefits & Nonqualified Deferred Compensation
We do not provide a pension plan for our employees, and no named executive officers participated in a nonqualified deferred compensation plan during fiscal 2019.
Employment Agreements
We currently have employment agreements or change in control agreements with each of our named executive officers other than Messrs. Ahmad, Kandal and Strambi, all of whom are no longer with Telenav. The employment agreements with our named executive officers provide for at will employment, base salary, term of the agreement, eligibility to participate in any of our bonus plans or programs, standard employee benefit plan participation and eligibility to receive stock option grants. The employment agreements contain certain severance and change in control benefits in favor of the executives. Provided the employment agreement is not terminated earlier pursuant to its terms, in the event of a Change in Control (as defined below), the agreement provides for an automatic extension of the term of the agreement through the 18 month anniversary of such Change in Control with automatic one year renewals after the 18 month anniversary of the Change in Control unless either party provides notice of nonrenewal at least 60 days prior to the date of automatic renewal.
Dr. HP Jin. In October 2009, we entered into an employment agreement with Dr. Jin. He is eligible to participate in our bonus plans and programs and employee benefit plans in accordance with their terms. He is also entitled to reimbursement for reasonable travel, entertainment or other expenses in furtherance of his duties as an executive officer. The agreement provides that Dr. Jin is an at will employee and that we or Dr. Jin may terminate his employment at any time. The agreement provides for an initial term of three years with automatic one year renewals unless either party provides notice of nonrenewal at least 60 days prior to the date of automatic renewal. In addition, Dr. Jin is entitled to severance benefits upon termination of employment as we describe below under “Executive Compensation—Potential Payments upon Termination or Change in Control.”
Salman Dhanani. In October 2009, we entered into an employment agreement with Mr. Dhanani. He is eligible to participate in our bonus plans and programs and employee benefit plans in accordance with their terms. Mr. Dhanani is also entitled to reimbursement for reasonable travel, entertainment or other expenses in furtherance of his duties as an executive officer. The agreement provides that he is an at-will employee and that we or Mr. Dhanani may terminate his employment at any time. The agreement provides for an initial term of three years with automatic one-year renewals unless either party provides notice of nonrenewal at least 60 days prior to the date of automatic renewal. In addition, Mr. Dhanani is entitled to severance benefits upon termination of employment as we describe below under “Executive Compensation—Potential Payments upon Termination or Change in Control.”
Philipp Kandal. In January 2014, we entered into an employment agreement with Mr. Kandal, which was subsequently amended and has been terminated effective October 4, 2019. During fiscal 2019, Mr. Kandal split his time between our facilities in the United States and Romania. He was entitled to an automobile and housing allowance when in the United States, certain air travel class accommodations, and tax advisory and housing-related services. Mr. Kandal was also entitled to reimbursement for reasonable travel, entertainment or other expenses in furtherance of his duties as an executive officer. In addition, as of the end of fiscal 2019, Mr. Kandal was entitled to severance benefits upon termination of employment as we describe below under “Executive Compensation—Potential Payments upon Termination or Change in Control.” In September 2019, we entered into a termination agreement with Mr. Kandal, confirming the terms of his employment termination effective as of October 4, 2019. “Executive Compensation- Transition and Consulting Agreements” for a further description of our termination agreement with Mr. Kandal.

Hassan Wahla. In October 2009, we entered into an amended and restated employment agreement with Mr. Wahla. He is eligible to participate in our bonus plans and programs and employee benefit plans in accordance with their terms. Mr. Wahla is also entitled to reimbursement for reasonable travel, entertainment or other expenses in furtherance of his duties as an executive officer. The agreement provides that he is an at-will employee and that we or Mr. Wahla may terminate his employment at any time. The agreement provides for an initial term of three years with automatic one-year renewals unless either party provides notice of nonrenewal at least 60 days prior to the date of automatic renewal. In addition, Mr. Wahla is entitled to severance benefits upon termination of employment as we describe below under “Executive Compensation—Potential Payments upon Termination or Change in Control.”
Michael W. Strambi. Shortly following the conclusion of fiscal 2018, we announced that Mr. Strambi was resigning from his role as our CFO, effective January 2, 2019. In connection with his transition, we entered into a transition agreement and release and a consulting agreement with him. The terms of his transition agreement affected his bonus eligibility and amended his severance benefits as we describe further above in “Executive Compensation—Compensation Discussion and Analysis.”
Potential Payments upon Termination or Change in Control
We have entered into employment agreements that require that we pay specific payments and provide specific benefits to our named executive officers in the event of termination of employment. The description and table that follow describe the payments and benefits that we may owe to each of our named executive officers upon the named executive officer’s termination under certain circumstances.
Severance Terms for Dr. Jin. In the event that Dr. Jin is terminated other than for Cause, death or disability, and the termination is not upon or within a two-month period before or a 12-month period after a Change in Control (the “Change in Control Period”), then, subject to certain conditions as described below, Dr. Jin will be entitled to receive the following:

•	a lump sum severance payment equal to 12 months of his base salary in effect immediately prior to his termination;

•
a lump sum bonus payment equal to his target bonus as in effect for the year in which the termination occurs, prorated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely in the discretion of the board of directors or compensation committee); and

•	company-paid coverage for a period of up to 12 months for himself and his eligible dependents under our medical, dental and vision benefit plans.
In the event that Dr. Jin is terminated other than for Cause, death or disability, or if he terminates his employment for Good Reason (as defined below), and the termination is within the Change in Control Period, then, subject to certain conditions, Dr. Jin will be entitled to receive the following:

•	a lump sum severance payment equal to 18 months of his base salary in effect immediately prior to his termination;

•
a lump sum bonus payment equal to his target bonus as in effect for the year in which the termination occurs, prorated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely in the discretion of the board of directors or compensation committee);

•	company-paid coverage for a period of up to 18 months for himself and his eligible dependents under our medical, dental and vision benefit plans; and

•
all unvested time-based RSUs and stock option awards will immediately vest and become exercisable in full. The awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each award.

•
for Dr. Jin’s outstanding performance-based RSU award we granted to him on October 29, 2018, the award agreement provides that, in the event of a Change in Control, the performance period will be shortened, and we will measure the final performance under the PSU Award based on the per share consideration the Company’s common stockholders would receive in connection with the change in control, as defined in the PSU Award. A number of shares subject to the PSU Award equal to (x) those shares that have become eligible to vest based on actual performance achievement before or in connection with the change in control (“Vest-Eligible Shares”) that have not yet vested on or before the change in control, or (y) if no shares have become Vest-Eligible Shares, then 20% of the target shares subject to the PSU Award, will be scheduled to vest on the one-year anniversary of the change in control (or if applicable, the earlier, originally scheduled vesting date of the shares based on previous performance achievement and subject to any vesting acceleration applicable to all unvested time-based RSUs provided in Dr. Jin’s employment agreement with respect to an involuntary termination in connection with a change in control of the Company), subject to Dr. Jin’s continued service through the applicable vesting date.

In order to receive the severance benefits we describe above upon a termination of Dr. Jin’s employment, Dr. Jin is obligated to (a) refrain from soliciting our employees to leave us for a one-year period after the termination of his employment, (b) continue to observe and maintain the confidentiality of all confidential and proprietary information and (c) provide us with an executed separation agreement and release of claims.
Severance Terms for Messrs. Wahla and Dhanani. Pursuant to the employment agreements, in the event that we terminate the employment of Messrs. Wahla and Dhanani other than for Cause, death or disability, and the termination is not within the Change in Control Period, then, subject to certain conditions as described below, such executive officer will be entitled to receive the following:

•	a lump sum severance payment equal to six months of his base salary in effect immediately prior to his termination;

•
a lump sum bonus payment equal to his target bonus as in effect for the year in which the termination occurs, prorated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely in the discretion of the board of directors or compensation committee); and

•	company-paid coverage for a period of up to six months for himself and his eligible dependents under our medical, dental and vision benefit plans.
In the event we terminate the employment of Messrs. Wahla or Dhanani other than for Cause, death or disability, or if either Messrs. Wahla or Dhanani terminates his employment for Good Reason, and the termination is within the Change in Control Period, then, subject to certain conditions, such executive officer will be entitled to receive the following:

•	a lump sum severance payment equal to 12 months of his base salary in effect immediately prior to his termination;

•
a lump sum bonus payment equal to his target bonus as in effect for the year in which the termination occurs, prorated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely in the discretion of the board of directors or compensation committee);

•	company-paid coverage for a period of 12 months for himself and his eligible dependents under our medical, dental and vision benefit plans; and

•
all of the unvested equity awards of the executive officer will immediately vest and become exercisable in full. The awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each award.

Severance Terms for Mr. Kandal. Pursuant to the employment agreement, in the event that we terminate the employment of Mr. Kandal other than for Cause, death or disability, and the termination is not within the Change in Control Period, then, subject to certain conditions as described below, such executive officer will be entitled to receive the following:

•	a lump sum severance payment equal to six months of his base salary in effect immediately prior to his termination; and

•
a lump sum bonus payment equal to his target bonus as in effect for the year in which the termination occurs, prorated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely in the discretion of the board of directors or compensation committee).

In the event we terminate the employment of Mr. Kandal other than for Cause, death or disability, or if Mr. Kandal terminates his employment for Good Reason, and the termination is within the Change in Control Period, then, subject to certain conditions, such executive officer will be entitled to receive the following:

•	a lump sum severance payment equal to 12 months of his base salary in effect immediately prior to his termination;

•
a lump sum bonus payment equal to his target bonus as in effect for the year in which the termination occurs, prorated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely in the discretion of the board of directors or compensation committee);

•	company-paid coverage for a period of 12 months for himself and his eligible dependents under our employee benefit plans; and

•
all of the unvested equity awards of the executive officer will immediately vest and become exercisable in full. The awards will remain exercisable, to the extent applicable, following the termination for the period prescribed in the respective stock plan and agreement for each award.

In September 2019, we entered into a termination agreement with Mr. Kandal, confirming his termination of employment effective as of October 4, 2019. “Executive Compensation- Transition and Consulting Agreements” for a further description of our termination agreement with Mr. Kandal.
In order to receive the severance benefits we describe above upon a termination of employment of Messrs. Wahla, Dhanani or Kandal, such executive officer is obligated to refrain from soliciting our employees to leave us for a one-year period after the termination of his employment, continue to observe and maintain the confidentiality of all confidential and proprietary information and provide us with an executed separation agreement and release of claims.

In the event any payment to Dr. Jin or Messrs. Wahla or Dhanani under his employment agreement is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a parachute payment under Section 280G of the Internal Revenue Code), such executive officer will be entitled to receive such payment as would entitle him to receive the greatest after tax benefit of either the full payment or a lesser payment, which would result in no portion of such severance benefits being subject to excise tax.

For the purpose of our employment agreements with our executive officers, “Change in Control” means the occurrence of any of the following:

(i)
the acquisition by any one person, or more than one person acting as a group (for these purposes, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with us), or person, that becomes the owner, directly or indirectly, of our securities representing more than 50% of the total voting power represented by our then outstanding securities; provided, however, that for the purposes of this subsection (i), the acquisition of additional securities by any one Person, who is considered to own more than 50% of the total voting power of our securities shall not be considered a Change in Control;

(ii)
a change in the composition of our board of directors occurring within a 12-month period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” will mean directors who either (A) are our directors as of the effective date of the employment agreement with the executive officer or (B) are elected, or nominated for election, to our board of directors with the affirmative votes of a least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of our directors); or

(iii)
a change in the ownership of a substantial portion of our assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from us that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following shall not constitute a change in the ownership of a substantial portion of our assets: (1) a transfer to an entity that is controlled by our stockholders immediately after the transfer; or (2) a transfer of assets by us to: (A) a stockholder of ours (immediately before the asset transfer) in exchange for or with respect to our securities; (B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by us; (C) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all our outstanding stock; or (D) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person we describe in subsection (i) above. For purposes of this subsection (iii), gross fair market value means the value of our assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, a transaction of ours that does not constitute a change in control event under Treasury Regulation 1.409A-3(i)(5)(v) or (vii) shall not be considered a Change in Control.

For the purposes of our employment agreements with our executive officers, “Cause” means:

(i)	any material act of personal dishonesty made by the executive officer in connection with the executive officer’s responsibilities as an employee;

(ii)	the executive officer’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude;

(iii)	the executive officer’s gross misconduct;

(iv)
the executive officer’s unauthorized use or disclosure of any of our proprietary information or trade secrets or of any other party to whom the executive officer owes an obligation of nondisclosure as a result of executive officer’s relationship with us;

(v)	the executive officer’s willful breach of any obligations under any written agreement or covenant with us; or

(vi)
the executive officer’s continued failure to perform his employment duties after the executive officer has received a written demand of performance from us which specifically sets forth the factual basis for our belief that the executive officer has not substantially performed his duties and has failed to cure such nonperformance to our satisfaction within 10 business days after receiving such notice.

For the purpose of our employment agreement with Dr. Jin, “Good Reason” means the executive officer’s voluntary termination within 30 days following the expiration of any cure period (discussed below) following the occurrence of one or more of the following events without the executive officer’s express written consent:

(i)
the assignment to the executive officer of any duties, the reduction of the executive officer’s duties or the removal of the executive officer from his position and responsibilities, either of which results in a material diminution of such executive officer’s authority, duties or responsibilities with us in effect immediately prior to such assignment, unless the executive officer is provided with a comparable position (i.e., the executive officer’s same position in the parent company of the combined entity);

(ii)
a material reduction in the executive officer’s base salary, unless the base salaries of all of our (and, if applicable, our successor’s) other similarly situated employees are also similarly reduced (for these purposes, a reduction of the executive officer’s base salary by 10% or more will be considered material, provided that a reduction of less than 10% may still be material based on the facts and circumstances relating to the reduction);

(iii)
a material change in the geographic location of the executive officer’s primary work facility or location; provided, however, that a relocation of less than 35 miles from the executive officer’s then present location will not be considered a material change in geographic location; or

(iv)	our failure to obtain assumption of the employment agreement by any successor.

For the purpose of our employment agreements with Messrs. Wahla, Dhanani and Kandal, “Good Reason” means the executive officer’s voluntary termination within 30 days following the expiration of any cure period (discussed below) following the occurrence of one or more of the following events without the executive officer’s express written consent:

(i)
the assignment to the executive officer of any duties, the reduction of the executive officer’s duties or the removal of the executive officer from his position and responsibilities, either of which must result in a material diminution of the executive officer’s authority, duties, or responsibilities with us in effect immediately prior to such assignment, unless the executive officer is provided with a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation and status);

(ii)
a material reduction in the executive officer’s base salary, unless the base salaries of all of our (and, if applicable, our successor’s) other similarly situated employees are also similarly reduced (for these purposes, a reduction of the executive officer’s base salary by 10% or more will be considered material, provided that a reduction of less than 10% may still be material based on the facts and circumstances relating to the reduction);

(iii)
a material change in the geographic location of the executive officer’s primary work facility or location; provided, however, that a relocation of less than 35 miles from the executive officer’s then present location will not be considered a material change in geographic location; provided further that for Mr. Kandal, relocation to the United States will not be considered a material change in geographic location; or

(iv)	our failure to obtain assumption of the employment agreement by any successor.

The executive officer will not resign for Good Reason without first providing us with written notice of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of not less than 30 days following the date of such notice.

Fiscal 2019 Potential Payments upon Termination or Change in Control
The following table shows the amounts each of our named executive officers would receive in the event of their termination following a Change in Control, or upon certain other events, assuming the termination took place on June 30, 2019, the last business day of our most recent completed fiscal year.

		Involuntary Termination
Name	Benefits	More Than Two Months Before or More than 12 Months After Change in Control	Within Two Months Before or 12 Months After Change in Control
Dr. HP Jin	Severance Payment (Salary)	$380,000	$570,000
	Severance Payment (Bonus)(1)	380,000	380,000
	Continuation of Medical/Welfare Benefits	21,782	32,672
	Acceleration of Stock Options and RSUs(2)	—	314,687
	Acceleration of performance-based RSUs(3)	—	48,000
Fuad Ahmad(4)	Severance Payment (Salary)	—	—
	Severance Payment (Bonus)(1)	—	—
	Continuation of Medical/Welfare Benefits	—	—
	Acceleration of Stock Options and RSUs(2)	—	—
Salman Dhanani	Severance Payment (Salary)	150,000	300,000
	Severance Payment (Bonus)(1)	180,000	180,000
	Continuation of Medical/Welfare Benefits	11,226	22,451
	Acceleration of Stock Options and RSUs(2)	—	1,242,188
Philipp Kandal(5)	Severance Payment (Salary)	151,789	303,578
	Severance Payment (Bonus)(1)	182,147	182,147
	Continuation of Medical/Welfare Benefits	—	15,580
	Acceleration of Stock Options and RSUs(2)	—	1,335,437
Hassan Wahla	Severance Payment (Salary)	140,000	280,000
	Severance Payment (Bonus)(1)	168,000	168,000
	Continuation of Medical/Welfare Benefits	11,226	22,451
	Acceleration of Stock Options and RSUs(2)	—	845,162

____________________

(1)	Assumes bonus is paid at target amount.

(2)
100% of the unvested shares subject to stock options and RSUs would accelerate if the executive officer were terminated other than for Cause, death or disability or resigned for Good Reason within a two month period before or a 12 month period after a Change in Control. Value represents the gain the executive officer would receive, calculated as the difference between our closing stock price on June 30, 2019 and the exercise price of all unvested options and RSUs. Our closing stock price on June 30, 2019 was $8.00 per share.

(3)
Assumes that the performance criteria applicable to the PSU Award for Dr. Jin have not been achieved as of June 30, 2019. Accordingly, upon a Change in Control on such date, we will treat a total of 20% of the target shares subject to the PSU Award as time-based RSUs and vesting would then accelerate in connection with an involuntary termination within a two‑month period before or a 12‑month period after the Change in Control.

(4)
We engaged Mr. Ahmad on a temporary basis for a fixed hourly fee we paid to through FLG Partners, pursuant to an agreement entered into with FLG Partners for Mr. Ahmad’s services. We did not pay Mr. Ahmad any compensation directly for his services.

(5)
We state all amounts for Mr. Kandal in U.S. dollars. For payment in total or in part in currencies other than the U.S. dollar, we calculate translation of compensation into U.S. dollars using the exchange rate of the U.S. dollar against the euro as of June 30, 2019. Due to variations in the exchange rates of the U.S. dollar against the euro, the U.S. dollar values included in this table may not reflect actual amounts for Mr. Kandal. Furthermore, all amounts for Mr. Kandal do not reflect the impact of our termination agreement with Mr. Kandal since that agreement was entered into after June 30, 2019, the assumed termination date used in this table.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes the number of outstanding options, RSUs, warrants and rights granted to our employees and directors, as well as the number of shares of common stock remaining available for future issuance, under our equity compensation plans as of June 30, 2019.

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)	Weighted Average Exercise Price of Outstanding Options and Rights (b)	Reserved for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)(2)	6,262,700	$6.4861	4,112,256
Equity compensation plans not approved by security holders(3)(4)	23,668	7.7038	359,408
Total	6,286,368	6.4945	4,471,664
____________________

(1)
Our 2009 Plan incorporates an evergreen formula pursuant to which on July 1 of each year, the aggregate number of shares reserved for issuance under the 2009 Plan will increase by a number of shares equal to the lesser of: (A) 1,666,666 shares, (B) 4% of the outstanding shares on the last day of the immediately preceding fiscal year, or (C) such number of shares determined by our board of directors. The last annual increase in the shares reserved for issuance under our 2009 Plan occurred on July 1, 2019, and the plan expires in October 2019.

(2)	Includes 2,636,978 shares subject to RSU awards that have no exercise price.

(3)
We assumed our 2011 Plan on October 10, 2012, upon the closing of our acquisition of Local Merchant Services, Inc., or ThinkNear. We also entered into Non-Plan Inducement Restricted Stock Unit Award Agreements to grant RSU and option awards to certain skobbler GmbH founders in connection with our acquisition of skobbler GmbH in 2014.

(4)	Consists solely of shares subject to stock options.

”Burn Rate”
In fiscal 2019, we granted equity awards under our equity compensation plans covering an aggregate of 1,724,766 shares of our common stock, which number of shares, offset by 1,361,409 shares returned to the such plans during the year following forfeitures and cancellations, equaled a net grant of 363,357 shares representing approximately 0.77% percent of the 46,910,601 total shares outstanding as of June 30, 2019. In fiscal 2018, we granted equity awards under our equity compensation plans covering an aggregate of 1,900,970 shares of our common stock, which number of shares, offset by 1,505,009 shares returned to the such plans during the year following forfeitures and cancellations, equaled a net grant of 395,961 shares representing approximately 0.88% percent of the 44,870,602 total shares outstanding as of June 30, 2018. In fiscal 2017, we granted equity awards under our equity compensation plans covering an aggregate of 2,917,850 shares of our common stock, which number of shares, offset by 1,637,829 shares returned to the such plans during the year following forfeitures and cancellations, equaled a net grant of 1,280,021 shares representing approximately 2.91% percent of the 43,946,228 total shares outstanding as of June 30, 2017.

The following table summarizes the number of outstanding options, RSUs, warrants and rights we granted to our employees and directors, as well as the number of shares of common stock remaining available for future issuance, under our equity compensation plans as of June 30, 2019.

	Fiscal 2019	Fiscal 2018	Fiscal 2017
Options Granted	290,000	67,682	1,457,655
RSUs Granted	1,194,766	1,833,288	1,460,195
PSUs Vested	—	—	—
Total	1,484,766	1,900,970	2,917,850
Weighted Avg. Shares Outstanding	45,577,151	44,498,006	43,342,581
Burn Rate	3.26%	4.27%	6.73%

CEO PAY RATIO DISCLOSURE
Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, require us to provide the following information about the ratio of our median employee’s fiscal 2019 total compensation and that of our CEO, Dr. HP Jin.

For our fiscal 2019:

•	the annual total compensation of our median employee was $149,533;

•	the annual total compensation of our CEO was $1,035,582; and

•	the ratio of the annual total compensation of our CEO to that of our median employee was 6.9 to 1.
This ratio is a reasonable estimate which we believe we calculated in a manner consistent with SEC rules.

We identified the median employee using the following methodology:
For each member of the applicable employee population, we summed his or her base pay (including base salary, overtime, and such allowances as vacation and holiday pay and relocation allowances), bonuses (including performance bonuses, sales commissions and special or “spot” bonuses) and equity awards received and annualized for the 12-month period from July 1, 2018 through June 30, 2019. We annualized the cash compensation for our employees (other than any temporary or seasonal employees) in the applicable employee population who were hired during such 12‑month period and thus had not worked the full 12-month period. With respect to equity awards, we determined the grant date fair value of RSUs, performance-based RSUs and options awarded during fiscal 2019 computed in accordance with FASB ASC Topic 718, using the closing price of our common stock on the date of grant for RSUs, the Monte Carlo valuation method for performance-based RSUs and the Black-Scholes option pricing model for stock options.
In determining our employee population, we considered the individuals other than our CEO who were employed by us on June 30, 2019, whether employed in a full-time, part-time, seasonal or temporary capacity. We did not include any contractors, agency workers or other nonemployees.
For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using the applicable exchange rates in effect on June 30, 2019. For employees working outside the San Francisco Bay Area, we applied to this calculation cost-of-living differentials we obtained from third-party sources. The cost-of-living adjustment factor we used in calculating our employees’ annual total compensation came from a publicly-available database of cost-of-living data (available at www.numbeo.com/cost-of-living/ for our non-U.S. employees and at www.bankrate.com/calculators/savings/moving-cost-of-living-calculator/ for our U.S. employees).
Having thus calculated fiscal 2019 total compensation for each employee, we ranked the employees by that measure and identified the individual, an employee in our Cluj, Romania office, with the median total annual compensation of our employee population. We then calculated the total fiscal 2019 compensation for this individual using the same methodology we use to calculate the fiscal 2019 amount reported for our CEO in the “Total” column of the Fiscal 2019 Summary Compensation Table as set forth in this proxy statement.
As disclosed in the Fiscal 2019 Summary Compensation Table, the total fiscal 2019 compensation we paid for our CEO was $1,035,582. The total fiscal 2019 compensation we paid for our median employee was $149,533. Thus, the ratio of our CEO’s total fiscal 2019 compensation to our median employee’s total fiscal 2019 compensation was 6.9 to 1. Had we not applied a cost-of-living adjustment factor in identifying our median employee, our median employee’s total fiscal 2019 compensation would have been $58,719, and the ratio of our CEO’s annual total fiscal 2019 compensation to our median employee’s total fiscal 2019 compensation would have been 17.6 to 1.

Because SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratios reported by other companies may not be directly comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
There have been no transactions since the beginning of fiscal 2019 to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, nominees, executive officers, holders of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described elsewhere in this proxy statement.
Policies and Procedures for Related Party Transactions
As the audit committee charter provides, the audit committee must review and approve in advance any related party transaction. All of our directors, officers and employees are required to report to the audit committee any related party transaction prior to entering into the transaction.
It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates, are approved by our audit committee and that such transactions are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information, as of August 31, 2019, concerning, except as indicated by the footnotes below:

•	Each person whom we know beneficially owns more than five percent of our common stock;

•	Each of our directors and nominees for the board of directors;

•	Each of our named executive officers; and

•	All of our current directors and executive officers as a group.
Unless otherwise noted below, the address of each person listed on the table is c/o Telenav, Inc., 4655 Great America Parkway, Suite 300, Santa Clara, California 95054.
We have determined beneficial ownership in accordance with the rules of the SEC. Under the SEC’s proxy rules, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 48,340,504 shares of common stock outstanding at August 31, 2019. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or will be exercisable within 60 days of August 31, 2019 and RSUs that will vest within 60 days of August 31, 2019. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).
We base the information we provide in the table and related footnotes on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Shares	Percentage
5% Stockholders:
Digital Mobile Venture Ltd. (1)	7,313,467	15.13%
c/o Rayson Technology Co. Ltd. 5F No. 550 Ruei Guang Road Taipei, Taiwan
Nokomis Capital L.L.C. (2)	4,794,205	9.92%
2305 Cedar Springs Road, Suite 420 Dallas, Texas 75201
Divisar Capital Management LLC (3)	2,814,951	5.82%
275 Sacramento St., 8th Floor San Francisco, CA 94111
Named Executive Officers and Directors:
Dr. HP Jin (4)	2,272,152	4.70%
Fuad Ahmad	—	*
Michael Strambi (5)	—	*
Salman Dhanani (6)	222,904	*
Philipp Kandal (7)	388,340	*
Hassan Wahla (8)	191,118	*
Samuel Chen (9)	7,374,859	15.24%
Wes Cummins (10)	61,625	*
Karen Francis (11)	62,488	*
Douglas Miller (12)	28,628	*
Randy Ortiz	29,959	*
Ken Xie (13)	107,141	*
All current executive officers and directors as a group (11 people) (14)	10,350,874	21.32%
____________________

*	Represents beneficial ownership of less than 1%.

(1)	Samuel Chen, one of our directors, and his wife, Fiona Chang, share voting and dispositive power over the shares of our common stock held by Digital Mobile Venture Ltd. (“Digital”).

(2)	Based solely upon a Schedule 13D/A filed with the SEC on August 21, 2019 by Nokomis Capital L.L.C.

(3)	Based solely on a Schedule 13G/A filed with the SEC on August 14, 2019 by Divisar Capital Management LLC.

(4)	Includes (i) 2,218,127 shares held by Dr. Jin, and (ii) 30,625 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2019.

(5)	Mr. Strambi left Telenav upon termination of his consulting agreement on June 30, 2019. We have provided his ownership information based on the last information known to us.

(6)
Includes (i) 206,029 shares held by Mr. Dhanani, (ii) 9,375 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2019, and (iii) 7,500 shares issuable upon the settlement of RSUs that vest within 60 days of August 31, 2019.

(7)
Includes (i) 184,590 shares held by Mr. Kandal, (ii) 173,750 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2019, and (iii) 30,000 shares issuable upon the settlement of RSUs that vest within 60 days of August 31, 2019.

(8)
Includes (i) 77,744 shares held by Mr. Wahla, (ii) 108,374 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2019, and (iii) 5,000 shares issuable upon the settlement of RSUs that vest within 60 days of August 31, 2019.

(9)	Includes (i) 7,313,467 shares held by Digital, (ii) 23,926 shares held by Mr. Chen, and (iii) 37,466 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2019.

(10)
Includes (i) 46,625 shares held by Mr. Cummins and (ii) 15,000 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2019. Mr. Cummins disclaims any voting or dispositive power over shares held by Nokomis Capital, L.L.C. and its affiliates.

(11)	Includes (i) 45,792 shares held by Ms. Francis and (ii) 16,696 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2019.

(12)	Includes (i) 27,227 shares held by Mr. Miller and (ii) 1,401 shares held by a trust over which Mr. Miller has shared control.

(13)
Includes (i) 68,708 shares held by Mr. Xie, (ii) 23,433 shares held by a trust over which Mr. Xie has shared control, and (iii) 15,000 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2019.

(14)
Includes (i) 232,536 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2019, and (ii) 12,500 shares issuable upon the settlement of RSUs that vest within 60 days of August 31, 2019.

OTHER MATTERS
We are not aware of any other matters to be submitted at the 2019 Annual Meeting. If any other matters properly come before the 2019 Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.
It is important that your shares be represented at the 2019 Annual Meeting, regardless of the number of shares that you hold. Therefore, we urge you to vote as instructed on the proxy card you received, via the Internet or by telephone as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Dr. HP Jin
Chair of the Board of Directors, President and Chief Executive Officer
Santa Clara, California
October 10, 2019

APPENDIX A

       TELENAV, INC.
2019 EQUITY INCENTIVE PLAN
1.Purposes of the Plan. The purposes of this Plan are:
•to attract and retain the best available personnel for positions of substantial responsibility,
•to provide additional incentive to Employees, Directors and Consultants, and
•to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.
2.    Definitions. As used herein, the following definitions will apply:
(a)    “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)    “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
(c)    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.
(d)    “Award Agreement” means the written or electronic agreement between the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan. The Award Agreement is subject to the terms and provisions of the Plan.
(e)    “Board” means the Board of Directors of the Company.
(f)    “Change in Control” means the occurrence of any of the following events:
(i)    Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii)    Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)    Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction shall not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.
Further and for the avoidance of doubt, a transaction shall not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that shall be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(g)    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(h)    “Committee” means a committee of Directors or a duly authorized committee of the Board, or of other individuals satisfying Applicable Laws and appointed by the Board or a duly authorized committee of the Board, each in accordance with Section 4 of the Plan.
(i)    “Common Stock” means the common stock of the Company.
(j)    “Company” means TeleNav, Inc., a Delaware corporation, or any successor thereto.
(k)    “Consultant” means any natural person, including an advisor, engaged by the Company or any of its Parents or Subsidiaries to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital‑raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.
(l)    “Director” means a member of the Board.
(m)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(n)    “Employee” means any person, including Officers and Directors, employed by the Company or any of its Parents or Subsidiaries. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(p)    “Exchange Program” means a program under which (i) outstanding Options or Stock Appreciation Rights are surrendered or cancelled in exchange for awards of the same type

(which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Option or Stock Appreciation Right is reduced. For the avoidance of doubt, as set forth in Section 4(b)(viii) of the Plan, the Administrator may not implement an Exchange Program.
(q)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for a share of such stock (or, the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for a share of Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks are reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)    In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
(r)    “Fiscal Year” means the fiscal year of the Company.
(s)    “Full Value Award” means an Award of Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.
(t)    “Incentive Stock Option” means an Option that is intended to qualify, and actually qualifies, as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(u)    “Inside Director” means a Director who is an Employee.
(v)    “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(w)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(x)    “Option” means a stock option granted pursuant to the Plan.

(y)    “Outside Director” means a Director who is not an Employee.
(z)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(aa)    “Participant” means the holder of an outstanding Award.
(bb)    “Performance Period” means any Fiscal Year of the Company or such longer or shorter period as determined by the Administrator in its sole discretion.
(cc)    “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals (including without limitation market-based goals) or other vesting criteria as the Administrator may determine pursuant to Section 11 of the Plan.
(dd)    “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals (including without limitation market-based goals) or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11 of the Plan.
(ee)    “Period of Restriction” means the period as applicable during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(ff)    “Plan” means this 2019 Equity Incentive Plan.
(gg)    “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan or issued pursuant to the early exercise of an Option.
(hh)    “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9 of the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(ii)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(jj)    “Section 16(b)” means Section 16(b) of the Exchange Act.
(kk)    “Section 409A” means Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time, or any state law equivalent.
(ll)    “Securities Act” means the Securities Act of 1933, as amended.

(mm)    “Service Provider” means an Employee, Director or Consultant, with respect to such period of such service.
(nn)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.
(oo)    “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 of the Plan is designated as a Stock Appreciation Right.
(pp)    “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
(qq)    “Trading Day” means a day that the primary stock exchange (or national market system, or other trading platform, as applicable) upon which the Common Stock is listed is open for trading.
3.    Stock Subject to the Plan.
(a)    Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) 5,700,000 Shares, plus (ii) any Shares subject to stock options or similar awards granted and outstanding under the Company’s 2009 Equity Incentive Plan (the “2009 Plan”) as of the Effective Date (as defined in Section 19 of the Plan) that expire or otherwise terminate on or after the Effective Date without having been exercised in full, and Shares issued pursuant to awards granted under the 2009 Plan that are forfeited to or repurchased by the Company due to failure to vest on or after the Effective Date, with the maximum number of Shares to be added to the Plan pursuant to clause (ii) equal to 5,800,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.
(b)    Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full or, with respect to a Full Value Award, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon the exercise of a Stock Appreciation Right, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Full Value Awards are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Shares subject to Options or Stock Appreciation Rights that are withheld by the Company and used to pay the exercise price of such an Award or to satisfy withholding obligations related to such an Award will not become available for future grant or sale under the Plan. Shares used to satisfy the tax withholding obligations related to Full Value Awards will not be deemed to have been issued and will remain available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in

Section 15 of the Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a) of the Plan, plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(b) of the Plan.
(c)    Share Reserve. The Company, at all times during the term of this Plan, will reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.    Administration of the Plan.
(a)    Procedure.
(i)    Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iii)    Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.
(b)    Powers of the Administrator. Subject to the terms and provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i)    to determine the Fair Market Value;
(ii)    to select the Service Providers to whom Awards may be granted hereunder;
(iii)    to determine the number of Shares to be covered by each Award granted hereunder;
(iv)    to approve forms of Award Agreements for use under the Plan;
(v)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine and subject to Section 6 of the Plan;

(vi)    to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(vii)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws or for qualifying for favorable tax treatment under applicable non-U.S. laws;
(viii)    to modify or amend each Award (subject to Section 20(c) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards; provided, however, that in no case will an Option or Stock Appreciation right be extended beyond its original maximum term. Notwithstanding the previous sentence, the Administrator may not implement an Exchange Program;
(ix)    to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 16 of the Plan;
(x)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xi)    to suspend temporarily the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes;
(xii)    to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and
(xiii)    to make all other determinations deemed necessary or advisable for administering the Plan.
(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.
5.    Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.    Limits.
(a)    Share Limits.
(i)    Option and SAR Annual Share Limit. No Participant shall be granted, in any Fiscal Year, Options and Stock Appreciation Rights to purchase more than 2,000,000 Shares; provided, however, that such limit shall be 4,000,000 Shares in the Participant’s first Fiscal Year of Company service.

(ii)    Restricted Stock, Performance Share and Restricted Stock Unit Annual Limit. No Participant shall be granted, in any Fiscal Year, more than 1,500,000 Shares in the aggregate of the following: (i) Restricted Stock, (ii) Performance Shares, or (iii) Restricted Stock Units; provided, however, that such limit shall be 3,000,000 Shares in the Participant’s first Fiscal Year of Company service.
(iii)    Performance Units Annual Limit. No Participant shall receive Performance Units, in any Fiscal Year, having an initial value greater than $2,000,000, provided, however, that such limit shall be $4,000,000 in the Participant’s first Fiscal Year of Company service.
(iv)    Changes in Capitalization. The numerical limitations in Sections 6(a)(i) and (ii) of the Plan shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15(a) of the Plan.
(b)    Vesting Limits. Awards granted initially to a Participant in conjunction with their commencement of employment, services as a director or commencement of other relationship as a Service Provider shall vest no earlier than the one (1) year anniversary of the Award’s date of grant (other than as permitted under Section 12(e) of the Plan with respect to Regular Annual Awards, as defined below, Section 13(b) of the Plan upon a Participant’s death or Disability, or Sections 12(d)(i) and (ii), 12(e) and 15(c) and (d) of the Plan in connection with a Change in Control); provided, however, that awards granted subsequently to such Participant in conjunction with their continued employment, services or relationship as a Service Provider will not be subject to such initial one-year vesting requirement. In addition, Awards that otherwise would be subject to the foregoing vesting requirement may be granted during a Fiscal Year, and such Awards granted during such Fiscal Year subsequently may be modified, without regard to the minimum vesting requirement under this Section 6(b), to the extent that the aggregate number of Shares subject to Awards granted during such Fiscal Year that vest before the one (1) year anniversary of the Award’s date of grant, does not exceed five percent (5%) of the total number of Shares that are subject to Awards granted during that Fiscal Year. For the avoidance of doubt, vesting of Awards in accordance with Sections 12(e), 13(b) and 15(c) and (d) of the Plan that occurs prior to the one (1) year anniversary of any such Award’s date of grant will not count against the five percent (5%) exception set forth in the immediately preceding sentence.
(c)    Outside Director Compensation Limits. No Outside Director may be granted, in any Fiscal Year, Awards (the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles) and any other compensation (including without limitation any cash retainers or fees) paid or payable with respect to such Fiscal Year, that, in the aggregate, exceed $750,000. Any Awards or other compensation provided to an individual for his or her services as an Employee, or for his or her services as a Consultant other than as an Outside Director, will be excluded from this aggregate amount for purposes of this Section 6(c) of the Plan.
7.    Stock Options.
(a)    Grant of Stock Options. Subject to the terms and provisions of the Plan, an Option may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand U.S. dollars  ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 7(a) of the Plan, Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(b)    Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(c)    Option Exercise Price and Consideration.
(i)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
(1)    In the case of an Incentive Stock Option
(A)    granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(B)    granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(2)    In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(3)    Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised, subject to Section 6(b) of the Plan.
(iii)    Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.
(d)    Exercise of Option.
(i)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement subject to Section 6(b) of the Plan. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) notice of exercise (in accordance with the procedures that the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No dividend or other right for which the record date is prior to the date the Shares subject to an Option are issued will be paid or payable, accrue, or cause any adjustment to an Option, except as provided in Section 15(a) of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)    Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the cessation of the Participant’s Service Provider status as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after cessation of the Participant’s Service Provider status the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)    Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, and subject to such Additional Vesting as provided in Section 13(b) of the Plan, below, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after cessation of the Participant’s Service Provider status the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv)    Death of Participant. If a Participant dies while a Service Provider, and subject to such Additional Vesting as provided in Section 13(b) of the Plan, below, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)    Other Termination. A Participant’s Award Agreement also may provide that if the exercise of the Option following the cessation of Participant’s Service Provider status (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant’s Award Agreement also may provide that if the exercise of the Option following the cessation of the Participant’s Service Provider status (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the cessation of the Participant’s Service Provider status during which the exercise of the Option would not be in violation of such registration requirements.
8.    Restricted Stock.
(a)    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)    Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify any Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine, subject to Section 6 of the Plan. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(c)    Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of any applicable Period of Restriction.
(d)    Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e)    Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of any applicable Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its sole discretion, may reduce or waive any restrictions for such Award and may accelerate the time at which any restrictions will lapse or be removed, subject to Section 6(b) of the Plan.
(f)    Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)    Dividends and Other Distributions. During any applicable Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
(h)    Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
9.    Restricted Stock Units.
(a)    Grant. Subject to the terms and provisions of the Plan, Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
(b)    Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion (subject to Section 6(b) of the Plan), which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including without limitation continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(c)    Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any vesting criteria will be met, subject to Section 6(b) of the Plan.
(d)    Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination of both.
(e)    Dividends and Other Distributions. No dividends and other distributions for which the record date occurs (i) while the Shares subject to Restricted Stock Units are unvested will be paid or payable, accrue, or cause any adjustment with respect to such unvested Restricted Stock Units, or (ii) before the date that the Shares subject to vested Restricted Stock Units are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), unless the Administrator determines otherwise, will be paid or payable, accrue or cause any adjustment with respect to such Restricted Stock Units, in each case except as provided in Section 15(a) of the Plan.
(f)    Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
10.    Stock Appreciation Rights.
(a)    Grant of Stock Appreciation Rights. Subject to the terms and provisions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b)    Number of Shares. Subject to the terms and provisions of the Plan, the Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
(c)    Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan. Notwithstanding the foregoing provisions of this Section 10(c), Stock Appreciation Rights may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code and the Treasury Regulations thereunder.
(d)    Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine, subject to Section 6 of the Plan.
(e)    Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 7(b) of the Plan relating to the maximum term and Section 7(d) of the Plan relating to exercise and rights as a stockholder also will apply to Stock Appreciation Rights.
(f)    Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)    The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
11.    Performance Units and Performance Shares.
(a)    Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to the terms and provisions of the Plan, the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
(b)    Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c)    Performance Objectives and Other Terms. The Administrator will set any performance objectives or other vesting criteria (including, without limitation, continued status as a Service Provider) in its discretion (subject to Section 6(b) of the Plan) which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The period during which any performance objectives or other vesting criteria must be met will be called the Performance Period. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify any Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including without limitation continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(d)    Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting criteria have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion (subject to Section 6(b) of the Plan), may reduce or waive any performance objectives or other vesting criteria for such Performance Unit/Share and may accelerate the time at which any performance objectives or other vesting criteria will be met.
(e)    Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period, or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
(f)    Dividends and Other Distributions. No dividends and other distributions for which the record date occurs (i) while the Shares subject to Performance Units/Shares are unvested will be paid or payable, accrue, or cause any adjustment with respect to such unvested Performance Units/Shares, or (ii) before the date that the Shares subject to vested Performance Units/Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), unless the Administrator determines otherwise, will be paid or payable, accrue or cause any adjustment with respect to such Performance Units/Shares, in each case except as provided in Section 15 of the Plan.
(g)    Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.
12.    Formula Awards to Outside Directors.
(a)    General. Outside Directors will be entitled to receive all types of Awards (except Incentive Stock Options) under this Plan, including discretionary Awards not covered under this Section 12. All grants of Awards to Outside Directors pursuant to this Section 12 will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:
(b)    Type of Option. If Options are granted pursuant to this Section 12, they will be Nonstatutory Stock Options and, except as otherwise provided herein, will be subject to the other terms and conditions of the Plan.
(c)    No Discretion. No person will have any discretion to select which Outside Directors will be granted Awards under this Section 12 or to determine the number of Shares to be covered by such Awards (except as provided in Sections 12 and 15 of the Plan).
(d)    Initial Award. Each person who first becomes an Outside Director on or after the Effective Date automatically will be granted as of the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy (the “New Director Date”), an Award of Restricted Stock Units (the “Initial Award”) covering that number of Shares determined as the quotient of (i) $100,000, divided by (ii) the average of the closing sale prices (as determined in accordance with Section 2(q)(i) of the Plan) of a Share on each of the thirty (30) trailing, Trading Days ending as of (and inclusive of) the Trading Day immediately prior to the date of grant of the applicable Award (such average, the “Average Stock Price”), with any fractional Share resulting from such quotient rounded down to the nearest whole Share (the “Full Shares”); provided, however, that if the New Director Date occurs after the date of an annual meeting of stockholders of the Company (“Annual Meeting”) but prior to the date of the immediately following Annual Meeting, then the number of Shares subject to the Initial Award will be reduced by a number of Shares (the “Reduced Shares”) equal to the product of (A) one‑third (1/3), multiplied by (B) the quotient equal to (x) the number of days that have lapsed between the date of the Annual Meeting that occurred immediately prior to the New Director Date, divided by (y) 365 days, with any fractional Share resulting from such product rounded down to the nearest whole Share. However, an Inside Director who ceases to be an Inside Director, but who remains a Director, will not receive an Initial Award.
(i)    Subject to Section 15 of the Plan, an Initial Award granted to an Outside Director whose New Director Date occurs on the date of an Annual Meeting will be scheduled to vest (and upon vesting, be settled pursuant to the issuance of Shares) as to (A) one-third (1/3rd) of the Shares subject to the Initial Award on each of the one (1), two (2), and three (3) year anniversaries of the date of grant of such Initial Award, or (B) all of the then-outstanding and unvested portion of the Shares subject to the Initial Award as of the date immediately prior to the effectiveness of a Change in Control, provided in each case that the Participant remains a Service Provider through the applicable vesting date.
(ii)    Subject to Section 15 of the Plan, an Initial Award granted to an Outside Director whose New Director Date occurs other than on the date of an Annual Meeting will be scheduled to vest as to: (A) the difference between one‑third (1/3rd) of the Full Shares less the Reduced Shares on the one (1) year anniversary of the date of grant of the Initial Award, and (B) one‑half (1/2) of the remaining Shares subject to the Initial Award on each of the two (2) and three (3) year anniversaries of the Initial Award, or (C) all of the then-outstanding and unvested portion of the Shares subject to the Initial Award as of the date immediately prior to the effectiveness of a Change in Control, provided in each case that the Participant remains a Service Provider through the applicable vesting date.
(e)    Annual Award. On each date of an Annual Meeting beginning with the 2019 Annual Meeting, each Outside Director automatically will be granted an Award of Restricted Stock Units covering that number of Shares determined as the quotient of (i) $100,000, divided by (ii) the Average Stock Price, with any fractional Share resulting from such quotient rounded down to the nearest whole Share (the “Regular Annual Award”), subject to the terms and conditions of the Plan. Each Annual Award will be scheduled to vest (and upon vesting, be settled pursuant to the issuance of Shares) as to one hundred percent (100%) of the Shares subject thereto on the earliest to occur of (a) the one (1) year anniversary of the Annual Award’s date of grant, or (b) the date immediately preceding the date of the next Annual Meeting following such Annual Award’s grant date, or (c) the date immediately prior to the effectiveness of a Change in Control, provided that the Participant remains a Service Provider through the applicable vesting date.
(f)    Notwithstanding the foregoing under this Section 12(e) of the Plan and for the avoidance of doubt, any Initial Awards and Regular Annual Awards shall be subject to the Share limits set forth in Section 6(a) of the Plan above. Vesting of Initial Awards and Regular Annual Awards shall be subject to the Participant’s continued status as a Service Provider through the applicable vesting date.
(g)    Adjustments. The Administrator in its discretion may change and otherwise revise the terms of Awards granted under this Section 12 of the Plan, including, without limitation, the number of Shares and any exercise prices thereof, for Awards granted on or after the date the Administrator determines to make any such change or revision.

13.    Leaves of Absence/Additional Vesting/Transfer Between Locations.
(a)    Leaves of Absence.
(i)    Continued Vesting. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will continue during any approved leave of absence, including when such leave is unpaid, of an Employee or Director, consistent with and approved under the Company’s formal Leave of Absence policy then in effect. Such continued vesting will not exceed ninety (90) days in the aggregate during any twelve (12) month period or one hundred eighty (180) days in the aggregate during any thirty-six (36) month period following the commencement of the unpaid leave of absence (unless the Award sooner terminates in accordance with its terms, and except as required otherwise by Applicable Laws). Thereafter, the vesting of such Award will be suspended for the remaining duration of such leave (unless the Award sooner terminates in accordance with its terms, and except as required otherwise by Applicable Laws). Vesting will recommence upon such Participant’s return to active service as a Service Provider (and for avoidance of doubt, upon return to active status, no credit for vesting will be provided for the period during which vesting was suspended during the approved unpaid leave of absence, except as required by Applicable Laws).
(ii)    Suspended Vesting. Except as set forth in subsection (i) above and unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.
(iii)    Approved Leaves; Transfers. A Participant will not cease to be an Employee or Director in the case of (A) any leave of absence approved by the Company (including, for the avoidance of doubt, for purposes of Section 13(b) of the Plan) or (B) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.
(iv)    Incentive Stock Options. For purposes of Incentive Stock Options, no leave of absence may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
(b)    Additional Vesting Upon Death or Disability. Unless the Administrator determines otherwise in its sole discretion and set forth in the applicable Award Agreement or other written agreement between the Participant and the Company (or any of its Parent or Subsidiaries, as applicable), if an Eligible Participant ceases to be a Service Provider as a result of the Participant’s death or Disability, then with respect to Awards that the Eligible Participant holds as of immediately prior to the cessation of the Eligible Participant’s status as a Service Provider, but excluding any Awards that, as of the date of cessation of the Eligible Participant’s status as a Service Provider, are or remain subject to the achievement of any performance-based vesting criteria (provided that vesting subject solely to continued status as an Employee, Director and/or Consultant will not constitute a performance-based vesting criteria), the Eligible Participant will be deemed to fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares

underlying such Award, including those Shares that otherwise would not be vested or exercisable, and all restrictions on Awards other than Options and Stock Appreciation Rights will lapse (the “Additional Vesting”).
Unless the Administrator determines otherwise in its sole discretion for purposes of this Additional Vesting, “Eligible Participant” shall be limited to mean a Participant who at the time of such death or Disability is an Employee or Director, and who has provided services to the Company (or any Parent or Subsidiary of the Company) in good standing in such capacity (and, in the case of an Employee, on a regular, full‑time basis) for a continuous period of more than one (1) year.
14.    Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
15.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, the numerical share limits set forth in Sections 3, 6(a)(i), and 6(a)(ii) of the Plan, and the number and class of shares of stock issuable pursuant to Awards to be granted under Section 12 of the Plan.
(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c)    Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed or substantially equivalent awards will be substituted, by the acquiring or successor corporation or a Parent or Subsidiary of the successor corporation with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminated upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, as to the whole Award or a portion thereof, prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subsection (c), the Administrator will not be required to treat all Awards, all Awards held by a Participant, all portions of an Award, or all Awards of the same type, similarly.
In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights (or portions thereof) that are not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units not assumed or substituted for will lapse, and, with respect to Performance Shares, Performance Units, and any other Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company (or any of its Parents or Subsidiaries, as applicable) governing such Award. In addition, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted for in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right (or its applicable portion) will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.
For the purposes of this subsection (c) (and subsection (d) below), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award (or in the case of an Award settled in cash, the number of implied shares determined by dividing the value of the Award by the per share consideration received by holders of Common Stock in the merger or Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.
Notwithstanding anything in this Section 15(c) to the contrary, and unless otherwise provided for in an Award Agreement or other written agreement between the Participant and the Company or any of its Parents or Subsidiaries, as applicable, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance objectives will not be considered assumed if the Company or its successor modifies any of such performance objectives without the Participant’s consent; provided, however, a modification to such performance objectives only to reflect the successor corporation’s post‑Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
Notwithstanding anything in this Section 15(c) to the contrary, if a payment under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement or other agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that is otherwise accelerated under this Section 15(c) will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.
(d)    Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation or its ultimate parent, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Units, Performance Shares, and any other Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company (or any of its Parents or Subsidiaries, as applicable) governing such Award.
16.    Tax.
(a)    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company (or any of its Subsidiaries, Parents, or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Subsidiaries, Parents, or affiliates, as applicable), an amount sufficient to satisfy U.S. federal, state, and local, non-U.S., and other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)    Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, check or other cash equivalents, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (iii) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (v) any combination of the foregoing methods of payment. For the avoidance of doubt, the Administrator, in its sole discretion, may determine that the tax withholding obligations with respect to an Award held by a Participant who, with respect to the Company’s securities, is subject to Section 16 of the Exchange Act, will be satisfied by the method specified in clause (ii) of the immediately preceding sentence (or such other method as determined by the Administrator and permitted by the Plan). The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
(c)    Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Parents or Subsidiaries have any responsibility, obligation or liability under the terms of this Plan to reimburse, indemnify, or hold harmless a Participant or any other person in respect of Awards for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A.
17.    No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any of its Parents or Subsidiaries, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company or any of its Parents or Subsidiaries, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
18.    Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
19.    Term of Plan. The Plan will become effective upon approval by the stockholders of the Company following its adoption by the Board (the date of such stockholder approval, the “Effective Date”). It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 20 of the Plan.
20.    Amendment and Termination of the Plan.
(a)    Amendment and Termination. The Administrator at any time may amend, alter, suspend or terminate the Plan.
(b)    Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
21.    Conditions Upon Issuance of Shares.
(a)    Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b)    Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
22.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or non-U.S. law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which

Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
23.    Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
24.    Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award shall be subject to the Company’s clawback policy as may be established and/or amended from time to time to comply with Applicable Laws (including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act) (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws. Unless this Section 24 specifically is referenced and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise in accordance with this Section 24 will constitute an event that triggers Participant’s resignation (or contributes to any right of a Participant to resign) for “good reason” or due to a “constructive termination” (or other similar terms) under any plan, program, agreement or other arrangement with the Company or any of its Parents or Subsidiaries.
*          *          *

APPENDIX B

 TELENAV, INC.
2019 EMPLOYEE STOCK PURCHASE PLAN
(Effective as of October 8, 2019)
1.Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to have two components: a component that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”) and a component that is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”). The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; an option granted under the Non-423 Component will provide for substantially the same benefits as an option granted under the 423 Component, except that a Non-423 Component option may include features necessary to comply with applicable non-U.S. laws pursuant to rules, procedures or sub-plans adopted by the Administrator. Except as otherwise provided herein or by the Administrator, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
2.    Definitions.
(a)    “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.
(b)    “Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.
(c)    “Applicable Laws” means the requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where options are, or will be, granted under the Plan.
(d)    “Board” means the Board of Directors of the Company.
(e)    “Change in Control” means the occurrence of any of the following events:
(i)    Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities: or
(ii)    Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)    Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this Section 2(e), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(f)    “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or Treasury Regulations thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(g)    “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.
(h)    “Common Stock” means the common stock of the Company.
(i)    “Company” means Telenav, Inc., a Delaware corporation, or any successor thereto.
(j)    “Compensation” means an Eligible Employee’s base straight time gross earnings, commissions (to the extent such commissions are an integral, recurring part of compensation), payments for overtime and shift premium, but exclusive of payments for incentive compensation, bonuses, equity compensation income and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.
(k)    “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.
(l)    “Designated Company” means any Subsidiary or Affiliate that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component shall not be a Designated Company under the Non-423 Component.
(m)    “Director” means a member of the Board.
(n)    “Eligible Employee” means any individual who is a common law employee providing services to the Company or a Designated Company and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under Applicable Laws) for purposes of any separate Offering or for

Participants in the Non-423 Component. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws with respect to the Participant’s participation in the Plan. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (for each Offering under the 423 Component, on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulations Section 1.423‑2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering under the 423 Component in an identical manner to all highly compensated individuals of the Employer whose employees are participating in that Offering. Each exclusion shall be applied with respect to an Offering under the 423 Component in a manner complying with Treasury Regulations Section 1.423‑2(e)(2)(ii). Such exclusions may be applied with respect to an Offering under the Non-423 Component without regard to the limitations of Treasury Regulations Section 1.423-2.
(o)    “Employer” means the employer of the applicable Eligible Employee(s).
(p)    “Enrollment Date” means the first Trading Day of each Offering Period.
(q)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(r)    “Exercise Date” means the first Trading Day on or after June 1 and December 1 of each Purchase Period. Notwithstanding the foregoing, the first Exercise Date under the Plan will be the first Trading Day on or after June 1, 2019. Notwithstanding the foregoing, in the event that an Offering Period is terminated prior to its expiration pursuant to Section 20, the Administrator, in its sole discretion, may determine that such Offering Period will terminate without options being exercised on the Exercise Date(s) that otherwise would have occurred during such Offering Period.
(s)    “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of a share of Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq

Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for a share of the Common Stock on the date of determination (or if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)    In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
(t)    “Fiscal Year” means the fiscal year of the Company.
(u)    “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
(v)    “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treasury Regulations Section 1.423‑2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy Treasury Regulations Section 1.423‑2(a)(2) and (a)(3).
(w)    “Offering Periods” means the overlapping, consecutive periods of approximately twelve (12) months during which an option granted pursuant to the Plan may be exercised, (i) commencing on the first Trading Day on or after June 1 and December 1 of each year and terminating on the first Trading Day on or after June 1 and December 1, approximately twelve (12) months later; provided, however, that the first Offering Period under the Plan will commence with the first Trading Day on or after December 1, 2019, and will end on the first Trading Day on or after December 1, 2020. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20.
(x)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(y)    “Participant” means an Eligible Employee that participates in the Plan.
(z)    “Plan” means this Telenav, Inc. 2019 Employee Stock Purchase Plan.
(aa)    “Purchase Period” means the period during an Offering Period and during which shares of Common Stock may be purchased on a Participant’s behalf in accordance with the terms of the Plan. Unless the Administrator provides otherwise, Purchase Periods will be the approximately six (6) month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date.
(bb)    “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) or pursuant to Section 20.
(cc)    “Section 409A” means Section 409A of the Code and the Treasury Regulations and any formal guidance thereunder, as may be amended or modified from time to time.
(dd)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ee)    “Trading Day” means a day that the primary stock exchange (or national market system, or other trading platform, as applicable) upon which the Common Stock is listed is open for trading.
(ff)    “Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
3.    Eligibility.
(a)    Offering Periods. Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 5.
(b)    Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, an Eligible Employee may be excluded from participation in the Plan or an Offering if the Administrator has determined that participation of such Eligible Employee is not advisable or practicable.
(c)    Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any

Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.
4.    Offering Periods. The Plan will be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after June 1 and December 1 each year, or on such other date as the Administrator will determine; provided, however, that the first Offering Period under the Plan will commence with the first Trading Day on or after December 1, 2019, and end on the first Trading Day on or after December 1, 2020. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than twenty-seven (27) months.
5.    Participation. An Eligible Employee may participate in the Plan pursuant to Section 3(a) by (i) submitting to the Company’s stock administration office (or its designee), a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator, in either case, on or before a date determined by the Administrator prior to an applicable Enrollment Date.
6.    Contributions.
(a)    At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period, in an amount not exceeding twenty percent (20%) of the Compensation, which he or she receives on each pay day during such Offering Period. However, prior to the Enrollment Date of an Offering Period, the Administrator, in its discretion and on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulations Section 1.423-2, may set the Contribution percentage limit below this amount with respect to all options granted on the Enrollment Date of such Offering Period. For the avoidance of doubt, should a pay day occur on an Exercise Date, a Participant will have any Contributions made on such day applied to his or her account under the then-current Purchase Period or Offering Period. The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Sections 10 and 11 hereof.

(b)    In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day on or prior to the last Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated as provided in Sections 10 and 11.
(c)    All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages of his or her Compensation only. A Participant may not make any additional payments into such account.
(d)    A Participant may discontinue his or her participation in the Plan as provided in Section 10. Unless and until determined otherwise by the Administrator, in its sole discretion, a Participant may not increase the rate of his or her Contribution, during any Offering Period for such Offering Period, and may decrease the rate of his or her Contributions only one (1) time during any Purchase Period to zero percent (0%) (and not to any other percent) (the “0% Rate”), in accordance with the procedures set forth in this subsection (d). Any 0% Rate will apply only to the then‑ongoing Purchase Period, and any subsequent Purchase Periods and Offering Periods will resume at the Contribution rate that was in effect for the Participant as of immediately before the 0% Rate became effective, unless the Participant’s participation in the ESPP has terminated as provided in Sections 10 and 11 or made any Contribution adjustments applicable to future Purchase Periods or Offering Periods in accordance with the Plan terms. A Participant may make a Contribution rate adjustment pursuant to this subsection (d) by (i) properly completing and submitting to the Company’s stock administration office (or its designee), a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator, in either case, on or before a date determined by the Administrator that occurs prior to an applicable Exercise Date. If a Participant has not followed such procedures to change the rate of his or her Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the then‑ongoing Purchase Period and Offering Period (unless the Participant’s participation in the Plan has terminated as provided in Sections 10 and 11). The Administrator may, in its sole discretion, limit or amend the nature and/or number of Contribution rate changes (including to permit, prohibit and/or limit increases and/or decreases to rate changes) that may be made by Participants during any Purchase Period or Offering Period, and may establish such other conditions or limitations as it deems appropriate for Plan administration. Any change in Contribution rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in Contribution rate earlier).
(e)    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d), a Participant’s Contributions may be decreased to zero percent (0%) by the Administrator at any time during an Offering Period (or Purchase Period, as applicable). Subject to Section 423(b)(8) of the Code and Section 3(d) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period (or Purchase Period, as applicable) scheduled to end in the following calendar year, unless the Participant’s participation in the Plan has terminated as provided in Sections 10 and 11.

(f)    Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Participants to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted or advisable under Applicable Laws, (ii) the Administrator determines that cash contributions are permissible for Participants participating in the 423 Component and/or (iii) the Participants are participating in the Non-423 Component.
(g)    At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or at any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or use any other method of withholding the Company or the Employer deems appropriate to the extent permitted by Treasury Regulations Section 1.423‑2(f).
7.    Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than 5,000 shares of Common Stock (subject to any adjustment pursuant to Section 19) and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 13 and in the subscription agreement. The Eligible Employee may accept the grant of such option with respect to any Offering Period under the Plan by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during each Purchase Period or Offering Period, as applicable. Exercise of the option will occur as provided in Section 8, unless the Participant’s participation in the Plan has terminated pursuant to Sections 10 or 11. The option will expire on the last day of the Offering Period.
8.    Exercise of Option.
(a)    Unless a Participant withdraws from the Plan as provided in Section 10 or the Participant’s participation in the Plan terminated as provided in Section 11, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account; provided, however, that for Participants participating in an Offering under the Non‑423 Component in the jurisdiction of the People’s Republic of China, the Company, in its sole discretion, may either (i) in lieu of exercising the option to purchase shares of Common Stock, settle the option in cash in an amount equal to the number of shares of Common Stock the Participant otherwise would have been able to purchase on such Exercise Date multiplied by the Fair Market Value of a share of Common Stock on such Exercise Date, less the Purchase Price that otherwise would have been required to be paid to purchase the shares of Common Stock (a “Cash Settlement”), (ii) following the exercise of the option, repurchase the shares of Common Stock purchased pursuant to the exercise of the option for cash on such Exercise Date at a per share purchase price equal to the Fair Market Value of a share of Common Stock on such Exercise Date (a “Cash Repurchase”), or (c) following the exercise of the option, deliver shares of Common Stock pursuant to such procedures as required by Applicable Laws. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, as applicable, subject to earlier termination of the Participant’s participation in the Plan as provided in Sections 10 and 11. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.
(b)    If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares of Common Stock available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares of Common Stock for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.
9.    Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or with a trustee or designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker, trustee or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions or other dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.
10.    Withdrawal.
(a)    A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (ii) following an electronic or other withdrawal procedure determined by the Administrator. The Administrator may set forth a deadline of when a withdrawal must occur to be effective prior to a given Exercise Date in accordance with policies it may approve from time to time. All of the Participant’s Contributions credited to his or her account will be paid to such Participant as soon as administratively practicable after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be terminated automatically, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.
(b)    A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
11.    Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated. Unless determined otherwise by the Administrator in a manner that, with respect to an Offering under the 423 Component, is permitted by, and compliant with, Section 423 of the Code, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company shall not be treated as terminated under the Plan; however, if a Participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Section 423 of the Code; further, no Participant will be deemed to switch from an Offering under the Non‑423 Component to an Offering under the 423

Component or vice versa unless (and then only to the extent) such switch would not cause the 423 Component or any option thereunder to fail to comply with Section 423 of the Code.
12.    Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Laws, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall, with respect to Offerings under the 423 Component, apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by Treasury Regulations Section 1.423‑2(f).
13.    Stock.
(a)    Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 2,500,000 shares of Common Stock. For the avoidance of doubt, the number of shares of Common Stock reserved for issuance under the Plan shall be reduced by any shares of Common Stock actually issued and delivered under the Plan (including Cash Repurchases), but shall not be reduced by the number of shares of Common Stock referenced for purposes of determining the amount of any Cash Settlement. The shares may be authorized, but unissued, or reacquired Common Stock.
(b)    Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.
(c)    Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or, if required under Applicable Laws, in the name of the Participant and his or her spouse.
14.    Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to delegate ministerial duties to any of the Company’s employees, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary or advisable for the administration of the Plan (including, without limitation, to adopt such procedures, sub-plans, and appendices to the enrollment agreement as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans and appendices may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan or appendix, the provisions of this Plan shall govern the operation of such sub-plan or appendix). Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan will participate in a separate Offering under the 423 Component, or if the terms would not qualify under the 423 Component, in the Non-423

Component, in either case unless such designation would cause the 423 Component to violate the requirements of Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by Treasury Regulations Section 1.423‑2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.
15.    Designation of Beneficiary.
(a)    If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.
(b)    Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(c)    All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by Treasury Regulations Section 1.423‑2(f).
16.    Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
17.    Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party, provided that, if such segregation or deposit with an independent third party is required by Applicable Laws, it will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by Treasury Regulations Section 1.423‑2(f). Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.
18.    Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.
19.    Adjustments, Dissolution, Liquidation, Merger or Change in Control.
(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share, the class and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.
(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant’s participation in the Plan has terminated as provided in Sections 10 and 11.
(c)    Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant’s participation in the Plan has terminated as provided in Sections 10 and 11.
20.    Amendment or Termination.
(a)    The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.
(b)    Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods and Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.
(c)    In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)    amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;
(ii)    altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;

(iii)    shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;
(iv)    reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and
(v)    reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period or Purchase Period.
Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.
21.    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22.    Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
23.    Section 409A. The Plan is intended to be exempt from the application of Section 409A, and, to the extent not exempt, is intended to comply with Section 409A and any ambiguities herein will be interpreted to so be exempt from, or comply with, Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Section 409A. Notwithstanding the foregoing, the Company and any of its Parent or Subsidiaries shall have no liability, responsibility, or obligation to reimburse, indemnify, or hold harmless a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Section 409A.
24.    Term of Plan. The Plan will become effective upon approval by the stockholders of the Company following its adoption by the Board (the date of such stockholder approval, the “Effective Date”). It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 20.
25.    Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
26.    Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).
27.    No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate, as applicable. Furthermore, the Company or a Subsidiary or Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.
28.    Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
29.    Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.
30.    Automatic Transfer to Low Price Offering Period. To the extent permitted by Applicable Laws, if the Fair Market Value of a share of Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of a share of Common Stock on the Enrollment Date of such Offering Period, then all Participants in such Offering Period will be withdrawn automatically from such Offering Period immediately after the exercise of their option on such Exercise Date and re‑enrolled automatically in the immediately following Offering Period as of the first day thereof at the applicable Contribution rate in effect for the Participant.
*          *          *

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the election of the following Class I directors to serve until 2022:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Samuel Chen 02 Wes Cummins

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	For	Against	Abstain
2. The approval of Telenav's 2019 Equity Incentive Plan and its material terms.	☐	☐	☐
3. The approval of Telenav's 2019 Employee Stock Purchase Plan and its material terms.	☐	☐	☐
4. The ratification of the appointment of Grant Thornton LLP as Telenav's independent registered public accounting firm for the fiscal year ending June 30, 2020.	☐	☐	☐
5. The approval of Telenav's executive compensation, on a nonbinding advisory basis.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000430389_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

TELENAV, INC.
Annual Meeting of Stockholders
November 20, 2019, 10:00 AM Pacific Standard Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Dr. HP Jin and Adeel Manzoor, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, and in the discretion of such proxies on all other matters properly brought before the meeting, all of the shares of Common Stock of TELENAV, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PST on November 20, 2019, at our headquarters at 4655 Great America Parkway, Suite 300, Santa Clara, CA 95054, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and as the proxy holder may determine in his discretion with regard to any other matter properly brought before the meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000430389_2 R1.0.1.18